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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMERGENCY MEDICAL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Class A common stock, par value $0.01 per share ("Class A common stock"), Class B common stock, par value $0.01 per share ("Class B common stock", and together with the Class A common stock, the "common stock").
(2)	Aggregate number of securities to which transaction applies:
30,473,219 shares of Class A and Class B common stock, 1,395,028 options to purchase shares of Class A common stock, 293,004 restricted shares of Class A common stock, 90,343 restricted share units and 13,724,676 exchangeable limited partnership interests of Emergency Medical Services L.P. ("LP exchangeable units").
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$64.00 per share.
	(4)	Proposed maximum aggregate value of transaction: $2,912,474,228
(5)	Total fee paid:
        $338,139
As of February 25, 2011, there were 30,420,991 shares of Class A common stock outstanding, 293,004 restricted shares of Class A common stock and 90,343 restricted share units, 52,228 shares of Class B common stock and 13,724,676 shares of Class B common stock issuable upon exchange of LP exchangeable units. The maximum aggregate value was determined based upon the sum of (A) 44,197,895 shares of common stock (which includes Class A common stock, Class B common stock, and Class B common stock issuable upon exchange of LP exchangeable units) multiplied by the $64.00 per share merger consideration; (B) 1,395,028 options to purchase shares of Class A common stock multiplied by $42.49 per share (which is the difference between the $64.00 per share merger consideration and the weighted average exercise price of $21.51 per share); and (C) $24,534,208, the amount expected to be paid to holders of restricted shares of common stock and restricted share units ((A), (B) and (C) together, the "Total Consideration"). The filing fee, calculated in accordance with Exchange Act Rule 0-11(c) and the Securities and Exchange Commission Fee Rate Advisory #5 for Fiscal Year 2011, was determined by multiplying the Total Consideration by .00011610.
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2011

6200 South Syracuse Way, Suite 200
Greenwood, Colorado 80111

April [    ], 2011

Dear Emergency Medical Services Corporation Stockholder:

        We cordially invite you to attend the special meeting of stockholders of Emergency Medical Services Corporation, a Delaware corporation, which we refer to as the Company, at             on                                         , 2011, at           a.m., local time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of February 13, 2011, which we refer to as the "merger agreement", by and among the Company, CDRT Acquisition Corporation, a Delaware corporation, which we refer to as Parent, and CDRT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub. Parent and Merger Sub were formed by Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted partnership. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, which we refer to as the "merger", with the Company continuing as the surviving corporation.

        If the merger is completed, each share of the Company's Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share (which we refer to collectively as common stock), other than as provided below, will be converted into the right to receive $64.00 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of common stock to be paid in the merger as the "merger consideration". The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law, (b) treasury shares and (c) shares held by Parent or Merger Sub.

        Our board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, has determined that the merger agreement is advisable, fair to and in the best interest of our stockholders, and recommends that you vote "FOR" the adoption of the merger agreement.

        In considering the recommendation of the board of directors, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of its stockholders generally.

        Certain affiliates of Onex Corporation, a corporation existing under the laws of Canada (which we refer to as Onex, and which affiliates we collectively refer to as the Onex Affiliates), own all of the outstanding exchangeable limited partnership units of Emergency Medical Services L.P. (which we refer to as EMS LP), and hold approximately 81.5% of the total voting power of the Company's capital stock. The Onex Affiliates have entered into an agreement with Parent, Merger Sub, the Company, EMS LP, and Onex pursuant to which they have agreed to vote in favor of the adoption of the merger agreement.

        The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement and the merger agreement carefully. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about the Company from documents we have filed with the U.S. Securities and Exchange Commission.

        Whether or not you plan to attend the special meeting, we urge you to submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope or submitting your proxy by telephone or the Internet prior to the special meeting. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of common stock using the instructions provided by your broker, bank or other nominee. If you attend the special meeting, you may vote in person by ballot even if you have already submitted a proxy by proxy card, telephone or the Internet. Such vote by ballot will revoke any proxy you previously submitted. However, if you hold your shares through a broker, bank or other nominee, you must provide a legal proxy issued by such nominee in order to vote your shares in person at the special meeting.

        Our board of directors appreciates your continuing support of the Company and urges you to support the merger.

Sincerely,

William A. Sanger
 Chairman, President and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [                                             ], 2011 and is first being mailed to stockholders on or about [                                             ], 2011.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2011

6200 South Syracuse Way, Suite 200
Greenwood, Colorado 80111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [                        ], 2011

Dear Emergency Medical Services Corporation Stockholder:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Emergency Medical Services Corporation, a Delaware corporation, which we refer to as the Company, will be held on [                                    ], 2011 at [          ] a.m., local time, at [                                    ] to:

        (1)   consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 13, 2011, as it may be amended from time to time (which we refer to as the merger agreement), by and among the Company, CDRT Acquisition Corporation, a Delaware corporation (which we refer to as Parent), and CDRT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (which we refer to as Merger Sub), attached as Annex A to the accompanying proxy statement; and

        (2)   approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Only stockholders of record of our Class A common stock, par value $0.01 per share (which we refer to as Class A common stock), Class B common stock, par value $0.01 per share (which we refer to as Class B common stock, and together with the Class A common stock, as the common stock) and our Class B Special Voting Stock, par value $0.01 per share (which we refer to as the Class B special voting share), at the close of business on March 21, 2011 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

        Only stockholders of record and their proxies are invited to attend the special meeting in person.

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the Company's outstanding common stock and the Class B special voting share, voting together as a single class of capital stock. Certain affiliates of Onex Corporation, a corporation existing under the laws of Canada (which we refer to as Onex, and which affiliates we collectively refer to as the Onex Affiliates), own all of the outstanding exchangeable limited partnership units of Emergency Medical Services L.P. (which we refer to as EMS LP), and hold approximately 81.5% of the total voting power of the Company's capital stock. The Onex Affiliates have entered into an agreement with Parent, Merger Sub, the Company, EMS LP, and Onex pursuant to which they have agreed to vote in favor of the adoption of the merger agreement.

        Whether or not you plan to attend the special meeting, we urge you to submit a proxy for your shares by completing, signing, dating and returning the proxy card as promptly as possible in the postage-paid envelope or submitting your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the special meeting, it will have the same effect as a vote against the adoption of the merger agreement for purposes of the stockholder approval, but will have no effect for purposes of any vote regarding adjournment of the special meeting. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of common stock using the instructions provided by your broker, bank or other nominee. Any stockholder attending the special meeting may vote in person by ballot even if he or she has already submitted a proxy by proxy card, telephone or the Internet. Such vote by ballot will revoke any proxy previously submitted. However, if you hold your shares through a bank or broker or other nominee, you must provide a legal proxy issued from such custodian in order to vote your shares in person at the special meeting.

        Any stockholders of the Company who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of our common stock in lieu of the per share merger consideration if the merger contemplated by the merger agreement is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and they comply with all requirements of the Delaware General Corporation Law for exercising appraisal rights, which are summarized in the accompanying proxy statement.

By Order of the Board of Directors,
Todd G. Zimmerman Secretary
[ ], 2011

        PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the documents to which we refer you in this proxy statement include statements based on estimates and assumptions that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. There are forward-looking statements throughout this proxy statement, including, under the headings "Summary Term Sheet", "Questions and Answers about the Merger and the Special Meeting", "The Merger", "The Merger—Opinion of Goldman, Sachs & Co.", "The Merger—Certain Effects of the Merger", "The Merger—Certain Projections", "The Merger—Governmental and Regulatory Approvals", and "The Merger—Litigation Related to the Merger", and in statements containing words such as "believes", "plans", "estimates", "anticipates", "intends", "continues", "contemplates", "expects", "may", "will", "could", "should" or "would" or other similar words or phrases. These statements reflect management's current views with respect to future events and are not guarantees of the underlying expected actions or our future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and prospects to materially differ from those expressed in, or implied by, these statements. These and other factors are discussed in the documents that are incorporated by reference in this proxy statement, including our annual report on Form 10-K for the fiscal year ended December 31, 2010, as amended. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

  •
  the failure to obtain stockholder approval of the merger agreement or the failure to satisfy other closing conditions, including regulatory approvals, with respect to the merger;

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

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  Parent's failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the merger;

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  risks that the proposed transaction disrupts current plans and operations, and the potential challenges for employee retention as a result of the merger;

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  business uncertainty and contractual restrictions during the pendency of the merger;

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  the diversion of management's attention from ongoing business concerns;

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  the possible effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally;

  •
  the outcome of legal proceedings instituted against the Company and/or others relating to the merger agreement;

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  the amount of the costs, fees, expenses and charges related to the merger; and

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  other risks detailed in our current filings with the SEC, including our most recent filing on Form 10-K. See "Where You Can Find More Information" beginning on page 94.

        Many of the factors that will determine our future results are beyond our ability to control or predict. We cannot guarantee any future results, levels of activity, performance or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

        You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by us or persons acting on our behalf.

i

EMERGENCY MEDICAL SERVICES CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [                                                 ], 2011

PROXY STATEMENT

        This proxy statement contains information related to a special meeting of stockholders of Emergency Medical Services Corporation which will be held at [        ] a.m., local time, on [                                ], 2011, at [                                    ] and any adjournments or postponements thereof, which we refer to as the special meeting. We are furnishing this proxy statement to stockholders of Emergency Medical Services Corporation as part of the solicitation of proxies by the Company's board of directors for use at the special meeting. This proxy statement is dated [                                 ], 2011 and is first being mailed to stockholders on or about [                                ], 2011.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the "Questions and Answers About the Merger and the Special Meeting", highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to or incorporate by reference in this proxy statement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" beginning on page 94. In this proxy statement, the terms "EMSC", the "Company", "we", "our" and "us" refer to Emergency Medical Services Corporation and its subsidiaries, unless the context requires otherwise. We refer to CDRT Acquisition Corporation as Parent, and CDRT Merger Sub, Inc. as Merger Sub. We refer to Clayton Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership, as CD&R Fund VIII. We refer to Clayton, Dubilier & Rice, LLC, a Delaware limited liability company, as CD&R. We refer to Emergency Medical Services L.P., a Delaware limited partnership, as EMS LP. We refer to Onex Corporation, a corporation existing under the laws of Canada, as Onex, and to its affiliates that own all of the exchangeable limited partnership interests of EMS LP as the Onex Affiliates. When we refer to the merger agreement, we mean the Agreement and Plan of Merger, dated as of February 13, 2011, among Parent, Merger Sub and the Company.

The Parties to the Merger (page 19)

        EMSC, a Delaware corporation headquartered in Greenwood Village, Colorado, is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc., which we refer to as AMR, the Company's medical transportation services segment, and EmCare Holdings Inc., which we refer to as EmCare, the Company's outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities. In 2010, EMSC provided services in approximately 14 million patient encounters in more than 2,000 communities nationwide.

        Parent is currently a wholly-owned subsidiary of CD&R Fund VIII, an affiliate of CD&R. Merger Sub is a wholly-owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement described below and consummating the transactions contemplated by the merger agreement. Neither Parent nor Merger Sub has engaged in any business except activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The Onex Affiliates own all of the exchangeable limited partnership interests of EMS LP, which we refer to as LP exchangeable units. These LP exchangeable units represent approximately 31.0% of the Company's total equity and approximately 81.5% of the total voting power of the Company's capital stock. The Onex Affiliates have entered into an agreement with Parent, Merger Sub, the Company, EMS LP and Onex in which they have agreed to vote all of their interests in favor of the adoption of the merger agreement.

The Merger (page 59)

        You are being asked to adopt the merger agreement. The merger agreement provides for the merger of Merger Sub with and into EMSC, which we refer to as the merger. After the merger, EMSC will continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Upon completion of the merger, EMSC will cease to be a publicly traded company, and you will cease to have any rights in EMSC as a stockholder.

        Following and as a result of the merger, Company stockholders (other than any members of our management team who may have the opportunity to invest in Parent and who choose to make this investment) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company's future earnings or growth. Shares of our Class A common stock, par value $0.01 per share, which we refer to as the Class A common stock will no longer be listed on the New York Stock Exchange, or NYSE, price quotations with respect to shares of the Class A common stock will no longer be available, and the registration of shares of the Class A common stock under the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be terminated.

Merger Consideration (page 61)

        If the merger is completed, each share of Class A common stock, and of our Class B common stock, par value $0.01 per share, which we refer to as the Class B common stock, and together with the Class A common stock, as the common stock, other than as provided below, will be cancelled and converted into the right to receive the $64.00 per share merger consideration in cash, without interest and less any withholding or other applicable taxes. We refer to this consideration per share of common stock to be paid in the merger as the merger consideration. As provided in the unitholders agreement (as defined and described below under "The Merger—Unitholders Agreement"), the holders of LP exchangeable units will exchange their LP exchangeable units for shares of Class B common stock immediately prior to the effective time of the merger. The single issued and outstanding share of EMSC's Class B special voting stock, which we refer to as the Class B special voting share, will be converted into the right to receive $1.00 in cash, without interest and less any applicable withholding taxes. The following shares of common stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law, which we refer to as the DGCL, (b) treasury shares and (c) shares held by Parent or Merger Sub.

When the Merger is Expected to be Completed (page 60)

        We currently anticipate that the merger will be completed in the second quarter of 2011. However, there can be no assurances that the merger will be completed at all or, if completed, that it will be completed in the second quarter of 2011.

 Vote Required for Adoption of the Merger Agreement (page 56)

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the Company's outstanding common stock and the Class B special voting share voting together as a single class of capital stock, at a stockholders' meeting or any adjournment or postponement thereof or acting by written consent, which we refer to as the stockholder approval. The Company does not expect to seek the stockholder approval of the merger agreement by written consent.

        The Onex Affiliates have agreed to vote their interests, which represent approximately 81.5% of the voting power of our capital stock, "FOR" the adoption of the merger agreement.

Unitholders Agreement (page 46)

        On February 13, 2011 the Onex Affiliates, as the holders of all of the LP exchangeable units, entered into a unitholders agreement, which we refer to as the unitholders agreement, with Parent, Merger Sub, EMS LP, and Onex, as trustee on behalf of the Onex Affiliates. Pursuant to the unitholders agreement, the Onex Affiliates, among other things, (i) agreed to direct the vote of their respective interests in the Class B special voting share in favor of the adoption of the merger agreement, (ii) agreed to take all actions necessary to exchange all of the LP exchangeable units into Class B common stock immediately prior to the effective time of the merger and (iii) agreed, subject to certain exceptions, not to sell, transfer or encumber the LP exchangeable units, except by exchanging the LP exchangeable units into shares of Class B common stock immediately prior to the effective time of the merger.

        The unitholders agreement will terminate upon the earliest to occur of (i) termination of the merger agreement, (ii) the effective time of the merger or (iii) the mutual written consent of Parent and the Onex Affiliates.

        No fee or other consideration is being paid to Onex or any of its affiliates by Parent, Merger Sub, the Company, CD&R or any of their affiliates in connection with the transactions contemplated by the merger agreement, other than the payment of the merger consideration to the Onex Affiliates.

The Special Meeting (page 55)

        The special meeting will be held at [                        ] on                                    , 2011 starting at [        ], local time. At the special meeting, you will be asked to, among other things, adopt the merger agreement. See "Questions and Answers About the Merger and the Special Meeting" beginning on page 13 and "The Special Meeting" beginning on page 55.

Recommendation of Our Board of Directors (page 55)

        Our board of directors unanimously:

  •
  approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger and the unitholders agreement;

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  determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger and the unitholders agreement, are fair to and in the best interests of our stockholders; and

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  resolved to recommend that the stockholders of the Company adopt the merger agreement.

        For a discussion of the material factors considered by our board of directors in making its recommendation, see "The Merger—Purpose and Reasons for the Merger; Recommendation of Our Board of Directors", beginning on page 26.

        Our board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Interests of the Company's Directors and Executive Officers in the Merger (page 47)

        In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include, among others:

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  accelerated vesting of stock options, restricted shares and restricted share units;

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  the expected ownership of equity interests in Parent or its affiliates by our executive officers and other key employees after the completion of the merger, including through the possible rollover of options currently held by them (although no agreement with management has yet been reached);

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  the anticipated establishment of an equity-based compensation plan and grants of equity awards to our executive officers and other key employees after completion of the merger (although no agreement with management has yet been reached on the terms of any new equity plan);

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  continued indemnification and directors' and officers' liability insurance applicable to the period prior to completion of the merger;

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  severance payments and benefits if a qualifying termination of employment were to occur following the completion of the merger; and

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  the assumption by the surviving corporation of the employment agreements of certain of our executive officers upon the merger closing.

        Our board of directors was aware of these interests and considered them, among other matters, prior to making their determination to recommend the adoption of the merger agreement to our stockholders.

Opinion of Goldman, Sachs & Co. (page 30)

        Goldman, Sachs & Co., which we refer to as Goldman Sachs, delivered its opinion to the Company's board of directors that, as of February 13, 2011 and based upon and subject to the factors and assumptions set forth therein, the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock (which, for purposes of the opinion, included shares of Class B common stock for which outstanding LP exchangeable units are to be exchanged prior to the effective time of the merger pursuant to the unitholders agreement) pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 13, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company's common stock or other securities should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee currently estimated to be approximately $12.95 million, $500,000 of which was payable upon execution of the merger agreement and the balance of which is payable upon completion of the merger.

        We encourage our stockholders to read Goldman Sachs' opinion carefully and in its entirety. For a further discussion of Goldman Sachs' opinion, see "The Merger—Opinion of Goldman, Sachs & Co." beginning on page 30.

Treatment of Stock Options, Restricted Shares and Restricted Share Units (page 47)

        Stock Options.    Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each unexercised option granted under our equity incentive plans that represents the right to acquire our Class A common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger shall be canceled, and the holder thereof will be entitled to receive, with respect to each such option, on the date on which the effective time of the merger occurs, an amount in cash equal to (i) the excess, if any, of (A) the $64.00 per share merger consideration over (B) the exercise price per share of Class A common stock subject to the option, multiplied by (ii) the number of shares of Class A common stock subject to the option, without interest and less any applicable withholding taxes.

        In lieu of the cashout provision described in the preceding paragraph, and if mutually agreed by Parent and the holder of any stock option, such stock option shall cease, at the effective time of the merger, to represent a right to acquire shares of Class A common stock and shall be converted at the effective time of the merger into a fully vested and exercisable option to purchase common stock of Parent, pursuant to the terms more fully described on pages 47 and 48.

        Restricted Shares and RSUs.    Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each outstanding share of restricted Class A common stock granted under our equity incentive plans, which we refer to as a restricted share, and each "phantom" or notional restricted share unit, which we refer to as an RSU, granted under our equity plans, that is outstanding immediately prior to the effective time of the merger shall be fully vested and, at the effective time of the merger, canceled and extinguished, and, in consideration thereof, the holder thereof will be entitled to receive, on the date on which the effective time of the merger occurs, with respect to each such restricted share or RSU, an amount in cash equal to $64.00, without interest and less any applicable withholding taxes.

Financing of the Merger (page 40)

        Parent has obtained an equity financing commitment from CD&R Fund VIII and Merger Sub has obtained debt financing commitments from the initial lenders (identified below under "—Debt Financing") in connection with the transactions contemplated by the merger agreement in an aggregate amount of approximately $3.2 billion. These funds, in addition to the Company's cash, are expected to be sufficient to pay merger consideration in the amount of approximately $2.9 billion to our stockholders (including holders of the LP exchangeable units, which are exchangeable into shares of Class B common stock), to repay outstanding indebtedness and to pay fees and expenses in connection with the merger, the financing arrangements and the related transactions. These equity and debt financings are subject to the satisfaction of the conditions set forth in the commitment letters pursuant to which the financings will be provided.

        We believe that the amounts committed under the commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the financing or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including financing under the commitment letters, is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a fee of $203,884,000, as described under "The Merger Agreement—Termination Fees".

        Equity Financing.    Parent has received an equity commitment letter from CD&R Fund VIII to purchase common equity securities (or other equity interests permitted by the debt commitment letter) of Parent for an aggregate purchase price up to $900 million. In the event that Parent does not require all of the equity for which CD&R Fund VIII made a commitment, the $900 million equity commitment shall be reduced accordingly. CD&R Fund VIII expects to assign a portion of its equity funding obligations to one or more co-investment vehicles, which CD&R expects to form and manage for the purposes of this transaction. In addition, Parent expects the Company's management to make an equity investment at the effective time of the merger; while there has been no agreement as to the amount of any equity interests to be acquired by the Company's management, Parent estimates that this amount is likely to be between $20 million and $35 million. Any acquisition of equity interests by the Company's management would have the effect of reducing the amount of the equity financing required to be funded by CD&R Fund VIII.

        Debt Financing.    Merger Sub has received a debt commitment letter for debt financing in an aggregate principal amount of up to $2,675 million from Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, RBC Capital Markets, UBS Loan Finance LLC, UBS Securities LLC, Citigroup Global Markets, Inc. and Natixis, comprised of a $1,375 million senior secured term loan facility (which amount may be increased by $65 million as more fully described in "The Merger—Financing of the Merger" below), a $350 million senior secured asset-based revolving credit facility, which is not currently expected to be drawn at the effective time of the merger other than with respect to the rolling or replacement of existing letters of credit, and up to $950 million of senior unsecured increasing rate loans under a senior unsecured credit facility.

        Financing Cooperation.    The Company has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to cause its and their representatives to, provide to Parent such cooperation reasonably requested by Parent and that is reasonably customary to assist Parent in obtaining debt financing in accordance with the terms of the debt commitment letter, as more fully described in "The Merger—Financing of the Merger" below. Parent has agreed to (i) reimburse the Company for its and its affiliates' documented reasonable out-of-pocket costs and expenses (including accountants' fees and reasonable attorneys' fees) incurred by the Company and its affiliates in connection with their cooperation with Parent's arrangement of financing and (ii) indemnify the Company, its subsidiaries, the Onex Affiliates, its controlled affiliates and its and their respective directors, officers, advisors and representatives, subject to certain exceptions, for any and all liabilities incurred by them in connection with the arrangement of financing and/or provision of certain information utilized in connection therewith, to the fullest extent permitted by applicable law.

Governmental and Regulatory Approvals (page 54)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission, or the FTC, and the Antitrust Division of the Department of Justice, or the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms under the HSR Act were filed with the FTC and DOJ on February 28, 2011 and the FTC granted early termination of the HSR waiting period on March 7, 2011.

        Due to the indirect change of ownership of EMCA Insurance Company, Ltd., which we refer to as EMCA Insurance, the Company's indirect subsidiary and captive insurance company, approval is also required by EMCA Insurance's domestic insurance regulator, the Cayman Islands Monetary Authority. Application for such approval was filed on February 24, 2011. The Cayman Islands Monetary Authority granted approval on March 1, 2011.

Accounting Treatment (page 43)

        The merger will be accounted for as a purchase transaction for financial accounting purposes.

Material United States Federal Income Tax Consequences (page 44)

        For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Company common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger (plus the amount, if any, of taxes withheld) and your tax basis in your shares of Company common stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

 Restrictions on Solicitations of Other Offers and Change in Recommendation (page 68)

        The Company has agreed to cease and terminate any previous discussions or negotiations with respect to any "acquisition proposal" (as defined in "The Merger Agreement—Restrictions on Solicitations of Other Offers"). Subject to certain exceptions described below, we have agreed that we will not, nor will we authorize or permit any of our subsidiaries to, and we will direct our and their representatives not to, and we will not permit our officers, directors or the Onex Affiliates to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any acquisition proposal;

  •
  engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in any of the foregoing; or

  •
  approve or recommend, or publicly propose to approve or recommend, an acquisition proposal, or enter into any confidentiality agreement, merger agreement, letter of intent or other agreement relating to an acquisition proposal (other than those confidentiality agreements described in the following paragraph) or enter into any agreement requiring the Company to fail to consummate the merger or breach its obligations under the merger agreement, or propose or agree to do any of the foregoing.

Notwithstanding the restrictions described above, if prior to obtaining the stockholder approval:

  •
  the Company receives an unsolicited written acquisition proposal from a third party that our board of directors determines in good faith to be bona fide;

  •
  such acquisition proposal did not result from a breach of the merger agreement; and

  •
  the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would be reasonably expected to result in a "superior proposal" (as defined in "The Merger Agreement—Restrictions on Solicitations of Other Offers") and that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law, then the Company may (upon written notice to Parent after any such determination by the board of directors):

  •
  enter into a confidentiality agreement in a form approved by Parent with the person making such acquisition proposal and furnish information with respect to the Company and our subsidiaries to such person; and

    •
    participate in discussions or negotiations with the person or entity making such acquisition proposal.

        In addition, neither our board of directors nor any committee thereof is permitted to (i) withdraw or modify or publicly propose to withdraw or modify its recommendation that our stockholders adopt the merger agreement, (ii) approve or recommend or publicly propose to approve or recommend an acquisition proposal or (iii) approve or recommend or publicly propose to approve or recommend, or execute any letter of intent or other agreement relating to, any acquisition proposal; except that, at any time prior to the stockholder approval, our board of directors may take such actions in certain circumstances, if it determines in good faith (after consultation with independent financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors under Delaware law (in each case subject to certain conditions as more fully described in "The Merger Agreement—Restrictions on Solicitations of Other Offers").

Conditions to the Completion of the Merger (page 77)

        The completion of the merger is subject to, among other things, the following conditions:

  •
  the stockholder approval shall have been obtained;

  •
  the waiting period (or any extension thereof) under the HSR Act shall have expired or been terminated;

  •
  the approval of the merger by the Cayman Islands Monetary Authority shall have been obtained;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the merger;

  •
  each party's respective representations and warranties in the merger agreement being true and correct as of the date of the merger agreement and as of the effective time, subject to the materiality standards described in "The Merger Agreement—Conditions to the Completion of the Merger";

  •
  each party's performance in all material respects of its obligations required to be performed or complied with by it under the merger agreement prior to the closing of the merger;

  •
  the absence of any change, event, state of facts, development or occurrence that constitutes a Company Material Adverse Effect (as defined in "The Merger Agreement—Company Material Adverse Effect Definition"); and

  •
  the compliance of the Onex Affiliates, as the holders of the LP exchangeable units, with their obligations under the unitholders agreement and the consummation of all of the transactions contemplated thereby.

Termination of the Merger Agreement (page 79)

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after receipt of the stockholder approval:

  •
  by mutual consent of the Company and Parent;

  •
  by either the Company or Parent:

  (i)
  if the merger has not been consummated on or before August 19, 2011, provided, however, that such right of termination is not available to any party if the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of the failure of the merger to be consummated on or before such date;

  (ii)
  if any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the merger is in effect and is final and nonappealable, provided, however, that such right of termination is not available to any party unless such party has complied with its obligations under the merger agreement to prevent, oppose or remove such restraint;

  (iii)
  if the stockholder approval has not been obtained at the stockholders' meeting duly convened or at any adjournment or postponement thereof; or

  (iv)
  if there is any breach or inaccuracy in any of the other party's representations or warranties set forth in the merger agreement or the other party has failed to perform any of its covenants under the merger agreement, which inaccuracy, breach or failure to perform (a) would give rise to, if occurring or continuing at the effective time of the merger, the failure of any of the terminating party's conditions to closing and (b) has not been or is not capable of being cured by such other party prior to the earlier of (x) August 19, 2011 and (y) the 60th calendar day after such other party's receipt of written notice thereof from the terminating party; provided that neither party has such right of termination if it is then in breach of any of its representations, warranties or covenants under the merger agreement which breach or failure to perform would give rise to the failure of any of the conditions to closing applicable to the other party.

  •
  by Parent:

  (i)
  if the Company's board of directors or any committee thereof withdraws, qualifies or modifies or publicly proposes to withdraw, qualify or modify in any manner its recommendation that our stockholders adopt the merger agreement;

  (ii)
  if the Company failed to include in its proxy statement, when mailed, the board of directors' recommendation that our stockholders adopt the merger agreement and a statement of the findings and conclusions of the board of directors;

  (iii)
  if, following the disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described in clause (iv) below), the board of directors has failed to reaffirm publicly its recommendation that our stockholders adopt the merger agreement within five business days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly; or

  (iv)
  if a tender or exchange offer relating to securities of the Company has been commenced and the Company has not announced, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer (each of the foregoing referred to as a triggering event);

  •
  by the Company:

  (i)
  in order to accept a superior proposal (in compliance with the terms of the merger agreement) and enter into an alternative acquisition agreement providing for such superior proposal, provided, that the Company pays the $116,505,000 break-up fee prior to or concurrently with such termination; or

  (ii)
  if, after the marketing period (as defined below in "The Merger Agreement—Financing"), (a) all of the conditions to Parent's obligation to close the transactions contemplated by merger agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger), (b) Parent has failed to consummate the merger closing by the time set forth in the merger agreement, (c) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the merger at such time and (d) the Company has given Parent written notice at least one business day prior to such termination stating the Company's intention to terminate the merger agreement and the basis for such termination.

Termination Fees (page 80)

        If the merger agreement is terminated by Parent for a triggering event as described above or by the Company to accept a superior proposal, we will be obligated to pay CD&R or its designated affiliate a break-up fee in the amount of $116,505,000, which we refer to as the break-up fee.

        If the merger agreement is terminated by the Company for either (i) Parent's uncured breach of representations or warranties or uncured failure to perform any of its covenants, which would give rise to, if continuing at the effective time of the merger, the failure of any of the conditions to the Company's obligation to close the transactions contemplated by the merger agreement (as described above) or (ii) the reasons described in the last paragraph above under "—Termination of the Merger Agreement" as a result of Parent's failure to consummate the merger as contemplated by the Merger Agreement, then Parent will be obligated to pay us a termination fee of $203,884,000, which we refer to as the termination fee.

Limitations on Remedies; Limited Guarantee (page 46)

        Parent and Merger Sub are, and subject to certain exceptions the Company is, entitled to seek an injunction, specific performance and other equitable relief to prevent breaches under the merger agreement, and to enforce specifically its terms and provisions. Upon the satisfaction of certain conditions, we will be entitled to seek specific performance to cause the equity financing to be funded to fund the merger consideration and to consummate the merger. However, while we may pursue both a grant of specific performance or other equitable remedy and the payment of the termination fee, we may not receive both a grant of specific performance of the obligation to consummate the merger and monetary damages in connection with the merger agreement or any termination thereof (including any portion of the termination fee).

        Concurrently with the execution of the merger agreement, CD&R Fund VIII entered into a limited guarantee in our favor pursuant to which it irrevocably guaranteed certain of Parent's obligations under the merger agreement, including payment of the termination fee, if and when due, and payment of certain reimbursement and indemnification obligations of Parent in connection with our cooperation with the arrangement of the financing. However, in no event will CD&R Fund VIII's liability under the limited guarantee exceed $203,884,000, the amount of the termination fee. The limited guarantee is our sole recourse against CD&R Fund VIII, its affiliates and related parties, including CD&R, for any damages we may incur in connection with the merger agreement and the transactions contemplated by the merger agreement.

Appraisal Rights (page 83)

        Under the DGCL, holders of our common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of our common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they comply with all requirements of the DGCL for exercising appraisal rights (including Section 262 of the DGCL, the text of which can be found in Annex C to this proxy statement), which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the $64.00 per share merger consideration. Any holder of our common stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement at the special meeting and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights.

Market Price of the Company's Class A Common Stock (page 91)

        The closing sales price of our Class A common stock on the NYSE on December 13, 2010, the day immediately prior to our public acknowledgment that we were reviewing strategic alternatives to enhance stockholder value, was $53.86 per share. The closing sales price of our Class A common stock on the NYSE on February 11, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, was $70.66 per share. On April 15, 2011, the most recent practicable trading date prior to the date of this proxy statement, the closing sale price of our Class A common stock on the NYSE was $63.76 per share.

Litigation Related to the Merger (page 42)

        Eleven purported shareholder class actions relating to the transactions contemplated by the merger agreement have been filed in state court in Delaware and federal and state courts in Colorado against various combinations of the Company, the members of our board of directors, CD&R, Parent, Merger Sub, Onex, Onex subsidiaries, Goldman, Sachs & Co., Bank of America Corporation and BofA Merrill Lynch, which we refer to as the Actions. The Actions consist of the following: Seven actions were filed in the Delaware Court of Chancery beginning on February 22, 2011, which have since been consolidated into one action entitled In re Emergency Medical Services Corporation Shareholder Litigation, Consolidated C.A. No. 6248-VCS. On April 4, 2011, the Delaware plaintiffs filed their consolidated class action complaint. Two actions, entitled Scott A. Halliday v. Emergency Medical Services Corporation, et al., Case No. 2011CV316 (filed on February 15, 2011), and Alma C. Howell v. William Sanger, et. al., Case No. 2011CV488 (filed on March 1, 2011), were filed in the District Court, Arapahoe County, Colorado. Two other actions, entitled Michael Wooten v. Emergency Medical Services Corporation, et al., Case No. 11-CV-00412 (filed on February 17, 2011), and Neal Greenberg v. Emergency Medical Services Corporation, et. al., Case No. 11-CV-00496 (filed on February 28, 2011), were filed in the U.S. District Court for the District of Colorado.

        The Actions generally allege that the directors of the Company, Onex and/or the Onex subsidiaries breached their fiduciary duties by, among other things: approving the transactions contemplated by the Merger Agreement, which allegedly were financially unfair to the Company and its public stockholders; agreeing to provisions in the merger agreement that will allegedly prevent the board from considering other offers; permitting the unitholders agreement and failing to require a provision in the merger agreement requiring that a majority of the public stockholders approve the transactions contemplated by the merger agreement; and/or making allegedly materially inadequate disclosures. The Actions further allege that certain defendants aided and abetted these breaches. In addition, the two actions filed in the U.S. District Court for the District of Colorado contain individual claims brought under Section 14(a) and Section 20(a) of the Exchange Act pertaining to the purported dissemination of allegedly misleading proxy materials. The Actions seek unspecified damages and equitable relief, including an injunction halting the transaction or rescission of the transaction as applicable. The Company has filed a motion to dismiss the federal claims in the Wooten action and to dismiss or stay the other claims in that case. The Company believes that all of the allegations in the Actions are without merit and intends to vigorously defend these matters.

        One of the conditions to the closing of the merger is that no law, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the merger. As such, if any one of the plaintiffs is successful in obtaining an injunction prohibiting the completion of the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

 Additional Information (page 94)

        You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission, or the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see "Where You Can Find More Information" beginning on page 94.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of EMSC. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to or incorporate by reference in this proxy statement.

        Q:    Why am I receiving these materials?

        A:    You are receiving this proxy statement and proxy card because you own shares of our common stock. Our board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting.

  The Merger and Related Transactions

        Q:    What is the proposed transaction?

        A:    The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. Under the terms of the merger agreement, if the merger agreement is adopted by the Company's stockholders and the other closing conditions under the merger agreement have been satisfied or waived (other than those which, by their nature, are satisfied upon the closing of the merger or are non-waivable), Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent. After the merger, shares of the Class A common stock will cease to be traded on the NYSE.

        Q:    What will I receive for my shares of EMSC common stock in the merger?

        A:    Upon completion of the merger, you will receive the $64.00 per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. This does not apply to (i) shares held by any of our stockholders who are entitled to and who properly exercise, and do not properly withdraw, their appraisal rights under the DGCL, (ii) treasury shares and (iii) shares held by Parent or Merger Sub. Upon the effective time of the merger, you will not own shares in EMSC or Parent.

        See "The Merger—Material United States Federal Income Tax Consequences" beginning on page 44 for a more detailed description of the U.S. tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or foreign taxes.

        Q:    What vote of the Company's stockholders is required to adopt the merger agreement?

        A:    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the Company's outstanding common stock and the Class B special voting share voting together as a single class of capital stock. A failure to vote your shares of common stock, abstention from the vote or a "broker non-vote" will have the same effect as voting "AGAINST" the adoption of the merger agreement for purposes of the stockholder approval. A "broker non-vote" occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder's shares are to be voted on the matter.

        The Onex Affiliates have agreed to vote their interests, which represent approximately 81.5% of the voting power of our capital stock, "FOR" the adoption of the merger agreement.

        Q:    How will the Company's stock options be treated in the merger?

        A:    We have agreed to take all action necessary so that each unexercised Company stock option will be fully vested and cancelled and the holder thereof will be entitled to receive, with respect to each such stock option, on the date the effective time of the merger occurs, an amount in cash equal to (i) the excess, if any, of (A) the $64.00 merger consideration over (B) the exercise price per share of Class A common stock subject to such stock option, multiplied by (ii) the number of shares of Class A common stock subject to such stock option, without interest and less any applicable withholding taxes. In lieu of the payment described in the immediately preceding sentence, if mutually agreed by Parent and any holder of Company stock options, Company stock options may be converted into fully vested and exercisable options to purchase common stock of Parent.

        Q:    How will the restricted shares be treated in the merger?

        A:    We have agreed to take all action necessary so that all outstanding restricted shares will be fully vested and cancelled. Each holder of restricted shares will receive an amount in cash equal to (i) the $64.00 merger consideration multiplied by (ii) the number of restricted shares held by the holder, without interest and less any applicable withholding taxes.

        Q:    How will the RSUs be treated in the merger?

        A:    We have agreed to take all action necessary so that all outstanding RSUs will be fully vested and cancelled. Each holder of RSUs will receive an amount in cash equal to (i) the $64.00 merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such RSUs held by such holder, without interest and less any applicable withholding taxes.

        Q:    When do you expect the merger to be completed?

        A:    We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in the second quarter of 2011. In order to complete the merger, we must obtain the stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived (to the extent such conditions are waivable). In addition, the closing date could be affected, among other things, by the marketing period for Merger Sub's debt financing. See "The Merger Agreement—Financing" beginning on page 72 and "The Merger Agreement—Effective Time; Marketing Period" on page 60. Neither we nor Parent and Merger Sub are obligated to complete the merger unless and until the closing conditions in the merger agreement have been satisfied or waived (to the extent such conditions are waivable); these conditions are described in "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 77.

        Q:    What effects will the proposed merger have on the Company?

        A:    Upon completion of the proposed merger, EMSC will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our Class A common stock and our reporting obligations with respect to our Class A common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of our Class A common stock will no longer be listed on the NYSE or any other stock exchange or quotation system.

        Q:    What happens if the merger is not completed?

        A:    If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, EMSC will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and listed for trading on the NYSE. Under specified circumstances, we may be required to pay Parent's designee a "break-up fee", or Parent may be required to pay us a "termination fee", in each case as described in "The Merger Agreement—Termination Fees" beginning on page 80.

  The Special Meeting

        Q:    Where and when is the special meeting?

        A:    The special meeting will be held on [                                    ], 2011 at [                                    ] at [            ] a.m., local time.

        Q:    What matters will be voted on at the special meeting?

        A:    You will be asked to consider and vote on the following proposals:

  •
  adoption of the merger agreement; and

  •
  approval of any motion to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Q:    Does our board of directors recommend that our stockholders vote "FOR" the adoption of the merger agreement?

        A:    Yes. After careful consideration, our board of directors, by a unanimous vote, recommends that you vote:

  •
  "FOR" the adoption of the merger agreement; and

  •
  "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        You should read "The Merger—Purpose and Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 26 for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that some of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47.

        Q:    How do the Onex Affiliates and the directors and executive officers of the Company intend to vote?

        A:    In the aggregate and as of April 7, 2011, the Onex Affiliates and the directors and executive officers of the Company hold approximately 82.5% of the total voting power of our capital stock.

        The Onex Affiliates, who as of April 7, 2011 hold approximately 81.5% of the total voting power of our capital stock, have entered into the unitholders agreement pursuant to which they have agreed with Parent to exercise all of their voting rights in favor of the adoption of the merger agreement. Our directors and executive officers, who hold approximately 1.0% of the total voting power of our capital stock, have informed us that they intend to vote all of their shares of common stock "FOR" the adoption of the merger agreement because they believe that the merger and the merger agreement are in the best interests of the Company's stockholders. None of our executive officers or directors has made a recommendation with respect to the merger other than as set forth in this proxy statement.

        Q:    Are all stockholders of the Company as of the record date entitled to vote at the special meeting?

        A:    Yes. All stockholders who own our common stock at the close of business on March 21, 2011, the record date for the special meeting, will be entitled to vote (in person or by proxy) the shares of our common stock they hold on that date at the special meeting, or any adjournments of the special meeting.

        At the close of business on March 21, 2011, the record date, 30,482,075 shares of Class A common stock (which have one vote per share) and 52,228 shares of Class B common stock (which have ten votes per share) were outstanding and entitled to vote at the special meeting. In addition, at the close of business on March 21, 2011, 13,724,676 LP exchangeable units were issued and outstanding. The LP exchangeable units are exchangeable on a one-for-one basis for shares of Class B common stock. Through the Class B special voting share, the holders of the LP exchangeable units will be able to exercise the same voting rights at the special meeting as they would have after the exchange into Class B common stock.

        Q:    What constitutes a quorum for the special meeting?

        A:    The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of our outstanding common stock and the Class B special voting share entitled to vote at the special meeting as of the close of business on the record date for the special meeting will constitute a quorum for purposes of the special meeting.

        Q:    What information do I need to attend the special meeting?

        A:    Only stockholders and their proxies may attend the special meeting. As a result, you will need an admission ticket to attend the special meeting. If you are a record stockholder who received a paper copy of this proxy statement, an admission ticket is included with the mailing and is attached to the proxy card. If you hold your shares in "street name" through a broker, bank or other nominee, or if you have received your proxy materials electronically, you may obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a voter instruction card or a bank or brokerage account statement, to us at Corporate Secretary at Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111. If you arrive at the special meeting without an admission ticket, we will admit you only if we are able to verify that you were an actual stockholder of EMSC as of the record date for the special meeting.

        Q:    What vote of the Company's stockholders is required to adjourn the special meeting for the purpose of soliciting additional proxies to adopt the merger agreement?

        A:    Adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the voting power of the Company's capital stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

        A failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

        Q:    How do I vote my shares without attending the special meeting?

        A:    If you hold shares in your name as a stockholder of record on the record date, then you received this proxy statement and a proxy card from us. You may submit a proxy for your shares by the Internet, telephone or mail without attending the special meeting. To submit a proxy by the Internet or telephone twenty-four hours a day, seven days a week, follow the instructions on the proxy card. Please be aware that if you submit a proxy over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. To submit a proxy by mail, complete, sign and date the proxy card and return it in the accompanying postage-paid envelope. The Internet and telephone proxy facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on [                                ], 2011, the day prior to the special meeting. If you hold shares in "street name" through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. You should instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions.

        With respect to stockholders submitting a proxy card, if you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Q:    How do I vote my shares in person at the special meeting?

        A:    If you hold shares in your name as a stockholder of record on the record date, you may vote those shares in person at the special meeting by giving us a signed proxy card or ballot before voting is closed. If you would like to do that, please bring proof of identification and an admission ticket with you to the special meeting. Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described above, so your vote will be counted if you later decide not to attend.

        If you hold shares in "street name" through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominee giving you the right to vote the shares and proof of identification. To obtain a signed proxy prior to the special meeting, you should contact your nominee.

        Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        A:    Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the adoption of the merger agreement for purposes of the Company stockholder approval, but will have no effect for purposes of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Q:    Can I revoke or change my vote?

        A:    Yes. If you hold your shares through a broker, bank, or other nominee, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by (i) delivering to our Corporate Secretary at 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy), (iii) submitting a later-dated proxy card or (iv) submitting a proxy again at a later time by telephone or Internet prior to the time at which the telephone and Internet proxy facilities close by following the procedures applicable to those methods of submitting a proxy.

        Q:    What does it mean if I get more than one proxy card or voting instruction form?

        A:    If your shares are registered differently and are in more than one account, you may receive more than one proxy card or voting instruction form. Please complete, sign, date and return separately all of the proxy cards and voting instruction forms you receive regarding this special meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

        Q:    Are appraisal rights available?

        A:    Yes. As a holder of common stock of the Company, you are entitled to appraisal rights under Section 262 of the DGCL if (i) you do not vote in favor of adopting the merger agreement, (ii) you deliver to us a written demand for appraisal prior to the vote at the special meeting and (iii) you satisfy certain other conditions. See "Appraisal Rights" beginning on page 83.

        Q:    Will any proxy solicitors be used in connection with the special meeting?

        A.    Yes. To assist in the solicitation of proxies, the Company has engaged Alliance Advisors, LLC.

        Q:    Who will count the votes cast at the special meeting?

        A:    A representative of our transfer agent, American Stock Transfer & Trust Company, LLC, will count the votes and act as an inspector of election. Questions regarding stock certificates or other matters pertaining to your shares may be directed to our Corporate Secretary at 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, or by telephone at (303) 495-1200.

        Q:    Should I send in my stock certificates now?

        A:    NO. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

        If you hold your shares in your name as a stockholder of record, then shortly after the merger is completed you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration in respect of your shares of our common stock. You should use the letter of transmittal to exchange your stock certificates for the merger consideration which you are entitled to receive as a result of the merger. If you hold your shares in "street name" through a broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration.

        Q:    What should I do if I have lost or misplaced my stock certificate?

        A:    You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 if you have lost your stock certificate.

        Q:    Who can help answer my other questions?

        A:    If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, you should contact Corporate Secretary in writing at Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, or by telephone at (303) 495-1200. You may also contact the Company's proxy solicitor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Email: ems@allianceadvisorsllc.com
Toll-Free: (877) 777-4575

THE PARTIES TO THE MERGER

The Company

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200
Greenwood Village, Colorado 80111
(303) 495-1200

        The Company is a Delaware corporation and is a leading provider of emergency medical services in the United States. We operate two business segments: AMR, our medical transportation services segment, and EmCare, our outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities. In 2010, we provided services in approximately 14 million patient encounters in more than 2,000 communities nationwide.

        For more information about us, please visit our website at www.emsc.net. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which we incorporate into this proxy statement by reference. See "Where You Can Find More Information" beginning on page 94.

        Our Class A common stock is publicly traded on the NYSE under the symbol "EMS".

Parent and Merger Sub

CDRT Acquisition Corporation
CDRT Merger Sub, Inc.
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, New York 10152
(212) 407-5200

        Parent is a Delaware corporation that was organized and is currently owned by CD&R Fund VIII, a private investment fund managed by CD&R. Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including the merger. Neither Parent nor Merger Sub has engaged in any business except activities incidental to their formation and in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

 THE MERGER

Background of the Merger

        Our board of directors and management have periodically reviewed and assessed strategic alternatives for the Company. During July and August 2010, various directors had informal discussions concerning the exploration of strategic and financial options and determined to invite legal and financial advisors with an existing relationship with the Company to attend the next board of directors meeting for the purpose of discussing these matters with the full board of directors. Although the Company's results of operations met expectations in the second fiscal quarter of 2010, and the Company was projecting growth in revenues and earnings over the next five years (projections prepared later in the year and used in connection with the sale process showed the Company doubling its net income by 2015 and approximately doubling its revenues during that period), the board of directors had concerns about near-term and long-term business trends that could adversely affect the Company's ability to achieve those results. In particular, the board of directors considered the following:

  •
  Uncertainty surrounding the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 that had recently been enacted and other aspects of healthcare reform, including potential changes in reimbursement policies and rates and the extent to which hospital systems and large individual hospitals that became accountable care organizations would continue to utilize outsourcing.

  •
  Uncertainty as to the ability to continue the Company's non-participating strategy with regard to managed care and insurance programs, due to the increasing resistance to such strategy by hospital systems and individual hospitals.

The board of directors also believed that the current favorable financing environment would make a recapitalization feasible and could increase the price a buyer would pay to acquire the Company, while uncertainty in the public markets as to the impact of healthcare reform could result in an increased volatility for healthcare stocks, including the Company's Class A common stock.

        On August 16, 2010, the board of directors held a meeting by telephone conference, together with the Company's financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as BofA Merrill Lynch, and Goldman Sachs, and the Company's counsel, Kaye Scholer LLP, which we refer to as Kaye Scholer, at which the board discussed a variety of strategic and financial options that could be undertaken by the Company, including a possible sale of the Company. The board of directors selected BofA Merrill Lynch and Goldman Sachs as financial advisors based on their reputation, experience and familiarity with the Company and its business. Goldman Sachs and BofA Merrill Lynch each assisted the Company in its sale process. There was no distinction between their respective roles, except that the board of directors contemplated that Goldman Sachs would deliver a fairness opinion and requested that BofA Merrill Lynch serve as a potential source of debt financing, as described below. Kaye Scholer had represented the Company in significant transactional and other matters for more than five years. The board of directors was aware that Kaye Scholer would also be acting as counsel to Onex in connection with the strategic and financial options under consideration and that Kaye Scholer was representing Onex and its other portfolio companies in a variety of matters and had done so for more than 20 years. As the board of directors considered the interest of Onex in any potential transaction to be aligned with the interests of the other stockholders, it did not view Kaye Scholer's concurrent representation of the Company and Onex as presenting a conflict of interest.

        On August 20, 2010, the board of directors held a meeting by telephone conference at which it reviewed and discussed the Company's five-year model, which had been prepared by management. On August 22, 2010, the board of directors held a meeting by telephone conference at which it reviewed a revised model that included a "high" case (the model presented at the August 20 meeting), a "base" case and a "low" case. The board of directors determined to use the base case for planning purposes going forward, as it incorporated what it believed were reasonably conservative assumptions with respect to growth in volumes, rates and margins. The board of directors also discussed a potential sale process, including the timing of inviting strategic bidders to participate, and discussed the respective merits of different transaction structures with Kaye Scholer.

        On September 15, 2010, the board of directors held a meeting at the offices of Kaye Scholer at which the Company's financial advisors discussed with the board of directors various strategic alternatives for the Company, including a leveraged recapitalization (which could involve a special dividend or stock repurchases), strategic acquisitions by the Company, a spin-off to separate the AMR and EmCare businesses and a sale of the entire Company. The board also discussed the possibility of selling the Company's AMR and EmCare units separately, but recognized that this approach could involve substantial additional tax costs. The board of directors determined to continue a review of a possible sale of the entire Company, which it believed was the strategic alternative most likely to maximize value for the Company's stockholders. The board of directors decided it would revisit other strategic alternatives discussed at the meeting only if the entire Company could not be sold at a price the board of directors believed to be in the stockholders' best interests.

        On October 14, 2010, the board of directors held a meeting by telephone conference at which it discussed the Company's financial results for the quarter ended September 30, 2010. The board of directors again discussed whether to pursue a sale of the Company, and determined that any decision with respect to a sale process should be deferred until after the Company released its financial results for that quarter.

        On November 2, 2010, the Company announced its results for the quarter and nine months ended September 30, 2010.

        On November 5, 2010, the board of directors held a meeting by telephone conference at which it discussed the potential sale process with the Company's financial advisors and authorized them to invite a group of well capitalized financial sponsors selected by the board of directors to participate in a process that would lead to their providing indications of interest in acquiring the Company. The board of directors was concerned about disclosing confidential information to potential industry competitors that might use that information to compete with the Company (whether the Company continued as a stand-alone entity or was acquired by a third party), and therefore decided not to invite potential strategic purchasers to participate in the process until after the Company received initial indications of interest and the board of directors determined to continue to pursue a sale of the Company. In addition, to enhance the confidentiality of the process by reducing the number of financial institutions involved before the board of directors determined whether to proceed with a formal sale process, the board of directors determined not to allow potential purchasers to disclose information to possible equity or debt financing sources. Rather, the board of directors requested that BofA Merrill Lynch provide potential purchasers with its preliminary views as to the possible financing for an acquisition and, if requested by qualified purchasers, to arrange and/or provide for such financing (however, potential purchasers were advised that they would not be required to use BofA Merrill Lynch financing for any transaction). Subsequent to this meeting, the Company provided its written consent to permit BofA Merrill Lynch and its affiliates to serve as a potential source of debt financing, if requested by qualified purchasers, which consent outlined certain information and communication barriers that would be put in place between BofA Merrill Lynch's financial advisory team providing services to the Company and the bank's financing teams that would be established in connection with potential financing to qualified purchasers.

        On November 15, 2010, at the direction of the board of directors, the Company's financial advisors invited nine potential purchasers that had been selected by the board of directors to participate in the sale process, and interested parties were provided with a form of non-disclosure agreement. Given the substantial commitment of management time and attention to each potential purchaser involved in the sale process in facilitating their due diligence review of the Company, the board of directors determined to focus its sale process on these financial sponsors based on their perceived interest in investments in the healthcare industry and, based on the size of their respective private equity funds, their perceived ability to fund the entire equity contribution necessary to acquire the Company.

        On November 19, 2010, the board of directors held a meeting by telephone conference, together with the Company's legal and financial advisors, at which the Company's financial advisors updated the board of directors as to the sale process. Kaye Scholer discussed various transaction structures.

        During the week of November 22, 2010, CD&R, having learned of the sale process, contacted the Company, through Goldman Sachs, to indicate its interest in participating. The board of directors concluded that CD&R would be a credible participant in the sale process. On November 23, 2010, the Company's financial advisors, at the direction of the board of directors, invited CD&R to participate in the sale process, and CD&R was provided with the form of non-disclosure agreement that had been provided to other potential purchasers.

        On November 24, 2010, Debevoise & Plimpton LLP, which we refer to as Debevoise & Plimpton, counsel to CD&R, provided comments on the proposed non-disclosure agreement to the Company's general counsel. During November 26 through 28, 2010, Kaye Scholer and Debevoise & Plimpton negotiated the form of non-disclosure agreement and it was executed by CD&R and the Company on November 28, 2010.

        On November 30, 2010 and December 1, 2010, preliminary due diligence discussions were held between the Company's management and the various potential purchasers, including a discussion with CD&R on November 30, 2010.

        On December 1 and 2, 2010, a first round process letter with invitations for submission of indications of interest was sent to potential purchasers. The letter instructed potential purchasers to base their indications of interest on a financing structure proposed by BofA Merrill Lynch. The letter stated that potential purchasers were not required to use BofA Merrill Lynch financing for an acquisition of the Company and would have the opportunity to work with other sources of financing in preparing final bids.

        On December 6, 2010, the board of directors held a meeting by telephone conference at which Mr. Sanger provided the board of directors an overview of management's meetings with various financial sponsors. A follow-up meeting of the board of directors was scheduled to consider any indications of interest received by the Company, at which neither Mr. Sanger nor other members of management of the Company would be present.

        On December 10, 2010, the board of directors held a meeting by telephone conference at which the Company's financial advisors reviewed the sale process. Nine potential bidders had signed non-disclosure agreements and seven had participated in initial meetings with Company management. On December 8, 2010, the Company received indications of interest from six potential purchasers, including CD&R. CD&R's indication of interest included a purchase price range of $60 to $63 per share. CD&R expressed a strong preference to partner with Onex or with another financial sponsor. (Onex has not had any discussions with CD&R regarding any such potential partnership.) The indications of interest received from other potential purchasers included purchase price ranges from as low as $59 per share to as high as $65 per share. The board of directors determined to continue the process with five of the six potential purchasers that submitted indications of interest. The sixth party's indicated value was not competitive with ranges of value of the other potential purchasers. At the direction of the board of directors, the Company's financial advisors informed the sixth party that its indicated value was not competitive. This party thereafter declined to revise its proposal. The board of directors also authorized the Company's financial advisors to invite three additional parties to participate in the sale process, including two financial sponsors that control portfolio companies regarded by the board of directors as potential strategic purchasers and one other potential strategic purchaser; the board of directors selected only those strategic purchasers it believed had sufficient financial resources to complete an acquisition of the Company.

        At the December 10 meeting, the board of directors also formed a special committee, which we refer to as the special committee, consisting of Robert Le Blanc (a Managing Director of Onex), James Kelly and Michael Smith. The board of directors concluded that a special committee consisting of a select group of board members who had the appropriate experience and could meet as frequently as the board believed would be necessary, often with limited advance notice, could most effectively direct the Company's financial advisors and manage the sale process, reporting to the board of directors as appropriate. Mr. Le Blanc was appointed to the special committee because of his considerable expertise in mergers and acquisitions. The board of directors believed that Onex's interests were aligned with the interests of the Company's other stockholders; Onex had advised the board of directors that Onex was not a potential purchaser of the Company, and it would not seek to receive additional or different consideration from that received by public stockholders. The board of directors also recognized that, because of Onex's ownership of approximately 81.6% of the voting power of the Company, no transaction could be completed without Onex's approval.

        Given that the special committee was formed to deal with logistics, and not because of any conflict among stockholders' interests, all board members other than Mr. Sanger were invited to participate in all meetings of the special committee, other than a meeting held on January 15, 2011 to review in detail the proposed terms of the draft merger agreement to be provided to potential purchasers and a meeting held on January 24, 2011 on short notice. The draft merger agreement had been provided to all the board members (other than Mr. Sanger) in advance of the January 15 meeting, and all members had an opportunity to comment on the draft. However, the special committee believed that a small working group would provide a more effective and efficient means of providing input to counsel on the proposed draft. With this exception and the January 24 process update meeting, other members of the board of directors (other than Mr. Sanger) participated frequently and fully in special committee meetings.

        On December 10, 2010 and December 13, 2010, at the direction of the board of directors, the Company's financial advisors contacted the additional three potential purchasers authorized by the board of directors at its December 10, 2010 meeting. Two of these potential purchasers entered into non-disclosure agreements; only one of them submitted an indication of interest and it terminated its participation in the process in January 2011.

        On December 14, 2010, the Company, in response to unusual market activity in its Class A common stock, issued a press release in which it announced that it was reviewing various strategic alternatives to enhance stockholder value. The closing sale price of the Class A common stock that day was $63.00 per share, an increase of $9.14 per share from the $53.86 closing sale price on the previous day. The closing sale price of the Class A common stock on November 12, 2010, the last trading day before the board of directors authorized the Company's financial advisors to invite potential purchasers to participate in a sale process, was $50.85 per share.

        During the weeks of December 13, 2010 and December 20, 2010, meetings were held between Company management and potential purchasers, including a meeting with CD&R on December 20, 2010.

        On December 23, 2010, the special committee held a meeting by telephone conference to review the progress of the sale process. In addition to the members of the special committee, Mr. Benson, Mr. Epstein, Dr. Iannini and Dr. Riggs participated in the meeting.

        During January 2011, numerous diligence meetings and telephone calls were held between Company management and potential purchasers, together with their respective advisors, including meetings and calls with CD&R from January 19, 2011 through January 26, 2011.

        On January 8, 2011, the special committee authorized CD&R and another bidder, which we refer to as Party A, to submit a joint bid; CD&R initially had indicated a strong preference to partner with another financial sponsor, and the special committee believed that CD&R could strengthen Party A's bid. In addition to the members of the special committee, Mr. Epstein participated in the January 8 meeting. On January 10, 2011, a form of agreement permitting that conduct was provided to CD&R and Party A; it was negotiated and signed on January 12, 2011.

        On January 14, 2011 and January 17, 2011, two of the parties that had submitted indications of interest advised the Company that they were no longer interested in submitting a bid.

        On January 15, 2011, the special committee held a meeting by telephone conference to review with Kaye Scholer a proposed form of merger agreement.

        On January 21, 2011, the three remaining potential purchasers, CD&R, Party A and another bidder, which we refer to as Party B, were provided with a proposed form of merger agreement and the related Company disclosure schedules and were instructed to provide any requested changes to those documents with their bid.

        On January 24, 2011, the special committee held a meeting by telephone conference at which it discussed recent developments in the sale process.

        On January 26, 2011, the three remaining potential purchasers were provided with a proposed form of unitholders agreement and instructed to provide any requested changes to that document with their bid.

        On January 28, 2011 and January 31, 2011, Kaye Scholer and Debevoise & Plimpton discussed some initial comments concerning the proposed form of merger agreement and possible transaction structures.

        On January 30, 2011, Party A, which was the potential purchaser that had submitted an indication of interest with $65.00 per share at the upper end of its range and had been authorized to submit a joint bid with CD&R, advised the Company, through the Company's financial advisors, that it was no longer interested in submitting a bid, either alone or jointly with CD&R.

        On January 31, 2011, the special committee held a meeting by telephone conference to review developments in the sale process, including Party A's decision not to proceed in the process. The special committee was informed that CD&R had requested permission to partner and submit a joint bid with another potential purchaser. The special committee denied that request because it believed it would negatively impact the sale process by providing information to the remaining potential purchasers as to their reduced number. In addition to the members of the special committee, Mr. Benson, Mr. Epstein, Dr. Iannini and Dr. Riggs participated in the meeting.

        After subsequent discussion with its potential debt financing sources, and weighing the likely interest of equity co-investors in the proposed transaction whose participation could be arranged after execution of a merger agreement, CD&R determined to make its bid for the Company without partnering with another financial sponsor.

        On February 4, 2011, bids were received from CD&R and Party B. The CD&R bid proposed a purchase price of $63.00 per share and was accompanied by specific proposed changes to the merger agreement and unitholders agreement, and proposed forms of limited guarantee, equity commitment letter and debt financing commitments. As anticipated and authorized by the board of directors, CD&R's debt financing commitment letters contemplated the participation of BofA Merrill Lynch and certain of its affiliates in the proposed debt financing for the merger as one of six potential debt financing sources. CD&R's proposed changes to the merger agreement contemplated a structure in which Onex entities holding more than a majority of the voting power of the Company's outstanding stock would approve the merger agreement by written consent immediately after the merger agreement was signed, which would have had the effect of eliminating the board of directors' ability to terminate the merger agreement if it were to receive a superior proposal. (See "The Merger Agreement—Change in Board Recommendation; Termination in Connection with a Superior Proposal.") That change was not acceptable to the board of directors. Party B's bid proposed a price below that offered by CD&R and included commitment letters for debt financing from multiple financing sources, including BofA Merrill Lynch.

        On February 5, 2011, Kaye Scholer and Debevoise & Plimpton had a preliminary telephone conversation concerning CD&R's mark-up of the merger agreement. Later that day, the special committee held a meeting by telephone conference, together with the Company's legal and financial advisors, at which the bids that had been received from CD&R and Party B were reviewed. The special committee directed the Company's financial advisors to seek improved terms from CD&R and Party B. In addition to the members of the special committee, Mr. Benson, Mr. Epstein, Dr. Iannini and Dr. Riggs participated in the meeting.

        Following the February 5, 2011 special committee meeting, at the direction of the special committee, the Company's financial advisors held discussions with CD&R and Party B to seek improvements to the terms and conditions of their bids. On February 7, 2011, CD&R advised the Company's financial advisors that it was prepared to improve its bid to $63.75 per share and provide for a break-up fee and reverse termination fee each equal to 5% of transaction equity value.

        On February 6, 2011, Kaye Scholer and Debevoise & Plimpton discussed the transaction structure and other aspects of the proposed merger agreement. Debevoise & Plimpton conveyed CD&R's view that the Onex Affiliates should commit to vote in favor of the adoption of the merger agreement, unless the merger agreement was terminated to accept a superior proposal prior to receipt of stockholder approval.

        On February 7, 2011, the board of directors held a meeting, together with the Company's legal and financial advisors, for an update as to the bids that had been received from CD&R and Party B and subsequent conversations with such bidders. Goldman Sachs also presented a preliminary financial analysis of the proposed merger consideration. The board of directors discussed the bids and financial analysis and whether to proceed with a transaction at a price that was likely to be below the then current market price of the Class A common stock. The board of directors concluded that, if the sale process were terminated without a transaction, the market price of the Class A common stock, which had risen following deal-related speculation, would decline to substantially below the levels reached during the sale process and would not be likely to rise again to reach the purchase price offered by CD&R for a significant period of time. The board of directors instructed the Company's financial advisors to inform each of CD&R and Party B as to the improvements in its bid that would be required before the board of directors would be prepared to authorize final negotiation of a proposed transaction.

        The closing sale price of the Class A common stock during the period from August 2010 through November 12, 2010, the last trading day before the board of directors authorized the Company's financial advisors to invite potential purchasers to participate in a sale process, generally had been in the low $50's per share. In the six trading days before the Company issued a press release on December 14, 2010 stating that the Company was reviewing strategic alternatives, the closing sale price ranged from $53.14 per share on December 6, 2010 to $54.91 per share on December 8, 2010, with a closing sale price of $53.86 per share on December 13, 2010; the closing sale price of the Class A common stock on December 14, 2010 increased $9.14 per share from the prior day's close. The members of the board of directors were generally aware of reports issued by equities research analysts in November and December 2010, prior to December 14, 2010, with price targets up to $74.00 per share, and on December 14, 2010 and thereafter, with price targets (including sale price targets) up to $80.00 per share, in each case for periods that ranged from 12 to 18 months.

        Following the board of directors' meeting on February 7, 2011, at the direction of the board of directors the Company's financial advisors communicated to CD&R the board's proposed purchase price of $65.00 per share, a break-up fee equal to 2% of transaction equity value and a reverse termination fee equal to 10% of transaction equity value. CD&R was unwilling to increase its proposed purchase price, but proposed a break-up fee equal to 4.5% of transaction equity value and a reverse termination fee equal to 5.5% of transaction equity value.

        On February 8, 2011, at the direction of the board of directors the Company's financial advisors communicated to CD&R the board of directors' proposal of a purchase price of $64.50 per share, a break-up fee equal to 4% of transaction equity value and a reverse termination fee equal to 7% of transaction equity value. CD&R agreed to increase the proposed purchase price to $64.00 per share and accepted the break-up fee and reverse termination fee proposed by the board of directors. At the direction of the board of directors, the Company's financial advisors contacted Party B to advise Party B that it needed to raise its proposed purchase price to be competitive. Party B increased its proposed price; however, the increased purchase price remained below that offered by CD&R. At the direction of the board of directors, Party B was advised by the Company's financial advisors that, absent an increased bid by Party B, the Company would be sold to another bidder. Party B stated that it was unwilling to increase its price and there was no further contact with Party B.

        On February 9, 2011, Kaye Scholer provided revised drafts of the merger agreement and other transaction documents to Debevoise & Plimpton. Commencing that evening, Kaye Scholer and Debevoise & Plimpton negotiated the proposed merger agreement and other transaction documents. On February 12, 2011, Kaye Scholer and Debevoise & Plimpton agreed upon proposed execution forms of the merger agreement and other transaction documents.

        On February 13, 2011, the board of directors held a meeting by telephone conference, together with the Company's legal and financial advisors, at which the proposed merger agreement and other transaction documents were reviewed. At the meeting, Goldman Sachs gave a presentation to the board of directors on its financial analyses of the merger consideration. At the end of its presentation, and at the request of the board of directors, Goldman Sachs then orally rendered its opinion to the board of directors (subsequently confirmed in writing) that, as of such date and based upon and subject to the factors and assumptions set forth in the written opinion, the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock (which, for purposes of the opinion, included Class B common stock for which outstanding LP exchangeable units are to be exchanged prior to the effective time of the merger pursuant to the unitholders agreement) pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the opinion of Goldman Sachs, dated February 13, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations of the review undertaken by Goldman Sachs in connection with such opinion, is attached hereto as Annex B. Following discussions and the presentation by Goldman Sachs, the board of directors approved, and authorized the execution and delivery of, the merger agreement and other transaction documents in the forms presented to the board of directors. The merger agreement and other transaction documents were executed and delivered by the parties later the same day.

        On February 14, 2011, the Company issued a press release announcing the proposed merger.

Purpose and Reasons for the Merger; Recommendation of Our Board of Directors

        The purpose of the merger is to enable the Company's stockholders to realize the value of their investment in the Company through their receipt of the $64.00 per share merger consideration in cash, without interest. The board of directors believes that the current interest in healthcare companies and robust acquisition finance market result in a favorable environment in which to pursue a sale; the $64.00 per share merger consideration is in excess of the highest price at which the Class A common stock ever traded prior to December 14, 2010, the date on which the Company announced that it was reviewing various strategic alternatives to enhance stockholder value. The board of directors also considered separate sales of the Company's AMR and EmCare businesses, but determined that such a transaction would result in tax costs that are not applicable to a sale of the entire Company in a single transaction.

        Our board of directors, with the assistance of the Company's legal and financial advisors, evaluated the proposed merger, including the terms and conditions of the merger agreement. At a meeting on February 13, 2010, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger and the unitholders agreement, are in the best interests of the Company and our stockholders, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable in all respects, (iii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of our stockholders, (iv) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the unitholders agreement, upon the terms and conditions contained in the merger agreement, and (v) determined to recommend that the Company's stockholders vote to adopt the merger agreement.

        The members of the board of directors were generally aware that equities research analysts had issued reports during the period from November 1, 2010 through December 14, 2010 (the date the Company announced that it was exploring strategic alternatives) with price targets of up to $74.00 per share over periods that ranged from twelve to eighteen months; they were also generally aware that the equity analyst reports issued after December 14, 2010 had target sale prices in excess of $64.00 per share. The board of directors reviewed the Company's prospects and the near-term and long-term business trends that could affect the Company's ability to achieve its projected results. The board of directors concluded that the merger, at the price of $64.00 per share, is in the best interests of the Company's stockholders; the board of directors did not consider equities research analysts' trading price targets or sale price targets to be of significance in the board's analysis.

        In the course of reaching its determination and recommendation, our board of directors considered the following factors as being generally positive or favorable, each of which our board of directors believed supported its determinations and recommendations:

  •
  the opinion, dated February 13, 2011, of Goldman Sachs to our board of directors to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the $64.00 per share in cash to be paid to the holders of outstanding shares of common stock (which, for purposes of the opinion, included shares of Class B common stock for which outstanding LP exchangeable units are to be exchanged prior to the effective time of the merger pursuant to the unitholders agreement) pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in "—Opinion of Goldman, Sachs & Co." beginning on page 30;

  •
  the fact that the merger consideration is all cash, allowing the stockholders to immediately realize a certain value for all shares of their common stock;

  •
  the fact that Parent and Merger Sub had obtained committed equity and debt financing for the transaction, the limited number and nature of the conditions to the equity and debt financing, and the obligation of Parent to use its reasonable best efforts to obtain the debt financing and, if Parent fails to complete the merger under certain circumstances, to pay the Company a termination fee of $203,884,000 (equal to approximately 7.0% of the equity value of the transaction);

  •
  the limited guarantee of CD&R Fund VIII of up to $203,884,000, in the Company's favor with respect to the payment by Parent of certain of its payment obligations under the merger agreement;

  •
  the inclusion in the merger agreement of provisions allowing the Company's board of directors, under certain circumstances, to provide information to, and participate in discussions and negotiations with, third parties regarding unsolicited acquisition proposals after the date the merger agreement was entered into, as well as the Company's ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying a break-up fee of $116,505,000 (equal to approximately 4.0% of the equity value of the transaction); recognizing that, as a result of the commitment by the Onex Affiliates in the unitholders agreement to vote in favor of the adoption of the merger agreement (which CD&R insisted upon as a condition of its bid), stockholder approval would be obtained at the special meeting unless the merger agreement is terminated in order to accept a superior proposal prior to the special meeting;

  •
  the other terms and conditions of the merger agreement, described under "The Merger Agreement" beginning on page 59 of this proxy statement, which the board of directors, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant;

  •
  the sale process conducted by the Company's board of directors, with the assistance of the Company's financial advisors, did not result in any proposals to acquire the Company at a price higher than $64.00 per share;

  •
  the likelihood, considering CD&R's reputation, proven experience in completing similar transactions, and financial and capital resources, that the merger would be completed, and completed in a reasonably prompt time frame;

  •
  the possible alternatives to a sale, including maintaining the status quo, which alternatives our board of directors determined were less favorable to our stockholders than the merger given the potential risks, rewards and uncertainties associated with those alternatives;

  •
  the possibility that if the sale process were terminated without a transaction, the market price of shares of our Class A common stock would decline substantially and it could take a considerable period of time before the market price would thereafter sustain at least the merger consideration of $64.00 per share, as adjusted for present value, and the possibility that such value might never be obtained because of the risks and uncertainties in any business (the members of the board of directors were generally aware of reports issued by equities research analysts in November and December 2010, prior to December 14, 2010, with price targets up to $74.00 per share, and on December 14, 2010 and thereafter, with price targets (including sale price targets) up to $80.00 per share, in each case for periods that ranged from 12 to 18 months); the closing sale price of the Class A common stock on February 11, 2011 was $70.66 per share;

  •
  recent volatility in the markets and the trading price of our Class A common stock;

  •
  the fact that all of our stockholders, including the stockholder that controls a majority of the Company's voting power, will receive the same consideration per share of common stock, regardless of the class of capital stock; and

  •
  the availability of appraisal rights to the stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the merger consideration.

        The board of directors did not believe that the Company's current financial situation or near-term future prospects indicated a need to sell the Company. However, it believed that the proposed merger is fair to and in the best interests of all of the Company's stockholders, including those not affiliated with Onex, for the foregoing reasons.

        In the course of reaching its determinations and recommendations, our board of directors also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

  •
  the stockholders will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations;

  •
  the possibility that Parent will be unable to obtain all or a portion of the financing for the merger and related transactions, including the debt financing proceeds contemplated by the commitment letter it received from the initial lenders;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention and the potential effect on our business and our relationships with customers;

  •
  the requirement that we pay a break-up fee of $116,505,000 if we enter into a definitive agreement related to a superior proposal or the merger agreement is terminated under certain other circumstances;

  •
  even for a breach by Parent or Merger Sub that is deliberate or willful, the Company would be limited to $203,884,000 that is payable in certain circumstances, which payment is guaranteed by CD&R Fund VIII;

  •
  the fact that an all cash transaction would be taxable to the stockholders that are U.S. persons for U.S. federal income tax purposes;

  •
  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

  •
  the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders.

        In addition, our board of directors was aware of and considered the interests that certain of our directors and executive officers have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company, as described in "—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 47.

        In the course of reaching its determination and recommendation regarding the fairness of the merger to the stockholders of the Company and its decision to recommend that the stockholders adopt the merger agreement, the board of directors considered financial analyses presented by Goldman Sachs to the board of directors on February 13, 2011 concerning EMSC, which analyses are summarized below under "—Opinion of Goldman, Sachs & Co."

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors in evaluating the merger agreement and the merger, our board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The board of directors' determinations and recommendations described above were based upon the totality of the information considered.

        Our board of directors recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of Goldman, Sachs & Co.

        Goldman Sachs rendered its opinion to the Company's board of directors that, as of February 13, 2011 and based upon and subject to the factors and assumptions set forth therein, the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock (which, for purposes of the opinion and this section of the proxy statement, included shares of Class B common stock for which outstanding LP exchangeable units are to be exchanged prior to the effective time of the merger pursuant to the unitholders agreement) pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 13, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company's common stock or other securities should vote with respect to the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2009;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

  •
  certain other communications from the Company to its stockholders;

  •
  certain publicly available research analyst reports for the Company; and

  •
  certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs' use by the Company, which we refer to as the "Forecasts." For more information on the Forecasts, please see "The Merger—Certain Projections."

        Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Class A common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the outsourced emergency medical services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it and it does not assume any responsibility for any such information. In that regard, Goldman Sachs assumed with the consent of the board of directors of the Company that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries furnished to Goldman Sachs. For the purpose of rendering its opinion, Goldman Sachs treated the LP exchangeable units and the Class B common stock as equivalent to the Class A common stock from a financial point of view. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, without limitation, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons, in connection with the merger, whether relative to the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the Company's board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of common stock or other securities should vote with respect to such merger or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 11, 2011 and is not necessarily indicative of current market conditions.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the outsourced medical services industry:

    Selected Hospital Outsourcing Companies

    •
    IPC The Hospitalist Company, Inc.;

    •
    Team Health Holdings, Inc.; and

    •
    Mednax, Inc.

    Selected Ambulance Response Services Companies

    •
    Rural/Metro Corporation; and

    •
    Air Methods Corporation.

        Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

        Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies based on financial data as of February 11, 2011, information it obtained from SEC filings (including the most recent publicly available balance sheets for the selected companies), IBES estimates and other Wall Street research. The multiples and ratios for the Company were based on the Company's balance sheet as of December 31, 2010 provided by the Company's management, information obtained from SEC filings, IBES estimates and other Wall Street research, and calculated using both the Class A common stock closing share price on February 11, 2011 and December 13, 2010 (the "Undisturbed Date"), the trading day immediately prior to the Company's announcement stating that it was considering strategic alternatives. With respect to the selected companies and the Company, Goldman Sachs calculated:

  •
  enterprise value, or EV, which is the market value of common equity plus the book value of debt and equivalents less cash and equivalents, as a multiple of estimated 2011 earnings before interest, taxes, depreciation and amortization, or EBITDA; and

  •
  price as a multiple of estimated 2011 earnings per share, or EPS.

        For purposes of this analysis, EBITDA of the Company represents net income before equity in earnings of unconsolidated subsidiary, income tax expense, loss on early debt extinguishment, interest and other income, realized gain on investments, interest expense, and depreciation and amortization, or Adjusted EBITDA (as used in the Company's SEC filings, IBES estimates and Wall Street research referenced above as well as "—Certain Projections" below).

        The multiples observed for each of the selected companies are as follows:

Multiples
	2011E EV/EBITDA	2011E Price/EPS
Selected Hospital Outsourcing Companies
IPC The Hospitalist Company, Inc.	11.8x	21.9x
Team Health Holdings, Inc.	9.4x	15.8x
Mednax, Inc.	8.3x	14.2x
Selected Ambulance Response Services Companies
Rural/Metro Corporation	8.1x	18.7x
Air Methods Corporation	7.4x	16.1x

The results of these analyses are summarized as follows:

	Selected Hospital Outsourcing Companies		Selected Ambulance Response Services Companies		The Company
					As of 12/13/10	As of 02/11/11
Multiple	Range	Median	Range	Median
2011E EV/EBITDA	8.3x-11.8x	9.4x	7.4x-8.1x	7.7x	7.1x	9.4x
2011E Price/EPS	14.2x-21.9x	15.8x	16.1x-18.7x	17.4x	14.4x	18.9x

        This analysis was undertaken in order to assist Goldman Sachs and the Company's board of directors in understanding how the various companies within the Hospital Outsourcing or Ambulance Response Services industries were then currently trading with respect to certain commonly used financial metrics and in understanding if the shares of the Company were trading at a relative premium or discount to such companies.

        Illustrative Discounted Cash Flow Analysis.    Goldman Sachs performed an illustrative discounted cash flow analysis on the Company using the Forecasts prepared by the Company's management in January 2011. Goldman Sachs calculated indications of net present value of free cash flows for the Company for the years 2011 through 2014 using discount rates ranging from 9.5% to 10.5%, reflecting estimates of the Company's weighted average cost of capital. In deriving discount rates ranging from 9.5% to 10.5% for the purposes of this analysis, Goldman Sachs utilized the capital asset pricing model, which took into account certain financial metrics, including betas for the Company and selected companies which exhibited similar business characteristics to the Company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then calculated illustrative terminal values in the year 2015 based on perpetuity growth rates of free cash flow ranging from 1.5% to 2.5% and discount rates ranging from 9.5% to 10.5%, which implied terminal value Adjusted EBITDA multiples ranging from 6.4x to 8.3x based on estimated 2015 Adjusted EBITDA. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term growth of gross domestic product and inflation. Goldman Sachs also cross-checked such estimates of perpetuity growth rates against the range of Adjusted EBITDA multiples of 6.4x to 8.3x that are implied by such growth rates and the range of discount rates to be applied to the Company's future unlevered cash flow forecasts. Goldman Sachs then added the present values of the free cash flows for the years 2011 through 2014 to the present value of the illustrative terminal value, in each case discounted to December 31, 2010 using a mid-year convention and, at the instruction of the Company's management, a 38.5% marginal tax rate. In the Illustrative Discounted Cash Flow Analysis described in this paragraph, unlevered free cash flow was calculated using the Forecasts. Unlevered free cash flow represents the Company's projected Adjusted EBITDA, minus taxes (calculated by multiplying the tax rate contained in the Forecasts by the Company's projected EBITA), minus projected capital expenditures, minus the projected increase in net working capital, minus certain adjustments to the Company's insurance collateral, minus acquisition expenses, plus depreciation and plus certain insurance accruals. Stock-based compensation expense was treated as a cash expense for purposes of calculating unlevered free cash flow. This analysis resulted in a range of illustrative per share indications from $55.49 to $72.16.

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the outsourced emergency medical services industry since December 2004:

  •
  Virtual Radiologic Corp.'s acquisition of NightHawk Radiology Holdings, Inc. announced in September 2010;

  •
  Bain Capital's acquisition of Air Medical Group Holdings announced in August 2010;

  •
  Leonard Green & Partners L.P.'s acquisition of Prospect Medical Holdings, Inc. announced in August 2010;

  •
  Vestar Capital Partners' acquisition of Health Grades, Inc. announced July 2010;

  •
  Providence Equity Partners' acquisition of Virtual Radiologic Corp. announced in May 2010;

  •
  TPG Capital, Carlyle Group and The Blackstone Group's acquisition of Healthscope Ltd. announced in May 2010;

  •
  Hellman & Friedman's acquisition of Sheridan Healthcare, Inc. announced in May 2007;

  •
  The Blackstone Group's acquisition of Team Health Holdings, Inc. announced in October 2005; and

  •
  Onex Partners LP's acquisition of AMR and EmCare announced in December 2004.

        For each of the selected transactions, Goldman Sachs calculated and compared enterprise value as a multiple of latest twelve months EBITDA, using publicly available data, and then calculated the median of these multiple values for all of the selected transactions. While none of the companies that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company's results, market size and product profile.

        The multiples observed for each of the selected transactions are as follows:

Selected Transactions (Acquiror / Target)	Enterprise Value as a Multiple of LTM EBITDA
Virtual Radiologic Corp. / NightHawk Radiology Holdings, Inc.	6.9x
Bain Capital / Air Medical Group Holdings	*
Leonard Green & Partners L.P.'s / Prospect Medical Holdings, Inc.	6.2x
Vestar Capital Partners / Health Grades, Inc.	8.2x
Providence Equity Partners / Virtual Radiologic Corp.	8.3x
TPG Capital, Carlyle Group and The Blackstone Group / Healthscope Ltd.	7.6x
Hellman & Friedman / Sheridan Healthcare, Inc.	*
The Blackstone Group / Team Health Holdings, Inc.	8.9x
Onex Partners LP / AMR and EmCare	5.8x

*
Information not used or presented in this analysis because the information was not publicly available.

        The following table presents the results of this analysis:

Selected Transactions
Proposed Transaction
Enterprise Value as a Multiple of:	Range	Median
LTM EBITDA	5.8x-8.9x	7.6x	9.7x(1)

(1)
Based on reported fiscal year 2010 Adjusted EBITDA.

        This analysis was undertaken in order to assist Goldman Sachs and the Company's board of directors in understanding how the EV/LTM EBITDA multiples for the various selected transactions compared with the same multiple implied by the proposed transaction.

        Illustrative Present Value of Future Share Price Analysis.    Goldman Sachs performed an illustrative analysis of the implied present value of the Company's future price per share of Class A common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future earnings and its assumed price to future earnings per share multiple. For this analysis, Goldman Sachs used certain financial information from the Forecasts prepared by the Company's management in January 2011 for each of the fiscal years 2011 to 2014. Goldman Sachs first calculated the implied values per share of Class A common stock for each of the fiscal years 2011 to 2014, by applying price to forward earnings per share multiples of 14.4x, based on the closing trading price per share of Class A common stock on the Undisturbed Date, and 16.5x, based on historical one-year average forward earnings per share multiples for the Company, to estimated earnings per share of Class A common stock for each of the fiscal years 2011 to 2014, and then discounted those values back to December 31, 2010, using illustrative discount rates of 10.5% and 11.5%, reflecting estimates of the Company's cost of equity. In deriving discount rates ranging from 10.5% to 11.5% for the purposes of this analysis, Goldman Sachs utilized the capital asset pricing model, which took into account certain financial metrics, including betas for the Company and selected companies which exhibited similar business characteristics to the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Class A common stock of $52.45 to $67.17.

        Goldman Sachs also calculated the implied values per share of Class A common stock for each of the fiscal years 2011 to 2014, by applying forward Adjusted EBITDA multiples of 7.1x, based on the closing trading price per share of Class A common stock on the Undisturbed Date, and 7.5x, based on historical one-year average forward Adjusted EBITDA multiples for the Company, to estimates of the applicable forward Adjusted EBITDA for each of the fiscal years 2011 to 2014, and then discounted those values back to December 31, 2010, using illustrative discount rates of 10.5% and 11.5%, reflecting estimates of the Company's cost of equity. This analysis resulted in a range of implied present values per share of Class A common stock of $55.63 to $66.35.

        Illustrative Leveraged Buyout Analysis.    Goldman Sachs performed an illustrative leveraged buyout analysis using the Forecasts prepared by the Company's management in January 2011 and publicly available historical information. In performing the illustrative leveraged buyout analysis, Goldman Sachs assumed (i) a purchase price per share of common stock of $64.00 in cash; (ii) a pro forma debt to financeable pro forma 2010 Adjusted EBITDA ratio of 6.7x; (iii) the retirement of certain debt of the Company; and (iv) debt financing of approximately $2.3 billion. For purpose of this analysis, financeable pro forma 2010 Adjusted EBITDA provided by Company management and used by Goldman Sachs is calculated by adding back annualized results from acquisitions completed in 2010 and pending acquisitions and stock based compensation expense to Adjusted EBITDA. Based on a range of illustrative one year forward exit Adjusted EBITDA multiples of 7.1x to 7.5x (as described above) and a range of pro forma leverage of 6.5x to 6.75x for the assumed exit at the end of 2014, which reflect illustrative implied prices at which a hypothetical financial buyer might exit its investment through a sale transaction, this analysis resulted in illustrative internal rate of equity returns to a hypothetical financial buyer ranging from 18.1% to 22.6%.

        General.    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated merger.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Company's board of directors as to the fairness from a financial point of view of the $64.00 per share of common stock in cash to be paid to the holders of outstanding shares of common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between the Company and Parent and was approved by the Company's board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion to the Company's board of directors was one of many factors taken into consideration by the Company's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, Parent and any of their respective affiliates or third parties, including Onex, CD&R and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the merger for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has also provided certain investment banking services to the Company and its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of 9,200,000 shares of Class A common stock in August 2009 and as joint bookrunner with respect to a public offering of 9,200,000 shares of Class A common stock in November 2009. Goldman Sachs also provided certain investment banking services to Onex and its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as dealer-manager with respect to a tender offer for outstanding debt securities of Hawker Beechcraft Acquisition Company, LLC, a portfolio company of Onex (aggregate principal amount $275,000,000), in May 2009; as joint lead arranger with respect to a term loan financing of Hawker Beechcraft Acquisition Company, LLC (aggregate principal amount $200,000,000) in November 2009; as joint bookrunner with respect to the issuance of senior notes of SITEL, LLC, a portfolio company of Onex (aggregate principal amount $300,000,000), in March 2010; and as financial advisor to the Special Committee of the board of directors of Res-Care, Inc., an affiliate of Onex, with respect to Onex's acquisition of the shares of Res-Care, Inc.'s common stock that Onex did not already own, in December 2010. Goldman Sachs also provided certain investment banking services to CD&R and its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to an offering by Hertz Global Holdings, Inc., a portfolio company of CD&R, of its 5.250% Convertible Senior Notes due 2014

(aggregate principal amount $450,000,000) and with respect to a public offering of 46,000,000 shares of common stock of Hertz Global Holdings, Inc. in May 2009; as joint bookrunner with respect to an offering by Graphic Packaging Holding Company, a portfolio company of CD&R, of its 9.50% Senior Notes due 2017 (aggregate principal amount $245,000,000) in June 2009; as joint bookrunner with respect to an offering by Diversey, Inc. (formerly named JohnsonDiversey, Inc.), a portfolio company of CD&R, of its 10.50% Senior Unsecured Notes due 2020 (aggregate principal amount $250,000,000) and its 8.250% Senior Notes due 2019 (aggregate principal amount $400,000,000) in November 2009; and as joint bookrunner with respect to an offering by Graphic Packaging Holding Company of its 7.875% Notes due 2018 (aggregate principal amount $250,000,000) in September 2010. Goldman Sachs may also in the future provide investment banking services to the Company, Onex, CD&R, Parent, their respective affiliates, and portfolio companies of Onex and CD&R, for which its Investment Banking Division may receive compensation. During the two years prior to February 13, 2011 (the date on which Goldman Sachs delivered its opinion to the Company's board of directors), CD&R and certain of its affiliates and portfolio companies paid the Investment Banking Division of Goldman Sachs for investment banking services fees that are in the aggregate in excess of the fee that Goldman Sachs is expected to receive in connection with its services as the Company's financial advisor with respect to the merger (described below). Affiliates of Goldman Sachs also may have co-invested with Onex, CD&R and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Onex and CD&R from time to time and may do so in the future. Certain funds managed by Goldman Sachs affiliates (the "GS Managed Funds") own an approximately 1.8% interest in CD&R Fund VIII and, in connection with the proposed merger, it is expected that existing CD&R Fund VIII investors, including the GS Managed Funds, will make mandatory capital contributions to the fund on a pro rata basis. Affiliates of Goldman Sachs and employees of Goldman Sachs and its affiliates hold certain of the equity interests of the GS Managed Funds (resulting in such affiliates and employees of Goldman Sachs and its affiliates holding interests totaling less than 0.1% in CD&R Fund VIII).

        The board of directors of the Company selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated December 14, 2010, the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated merger. Pursuant to the terms of this engagement letter, the Company has agreed to pay Goldman Sachs a transaction fee currently estimated to be approximately $12.95 million, $500,000 of which was payable upon execution of the merger agreement and the balance of which is payable upon completion of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        As further discussed above (see "—Background of the Merger"), the Company retained BofA Merrill Lynch as one of its financial advisors in connection with the merger. Given that BofA Merrill Lynch and certain of its affiliates had been requested by the Company to offer (and, if requested by qualified purchasers, to arrange and/or provide for), and ultimately participated in, the debt financing for the merger, BofA Merrill Lynch was not requested to, and it did not, deliver an opinion in connection with the merger.

        In connection with BofA Merrill Lynch's services as the Company's financial advisor, the Company has agreed to pay BofA Merrill Lynch an aggregate fee currently estimated to be approximately $12.95 million, $500,000 of which was payable upon execution of the merger agreement and the balance of which is payable upon completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its reasonable expenses, including fees and disbursements of BofA Merrill Lynch's counsel, incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against certain liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch's engagement. BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of business, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, CD&R, Onex and certain of their respective affiliates and/or portfolio companies. BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company, CD&R, Onex and/or certain of their respective affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services. During the two years prior to February 13, 2011 (the date on which the board of directors approved the merger), CD&R and certain of its portfolio companies paid BofA Merrill Lynch for certain investment banking and commercial banking services fees that are in the aggregate in excess of the fee payable to BofA Merrill Lynch in connection with its services as the Company's financial advisor with respect to the merger (described above).

        BofA Merrill Lynch has agreed to act as an arranger for, and Bank of America, N.A. has committed to provide 15% of, the aggregate debt financing to be obtained by Merger Sub at the closing of the merger, subject to specified conditions as set forth under "—Financing of the Merger—Debt Financing." In connection with arranging and providing such debt financing, BofA Merrill Lynch and Bank of America, N.A. expect to receive an aggregate fee of approximately $11.8 million, which fee may be increased to up to approximately $17.25 million depending on, among other factors, the total debt amount and success of the syndication of certain debt facilities.

Certain Effects of the Merger

        If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or waived and the merger is consummated as contemplated by the merger agreement, Merger Sub will be merged with and into EMSC with EMSC continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

        Following the merger, the entire equity in the surviving corporation will be indirectly owned by CD&R Fund VIII, certain CD&R-sponsored co-investment vehicles, and any members of management and other key employees of EMSC who make an indirect investment in EMSC. If the merger is completed, such parties will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting EMSC following the merger. Similarly, such parties will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under "—Financing of the Merger".

        In connection with the merger, certain members of the Company's management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of our stockholders generally, as described in more detail under "—Interests of the Company's Directors and Executive Officers in the Merger". The incremental benefits may include, among others, continuing as executive officers or key employees of the surviving corporation, the receipt of equity interests of Parent and entry into new employment arrangements with the surviving corporation or its affiliates.

        Our Class A common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "EMS". As a result of the merger, EMSC will be a privately-held corporation, and there will be no public market for its common stock. After the merger, our Class A common stock will cease to be quoted on the NYSE and price quotations with respect to sales of shares of Class A common stock in the public market will no longer be available. In addition, registration of our Class A common stock under the Exchange Act is expected to be terminated.

        At the effective time of the merger, the directors of Merger Sub will become the directors of the surviving corporation and the current officers of EMSC will become the officers of the surviving corporation. The certificate of incorporation and by-laws of EMSC will be amended as a result of the merger to be the same as those of Merger Sub immediately prior to the effective time of the merger, except that the name of the corporation will not be amended, so that the name of the surviving corporation will be "Emergency Medical Services Corporation". The certificate of incorporation and by-laws of EMSC as so amended will be the certificate of incorporation and by-laws of the surviving corporation.

  Effects on the Company if the Merger is Not Completed

        If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our Class A common stock will continue to be registered under the Exchange Act and quoted on the NYSE. In addition, if the merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

        If the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        If the merger agreement is terminated under certain circumstances, we will be obligated to pay CD&R or its designee the break-up fee of $116,505,000. Parent will have to pay us the termination fee of $203,884,000 if the merger agreement is terminated under certain circumstances. For a description of the circumstances triggering payment of these break-up and termination fees, see "The Merger Agreement—Termination Fees".

 Financing of the Merger

        Parent has obtained an equity financing commitment from CD&R Fund VIII and Merger Sub has obtained debt financing commitments from the initial lenders (identified below under "—Debt Financing") in connection with the transactions contemplated by the merger agreement in an aggregate amount of approximately $3.2 billion. These funds, in addition to the Company's cash on hand, are expected to be sufficient to pay merger consideration in the amount of approximately $2.9 billion to our stockholders (including holders of the LP exchangeable units, which are exchangeable into shares of Class B common stock), to repay outstanding indebtedness and to pay fees and expenses in connection with the merger, the financing arrangements and the related transactions.

        We believe that the amounts committed under the commitment letters will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the financing or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including financing under the commitment letters, is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a fee of $203,884,000, as described under "The Merger Agreement—Termination Fees".

Equity Financing

        On February 13, 2011, CD&R Fund VIII entered into an equity commitment letter with Parent pursuant to which CD&R Fund VIII committed to purchase on the merger closing date common equity securities (or other equity security interests permitted by the debt commitment letters) of Parent for an aggregate purchase price of up to $900 million. The equity commitment of CD&R Fund VIII is conditioned upon the consummation of the merger following the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement and the substantially contemporaneous funding of the debt financing. CD&R Fund VIII shall not, under any circumstances, be obligated to contribute to Parent more than the amount of such commitment. In the event that Parent does not require all of CD&R Fund VIII's equity commitment, such commitment shall be reduced accordingly.

        The obligation of CD&R Fund VIII to fund the equity commitment will terminate upon the earliest to occur of (i) the termination of the merger agreement and (ii) the Company or any of its affiliates asserting in any litigation or other proceeding any claim under the limited guarantee given by CD&R Fund VIII to the Company. Upon any such termination of the equity commitment letter, any obligations thereunder will terminate and none of the parties thereto shall have any liability whatsoever to the other party.

        CD&R Fund VIII's obligations under the equity commitment letter may not be assigned, except that CD&R Fund VIII may assign all or a portion of such obligations to its affiliates or affiliated funds or to entities governed by an affiliate or an affiliated fund. However, any such assignment shall not relieve CD&R Fund VIII of its obligations under the equity commitment letter. CD&R Fund VIII expects to assign a portion of its equity funding obligations to one or more co-investment vehicles, which CD&R expects to form and manage for purposes of this transaction. In addition, Parent expects the Company's management will make an equity investment at the effective time of the merger; while there has been no agreement as to the amount of any equity interests to be acquired by the Company's management, Parent estimates that this amount is likely to be between $20 million and $35 million. Any acquisition of equity interests by the Company's management would have the effect of reducing the amount of the equity financing required to be funded by CD&R Fund VIII.

 Debt Financing

        In connection with the execution and delivery of the merger agreement, Merger Sub has received a debt commitment letter for up to $2,675 million aggregate principal amount of debt financing from Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Bank of America, N.A., BofA Merrill Lynch, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, RBC Capital Markets, UBS Loan Finance LLC, UBS Securities LLC, Citigroup Global Markets Inc. and Natixis, (referred to collectively as the initial lenders) consisting of (i) a $1,375 million senior secured term loan facility (referred to as the term loan facility), (ii) a $350 million senior secured asset-based revolving credit facility (referred to as the ABL loan facility), which is not currently expected to be drawn at the effective time of the merger other than with respect to the rolling or replacement of existing letters of credit, and (iii) up to $950 million of senior unsecured increasing rate loans under a senior unsecured credit facility (referred to as the bridge facility and collectively with the term loan facility and the ABL facility, referred to as the senior debt facilities). The initial lenders are seeking to syndicate an additional $65 million of borrowing under the term loan facility; if this effort is successful, the aggregate borrowing under the term loan facility at the effective time will be $1,440 million. If this additional amount is not made available under the term loan facility, Merger Sub expects to draw such amount under the ABL loan facility at the effective time. This additional borrowing takes into account changes in the Company's available cash since December 31, 2010 due to, among other things, cash paid for acquisitions including the acquisition of Best Practices, Inc. on April 8, 2011.

        The debt financing commitments are conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

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  the execution and delivery of definitive documentation, including an intercreditor agreement with respect to the senior debt facilities, consistent with the debt commitment letter;

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  delivery of customary legal opinions and closing documents (including, among others, a solvency certificate, evidence of authority, charter documents and officers' incumbency certificates), documents required under "know your customer" and anti-money laundering laws, and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

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  the accuracy of certain representations and warranties in the merger agreement and certain specified representations and warranties in the loan documents;

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  the consummation of the equity contribution substantially concurrently with the initial borrowing under the senior debt facilities, which, to the extent CD&R Fund VIII will receive in exchange for such contribution securities other than common equity interests, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the lenders;

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  the consummation of the merger substantially concurrently with the initial borrowing under the senior debt facilities pursuant to the terms of the merger agreement, without modifications, amendments, express waivers or express consents that are materially adverse to the lenders, without the reasonable consent of the initial lenders;

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  immediately following the transactions, neither Parent nor any of its subsidiaries shall have any material existing indebtedness other than the senior debt facilities and/or notes provided for under the debt commitment letter, indebtedness permitted to be incurred or outstanding under the merger agreement or certain other indebtedness that the initial lenders have agreed to permit to remain outstanding;

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  the absence of a Company Material Adverse Effect (as defined in "The Merger Agreement—Company Material Adverse Effect Definition");

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  delivery of certain audited, unaudited and pro forma financial statements;

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  as a condition to the availability of the bridge facility, the expiration of a marketing period of 20 consecutive calendar days following receipt of a confidential offering memorandum for use in a private placement of senior unsecured notes described in the debt commitment letter; and

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  payment of all applicable fees and expenses.

        The final termination date for the debt commitment letter is the earliest of (i) August 19, 2011, unless the initial lenders in their discretion agree to an extension, (ii) the date on which the merger is consummated with or without the funding of the senior debt facilities, and (iii) the date on which definitive documentation for the acquisition, including the merger agreement, is validly terminated in accordance with its terms.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent will be required to use its reasonable best efforts to arrange or obtain alternative financing on no less favorable terms in an amount sufficient to consummate the merger. In the event that Parent and Merger Sub are required to do so, it may be difficult, or impossible, for Parent and Merger Sub to obtain alternative financing on such terms.

        Except as described herein, there is no plan or arrangement regarding the refinancing or repayment of the debt financings.

Litigation Related to the Merger

        Eleven purported shareholder class actions relating to the transactions contemplated by the merger agreement have been filed in state court in Delaware and federal and state courts in Colorado against various combinations of the Company, the members of our board of directors, CD&R, Parent, Merger Sub, Onex, Onex subsidiaries, Goldman, Sachs & Co., Bank of America Corporation and BofA Merrill Lynch, which we refer to as the Actions. The Actions consist of the following: Seven actions were filed in the Delaware Court of Chancery beginning on February 22, 2011, which have since been consolidated into one action entitled In re Emergency Medical Services Corporation Shareholder Litigation, Consolidated C.A. No. 6248-VCS. On April 4, 2011, the Delaware plaintiffs filed their consolidated class action complaint. Two actions, entitled Scott A. Halliday v. Emergency Medical Services Corporation, et al., Case No. 2011CV316 (filed on February 15, 2011), and Alma C. Howell v. William Sanger, et. al., Case No. 2011CV488 (filed on March 1, 2011), were filed in the District Court, Arapahoe County, Colorado. Two other actions, entitled Michael Wooten v. Emergency Medical Services Corporation, et al., Case No. 11-CV-00412 (filed on February 17, 2011), and Neal Greenberg v. Emergency Medical Services Corporation, et. al., Case No. 11-CV-00496 (filed on February 28, 2011), were filed in the U.S. District Court for the District of Colorado.

        The Actions generally allege that the directors of the Company, Onex and/or the Onex subsidiaries breached their fiduciary duties by, among other things: approving the transactions contemplated by the Merger Agreement, which allegedly were financially unfair to the Company and its public stockholders; agreeing to provisions in the merger agreement that will allegedly prevent the board from considering other offers; permitting the unitholders agreement and failing to require a provision in the merger agreement requiring that a majority of the public stockholders approve the transactions contemplated by the merger agreement; and/or making allegedly materially inadequate disclosures. The Actions further allege that certain defendants aided and abetted these breaches. In addition, the two actions filed in the U.S. District Court for the District of Colorado contain individual claims brought under Section 14(a) and Section 20(a) of the Exchange Act pertaining to the purported dissemination of allegedly misleading proxy materials. The Actions seek unspecified damages and equitable relief, including an injunction halting the transaction or rescission of the transaction as applicable. The Company has filed a motion to dismiss the federal claims in the Wooten action and to dismiss or stay the other claims in that case. The Company believes that all of the allegations in the Actions are without merit and intends to vigorously defend these matters.

        The claims in the Actions that the transactions contemplated by the merger agreement are financially unfair to the Company and its public stockholders are based on, among other things, the following allegations:

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  the $64.00 per share merger consideration is below the price at which the Company's stock was trading following the announcement by the Company that it was reviewing strategic alternatives and also below the prices at which some analysts had predicted a transaction would be completed;

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  during the sales process, the Company allegedly focused on financial buyers as opposed to strategic partners and otherwise did not adequately attempt to obtain competing offers;

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  the Company's recent financial performance has been strong and will allegedly continue to improve as a result of the U.S. healthcare overhaul passed last year;

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  Onex allegedly was motivated by a desire to exit its investment and thus caused the Company to accept an unfair per share merger consideration;

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  Onex and CD&R are currently jointly pursuing another transaction;

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  one of the Company's directors who is also a managing director of Onex was a member of the special committee.

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  the Company's financial advisors are allegedly conflicted for various reasons, including that BofA Merrill Lynch and certain of its affiliates are expected, along with five other sources, to provide debt financing to CD&R, that Goldman Sachs has provided prior services to Onex and its affiliates, CD&R and the Company, and that Goldman Sachs is an investor in certain CD&R sponsored funds;

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  the Company's management was given the opportunity to purchase an equity interest in the post-merger entity;

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  the Company's legal advisor for the transactions contemplated by the merger agreement also represents Onex;

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  the individual members of our board of directors are allegedly self-interested for various reasons, including that upon consummation of the transactions contemplated by the merger agreement they will be permitted to cash out their restricted shares of the Company; and

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  the Company is allegedly paying some or all of the transaction fees associated with the transactions contemplated by the merger agreement.

        One of the conditions to the closing of the merger is that no law, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the merger. As such, if any one of the plaintiffs is successful in obtaining an injunction prohibiting the completion of the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

 Material United States Federal Income Tax Consequences

        The following is a summary of certain material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of the Company's common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of the Company's common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of the Company's common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing, proposed, and temporary regulations promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this proxy statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis.

        The discussion applies only to beneficial holders of the Company's common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and does not apply to beneficial holders who (i) acquired their shares (a) pursuant to the exercise of stock options or otherwise in connection with the performances of services to the Company or any of its affiliates; or (b) in exchange for LP exchangeable units held by such beneficial owner before the merger; or (ii) hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider the effect of any state, local, or foreign tax laws.

        If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds shares of the Company's common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold shares of the Company's common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the Company's common stock that is, for U.S. federal income tax purposes, any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of the Company's common stock that is for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

U.S. Holders

        The receipt of cash in exchange for the Company's common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received (plus the amount, if any, of taxes withheld) and the U.S. holder's adjusted tax basis in the shares surrendered pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year at the time of consummation of the merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

Non-U.S. Holders

        A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

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  The gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to the non-U.S. holder's U.S. permanent establishment. In such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate, if provided by an applicable tax treaty).

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  The non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the merger, and with respect to whom certain other conditions are met. In such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by certain U.S. capital losses.

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  We are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company's common stock at any time during the five years preceding the merger.

        We believe we are not and have not been a "United States real property holding corporation" for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (i) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on Form W-9 or successor form, (ii) provides a certification of foreign status on Form W-8 or successor form or (iii) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The discussion set forth above is included for general information only. Each beneficial owner of shares of the Company's common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local and foreign tax laws.

Limitation on Remedies; Limited Guarantee

        In no event will we be entitled to monetary damages from Parent and Merger Sub in excess of $203,884,000, including any payment by Parent of the termination fee described in the section of this proxy statement titled "The Merger Agreement—Termination Fees", if applicable, for all losses and damages suffered as a result of the failure of the merger to be consummated or for any breach or failure to perform by Parent and Merger Sub under the merger agreement or otherwise. In addition, the Company can seek specific performance to require Parent and Merger Sub to complete the merger under certain circumstances.

        Concurrently with the execution of the merger agreement, CDR Fund VIII entered into a limited guarantee in our favor pursuant to which it irrevocably guaranteed certain of Parent's obligations under the merger agreement, including payment of the termination fee, if and when due, and payment of certain reimbursement and indemnification obligations of Parent in connection with our cooperation with the financing. The limited guarantee will terminate on the earliest of (i) the effective time of the merger, (ii) the first anniversary of any termination of the merger agreement, except as to a claim for payment of any obligations thereunder presented by the Company to Parent or CD&R Fund VIII by such first anniversary or (iii) the termination of the merger agreement under circumstances where Parent would not be obligated to pay any obligations under the limited guarantee. However, if the Company asserts a claim other than as permitted under the limited guarantee, including a claim or claims in excess of $203,884,000, the limited guarantee will terminate immediately and become null and void by its terms, CD&R Fund VIII will be entitled to recover any payments previously made pursuant to the limited guarantee and neither CD&R Fund VIII nor certain of its related parties will have any liability under the limited guarantee or with respect to the transactions contemplated by the merger agreement.

        The limited guarantee is our sole recourse against CDR Fund VIII, its affiliates and related parties, including CD&R, for any damages we may incur in connection with the merger agreement and the transactions contemplated by the merger agreement.

Unitholders Agreement

        Concurrently with the execution of the merger agreement, on February 13, 2011, Parent, Merger Sub, EMSC, EMS LP, the Onex Affiliates and Onex, solely in its capacity as trustee under the Voting and Exchange Trust Agreement, dated as of December 20, 2005, among EMSC, EMS LP and Onex, which we refer to as the trust agreement, entered into a unitholders agreement. The Onex Affiliates own all of the outstanding LP exchangeable units, which are exchangeable on a one-for-one basis for shares of Class B common stock at any time at the option of the holder. Under the trust agreement, the trustee holds the Class B special voting share. Each Onex Affiliate is a beneficiary under the trust agreement, with voting rights in respect of the LP exchangeable units which would attach to the Class B common stock receivable upon exchange of the LP exchangeable units. All of these voting rights together are represented by the Class B special voting share and represent approximately 81.6% of the voting power of the Company's capital stock. In the unitholders agreement, among other things, the Onex Affiliates agree:

  •
  to direct the vote of their respective interests in the Class B special voting share in favor of the adoption of the merger agreement;

  •
  to take all actions necessary to exchange all of the LP exchangeable units into Class B common stock immediately prior to the effective time of the merger; and

  •
  subject to certain exceptions, not to sell, transfer or encumber the LP exchangeable units, except by exchanging the LP exchangeable units into shares of Class B common stock immediately prior to the effective time of the merger.

        The unitholders agreement will terminate upon the earliest to occur of (i) the termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger and (iii) the mutual written consent of Parent and the Onex Affiliates.

        No fee or other consideration is being paid to Onex or any of its affiliates by Parent, Merger Sub, the Company, CD&R or any of their affiliates in connection with the transactions contemplated by the merger agreement, other than the payment of the merger consideration to the Onex Affiliates.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that certain of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and recommend that the Company's stockholders vote in favor of adopting the merger agreement. See "—Background of the Merger" and "—Purpose and Reasons for the Merger; Recommendation of Our Board of Directors" for a further discussion of these matters.

New Arrangements with EMSC Executive Officers and Other Key Employees

        As of the date of this proxy statement, none of the Company's executive officers or other key employees has entered into any amendments or modifications to his or her existing employment agreement with the Company in connection with the merger, nor has any entered into any employment or other agreement with Parent or its affiliates. In addition, while it is expected that executive officers and other key employees will hold equity interests in Parent following the merger, none of these individuals has reached any agreement with the Company or Parent as to the amount, terms or conditions of any such equity interests.

Treatment of Stock Options

        As of April 7, 2011, there were approximately 934,602 shares of common stock of the Company issuable pursuant to stock options granted under our equity incentive plans to our executive officers. Our non-employee directors do not hold stock options. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that:

  •
  each unexercised option granted under our equity incentive plans that represents the right to acquire our Class A common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger shall be cancelled, and the holder thereof will be entitled to receive, with respect to each such option, on the date which the effective time of the merger occurs, an amount in cash equal to (i) the excess, if any, of (a) the $64.00 per share merger consideration over (b) the exercise price per share of Class A common stock subject to such option, multiplied by (ii) the number of shares of Class A common stock subject to such option, without interest and less any applicable withholding taxes; and

  •
  in lieu of the cashout provision described in the preceding paragraph and if mutually agreed by Parent and the holder of any stock option, such stock option shall cease, at the effective time of the merger, to represent a right to acquire shares of Class A common stock and shall be converted at the effective time of the merger into a fully vested and exercisable option to purchase common stock of Parent, on the same terms and conditions as were then applicable under such option and such other terms as may be mutually agreed by Parent and the holder thereof. The number of shares of common stock of Parent subject to each such converting stock option shall be equal to the number of shares of Class A common stock subject to each such converting option immediately prior to the effective time of the merger multiplied by the ratio obtained by dividing the per share merger consideration by the fair market value of a share of common stock of Parent immediately following the effective time of the merger (referred to as the stock option exchange ratio) (subject to adjustment), and such Parent stock option shall have an exercise price per share equal to the per share exercise price applicable to such converting stock option immediately prior to the effective time of the merger divided by the stock option exchange ratio (subject to adjustment).

        The following table sets forth, for each of our executive officers holding stock options as of April 7, 2011, (i) the aggregate number of shares of Class A common stock subject to vested stock options, (ii) the value of such vested stock options on a pre-tax basis, calculated by multiplying (a) the excess, if any, of the $64.00 per share merger consideration over the respective per share exercise prices of those stock options by (b) the number of shares of Class A common stock subject to those stock options, (iii) the aggregate number of unvested stock options that will vest as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, (iv) the value of those unvested stock options on a pre-tax basis, calculated in the same manner as with respect to vested stock options, (v) the aggregate number of shares of Class A common stock subject to vested stock options and unvested stock options and (vi) the aggregate amount of consideration we expect to pay for all such options upon consummation of the merger (assuming, for this purpose, that none of these individuals agrees to convert his stock options into Parent stock options as described above).

	Vested Stock Options		Unvested Stock Options			Aggregate Cash Consideration for All Stock Options
Name	Shares	Value ($)	Shares		Value ($)	Shares	Value ($)
William A. Sanger	516,918	29,204,034	63,750	(1)	988,763	580,668	30,192,796
Randel G. Owen	139,917	7,806,004	28,125	(2)	465,656	168,042	8,271,660
Todd G. Zimmerman	48,492	2,564,609	34,375	(3)	513,531	82,867	3,078,140
Mark E. Bruning	14,375	488,719	30,000	(4)	691,813	44,375	1,180,531
Steve W. Ratton, Jr.	9,125	485,794	10,125	(5)	160,964	19,250	646,758
R. Jason Standifird	1,250	42,938	3,250	(6)	58,258	4,500	101,195
Dighton C. Packard, M.D.	23,900	1,341,462	3,250	(6)	58,258	27,150	1,399,720
Steven G. Murphy	625	21,469	3,250	(6)	58,258	3,875	79,726
Kimberly Norman	625	21,469	3,250	(6)	58,258	3,875	79,726
All executive officers as a group (9 persons)	755,227	41,976,496	179,375		3,053,756	934,602	45,030,253

(1)
This figure includes 11,250 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(2)
This figure includes 4,687 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(3)
This figure includes 6,250 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(4)
This figure includes 3,125 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(5)
This figure includes 1,750 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(6)
This figure includes 500 stock options that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

 Treatment of Restricted Shares

        As of April 7, 2011, there were approximately 150,836 outstanding restricted shares subject to vesting criteria, all of which were held by our executive officers. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each outstanding restricted share granted under our equity incentive plans that is outstanding immediately prior to the effective time of the merger shall be fully vested and, at the effective time of the merger, canceled and extinguished, and, in consideration thereof, the holder thereof will be entitled to receive, with respect to each such restricted share, on the date on which the effective time of the merger occurs, an amount in cash equal to $64.00, without interest and less any applicable withholding taxes.

        The following table identifies, for each of our executive officers holding restricted shares, the aggregate number of unvested restricted shares of the Company as of April 7, 2011, and the pre-tax value of such restricted shares that will become fully vested in connection with the merger as calculated by multiplying $64.00 by the number of restricted shares.

Name	Aggregate Number of Shares of Unvested Restricted Shares		Value of Unvested Restricted Shares ($)
William A. Sanger	57,500	(1)	3,680,000
Randel G. Owen	25,000	(2)	1,600,000
Todd G. Zimmerman	31,250	(3)	2,000,000
Mark E. Bruning	16,666	(4)	1,066,624
Steve W. Ratton, Jr.	9,084	(5)	581,376
R. Jason Standifird	2,834	(6)	181,376
Dighton C. Packard, M.D.	2,834	(6)	181,376
Steven G. Murphy	2,834	(6)	181,376
Kimberly Norman	2,834	(6)	181,376
All executive officers as a group (9 persons)	150,836		9,653,504

(1)
This figure includes 15,000 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(2)
This figure includes 6,250 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(3)
This figure includes 8,333 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(4)
This figure includes 4,166 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(5)
This figure includes 2,333 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

(6)
This figure includes 666 restricted shares that will vest on May 18, 2011 in the ordinary course and not as a result of the merger.

Treatment of Restricted Share Units

        As of April 7, 2011, there were approximately 90,340 outstanding RSUs subject to vesting criteria, all of which were held by our non-employee directors. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each RSU awarded under our equity plans that is outstanding immediately prior to the effective time of the merger shall, at the effective time of the merger, be vested and canceled and extinguished, and, in consideration thereof, the holder thereof will be entitled to receive, with respect to each such RSU, on the date on which the effective time of the merger occurs, an amount in cash equal to (i) the $64.00 per share merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such RSU held by the holder immediately prior to the effective time of the merger, without interest and less any applicable withholding taxes.

Name	Aggregate Number of Shares of Unvested Restricted Share Units	Value of Unvested Restricted Share Units ($)
Robert M. Le Blanc	—	—
Steven B. Epstein	2,325	148,800
Paul B. Iannini, M.D.	2,325	148,800
James T. Kelly	2,325	148,800
Michael L. Smith	2,325	148,800
Kevin E. Benson	2,325	148,800
Leonard Riggs, Jr., M.D.	1,854	118,656
All non-employee directors as a group (7 persons)	13,479	862,656

Payments Upon Termination Following Change-in-Control

        The following is a summary of the provisions of the employment agreements of our executive officers applicable upon a qualifying termination of employment following a change of control. Messrs. Sanger, Owen, Zimmerman and Ratton are parties to employment agreements under which they receive severance if they terminate their employment with good reason following a change in control, in addition to being entitled to severance upon a termination without cause. Under the employment agreements, good reason is defined as (i) the Company's failure to maintain the executive's office or position; (ii) a significant adverse change in the executive's powers, duties or responsibilities; (iii) a reduction in the aggregate level of the executive's salary; (iv) a substantial reduction in the aggregate level of the executive's benefits; or (v) the failure of the surviving corporation to assume all the rights and responsibilities of the Company under the employment agreement upon completion of the merger. There are no payments to the executive officers pursuant to the merger that would trigger Section 280G of the Code. The employment agreements of Messrs. Mark E. Bruning, R. Jason Standifird, Dighton C. Packard, M.D., Steven G. Murphy and Ms. Kimberly Norman do not confer any additional rights or benefits upon a change of control. However, such officers are entitled to severance in the ordinary course upon a termination by the Company without cause.

        William A. Sanger.    If Mr. Sanger elects to terminate his employment for good reason following a change in control of the Company, the Company is required to pay him his base salary for a period of 24 months following such termination and continue to provide him with medical, dental and term life insurance for the 24-month period (or an equivalent lump sum cash payment). Additionally, if the performance targets for the year in which his employment has been terminated have been met, Mr. Sanger will be entitled to a pro rata portion of his bonus. Mr. Sanger's employment agreement contains non-competition and non-solicitation provisions pursuant to which he agrees not to compete with AMR or EmCare, or solicit or recruit our employees, for the 24-month period following termination of his employment. Upon the effective time of the merger, all of Mr. Sanger's unvested options and restricted shares will become fully vested and exercisable.

        Randel G. Owen.    If Mr. Owen elects to terminate his employment for good reason following a change in control of the Company, the Company is required to pay him his base salary for a period of

24 months following such termination and continue to provide him with medical, dental and term life insurance for the 24-month period. The salary continuation is payable on regularly scheduled payroll dates. Additionally, if the performance targets for the year in which his employment has been terminated have been met, Mr. Owen will be entitled to a pro rata portion of his bonus. Mr. Owen's employment agreement contains non-competition and non-solicitation provisions pursuant to which he agrees not to compete with AMR or EmCare, or solicit or recruit our employees, for the 24-month period following termination of his employment. Upon the effective time of the merger, all of Mr. Owen's unvested options and restricted shares will become fully vested and exercisable.

        Todd G. Zimmerman.    If Mr. Zimmerman elects to terminate his employment for good reason following a change in control of the Company, he will be entitled to receive all salary earned to the date of termination and his base salary for a period of 24 months following such termination, and the Company is required to continue to provide him with medical, dental and term life insurance for the 24-month period. The salary continuation is payable on regularly scheduled payroll dates. Additionally, if the performance targets for the year in which his employment has been terminated have been met, Mr. Zimmerman will be entitled to a pro rata portion of his bonus. Mr. Zimmerman's employment agreement contains non-competition and non-solicitation provisions pursuant to which he agrees not to compete with AMR or EmCare, or solicit or recruit our employees, for the 24-month period following termination of his employment. Upon the effective time of the merger, all of Mr. Zimmerman's unvested options and restricted shares will become fully vested and exercisable.

        Steve W. Ratton, Jr.    If Mr. Ratton elects to terminate his employment for good reason following a change in control of the Company, he will be entitled to receive all salary earned to the date of termination and his base salary for a period of 12 months following such termination, and the Company is required to continue to provide him with medical, dental and term life insurance for the 12-month period. The salary continuation is payable on regularly scheduled payroll dates. Mr. Ratton's employment agreement contains non-competition and non-solicitation provisions pursuant to which he agrees not to compete with the Company, or solicit or recruit our employees, for the 24-month period following termination of his employment. Upon the effective time of the merger, all of Mr. Ratton's unvested options and restricted shares will become fully vested and exercisable.

        The information in the chart below quantifies certain compensation, including the cash severance pay, that would become payable to our executive officers under their employment agreements if the executive officer's employment terminates in a qualifying termination immediately following a change in control (assuming, for this purpose, that the change in control occurred on February 1, 2011). These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's 401(k) savings plans, disability benefits and accrued vacation benefits. This chart does not address the effect of the termination on equity compensation; for information related to equity compensation held by the executive officers, please see the charts above.

Name	Severance (Salary) ($)	Severance (Bonus) ($)(1)	Other Benefits ($)
William A. Sanger	1,951,298	—	67,383	(2)
Randel G. Owen	927,000	—	25,868	(2)
Todd G. Zimmerman	1,133,000	—	22,338	(2)
Steve W. Ratton	315,275	103,076	10,687	(3)

(1)
Messrs. Sanger, Owen and Zimmerman are entitled to a pro rata percentage of his bonus at termination if the performance targets for the year in which the termination occurred are met, where the numerator is the full number of months of the bonus period served and the denominator is 12. For purposes of this calculation, we have assumed that the executive was terminated at February 1, 2011 and that the amount of bonuses payable in respect of the 2011 bonus period would be the same as bonuses paid in respect of the

  2010 bonus period. Messrs. Sanger, Owen and Zimmerman's did not receive bonuses in respect of the 2010 bonus period because the performance targets applicable to such bonus period were not met.

(2)
Upon termination, the executive is entitled to medical, dental and group life insurance for a period of 24 months.

(3)
Upon termination, Mr. Ratton is entitled to medical, dental and group life insurance for a period of 12 months.

Certain Projections

        We do not, as a matter of course, publicly disclose projections as to our future financial performance due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including certain prospective financial information in this proxy statement to provide our stockholders access to certain non-public unaudited prospective financial information we made available to Goldman Sachs for use in connection with its financial analyses summarized above (and referred to above as the Forecasts; see "—Opinion of Goldman, Sachs & Co."). This information was also made available to CD&R, CD&R Fund VIII, Parent, Merger Sub, other potential purchasers and the financing sources of Parent and Merger Sub in connection with their due diligence review of the Company. The prospective financial information included financial forecasts of our operating performance for fiscal years 2011 through 2015 prepared by our management, which we refer to as the Projections. The Projections were prepared by our management in November 2010 and revised in January 2011 to take into account the actual results for fiscal year 2010 and changes to certain assumptions relating to acquisitions that were expected to be completed in fiscal year 2011. The Projections were prepared on a basis consistent with the accounting principles used in our historical financial statements.

        The Projections were not prepared with a view toward public disclosure, and are not being provided in this proxy statement to influence your decision whether to vote for or against the proposal to adopt the merger agreement, and the inclusion of this information should not be regarded as an indication that the Company, CD&R, CD&R Fund VIII, Parent, Merger Sub, Goldman Sachs, their respective representatives or any other recipient of this information considered, or now considers, the Projections to be necessarily predictive of actual future results, nor should this information be relied on as such. Neither the Company nor any of its affiliates or representatives assumes any responsibility for the accuracy of this information. The Projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Ernst & Young LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on them.

        The Projections are subjective in many respects. In compiling the Projections, our management took into account historical performance, combined with estimates regarding revenues, operating income, EBITDA, as defined below, and capital spending and acquisitions. Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new services, the competitive environment, expectations regarding future acquisitions and general business, economic, regulatory, market and financial conditions and other factors described or referenced under "Cautionary Statement Concerning Forward-Looking Information" beginning on page i, all of which are difficult to predict and beyond the control of our management, may cause the Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections.

        In preparing the Projections, our management made the following material assumptions for the period from 2011 through 2015:

  •
  2011 revenue and Adjusted EBITDA were forecast based on the Company's regular internal annual budget process, and include additional revenue and Adjusted EBITDA from (i) acquisitions that had been announced and not yet consummated, (ii) acquisitions that had not been announced but were probable and (iii) additional acquisitions expected to close in 2011. The November 2010 projections were revised by our management in January 2011 to take into account actual results for fiscal year 2010 and were further revised to adjust the timing of acquisitions projected to be completed in fiscal year 2011.

  •
  2011 Free Cash Flow was forecast based primarily on assumptions made for cash to be paid for interest and taxes, changes in working capital, capital expenditures developed from internal budgets, cash expected to be paid for acquisitions, and forecasted insurance collateral funding.

  •
  2012 through 2015 revenue forecasts were based on anticipated combined organic rate and volume growth of 10% to 11% at EmCare and 3% to 4% at AMR, adjusted for known contract exits.

  •
  2012 through 2015 Adjusted EBITDA forecasts were based on the assumption that the Company would maintain a consistent margin at EmCare and would achieve a slight margin improvement at AMR.

  •
  Free Cash Flow for 2012 through 2015 was forecast based on the assumption that the Company would achieve a slight improvement in working capital from a reduction in days sales outstanding, capital expenditures generally consistent with revenue growth and an expectation of future acquisitions identified and funded.

  •
  Net income projections were estimated based primarily on assumptions concerning (i) Adjusted EBITDA, (ii) depreciation of our fixed assets and capital expenditures, (iii) amortization of our existing intangible assets and intangible assets recorded as part of our acquisitions, (iv) interest expense on our debt structure with an assumption of an increase in our floating rate debt and (v) our effective tax rate.

  •
  Diluted EPS projections were based on assumed changes in our stock price and future issuances of stock-based compensation to employees and independent directors.

        We believe the assumptions that our management used as a basis for the Projections were reasonable at the time our management prepared the Projections, given the information our management had at the time.

        We do not intend, and expressly disclaim any responsibility to, update or otherwise revise the Projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are no longer appropriate.

Initial Management Projections (dollars in millions except per share amounts)
Prepared by Our Management in November 2010

        The following are the initial projections prepared by our management in November 2010.

November 2010	2010E	2011E	2012E	2013E	2014E	2015E
Revenue	$2,868.2	$3,167.4	$3,418.9	$3,770.0	$4,141.6	$4,546.8
Adjusted EBITDA(1)	313.7	363.3	398.3	442.0	487.0	537.6
Net Income	128.9	165.9	186.5	217.3	244.3	286.3
Diluted Earnings Per Share	2.88	3.67	4.09	4.72	5.25	6.09
Acquisitions and Capital Expenditures	181.1	146.7	100.9	103.8	106.9	110.2
Free Cash Flow(2)	$157.6	$207.3	$238.7	$239.9	$265.7	$303.3

Revised Management Projections (dollars in millions except per share amounts)
Prepared by Our Management in January 2011

        The following are the revised projections prepared by our management in January 2011 to take into account actual results for fiscal year 2010 and to adjust the timing of acquisitions that were projected to be completed in fiscal year 2011.

January 2011	2010A	2011E	2012E	2013E	2014E	2015E
Revenue	$2,859.3	$3,161.1	$3,412.9	$3,764.5	$4,136.7	$4,542.7
Adjusted EBITDA(1)	314.4	361.8	396.8	440.5	485.6	536.3
Net Income	131.7	163.6	184.7	215.4	242.4	284.3
Diluted Earnings Per Share	2.95	3.63	4.06	4.69	5.23	6.07
Acquisitions and Capital Expenditures	168.8	159.8	102.2	105.2	108.3	111.6
Free Cash Flow(2)	$146.6	$212.2	$232.2	$235.7	$261.4	$298.8

(1)
Adjusted EBITDA is net income before equity in earnings of unconsolidated subsidiary, income tax expense, loss on early debt extinguishment, interest and other income, realized gain on investments, interest expense, and depreciation and amortization.

(2)
Free Cash Flow is cash flow provided by the Company's operating activities adjusted for cash used in non-acquisition related investing activities.

Governmental and Regulatory Approvals

        Under the HSR Act, the merger may not be completed until we and Parent each file a notification and report form under the HSR Act with the FTC, and the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms were filed with the FTC and DOJ on February 28, 2011 and the FTC granted early termination of the HSR waiting period on March 7, 2011.

        At any time before or after effective time of the merger, notwithstanding the early termination of the waiting period under the HSR Act, the DOJ, the FTC or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of EMSC or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        Due to the indirect change of ownership of EMCA Insurance, the Company's indirect subsidiary and captive insurance company, approval is also required by EMCA Insurance's domestic insurance regulator, the Cayman Islands Monetary Authority. Application for such approval was filed on February 24, 2011. The Cayman Islands Monetary Authority granted approval on March 1, 2011.

        There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or the Company to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [            ] starting at [            ], local time, at [            ], or at any postponement or adjournment of the meeting. The purpose of the special meeting is for our stockholders to consider and vote upon the following proposals:

  •
  adoption of the merger agreement; and

  •
  approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        A copy of the merger agreement is attached as Annex A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [                        ].

Board Recommendation

        Our board of directors unanimously (i) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the unitholders agreement, (ii) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of our stockholders and (iii) resolved to recommend that the stockholders of the Company adopt the merger agreement. For a discussion of the material factors considered by our board of directors in reaching its conclusions, see "The Merger—Purpose and Reasons for the Merger; Recommendation of Our Board of Directors".

        Our board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Record Date and Quorum

        We have fixed the close of business on March 21, 2011 as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to vote at the special meeting. On March 21, 2011, there were 30,482,075 shares of our Class A common stock, 52,228 shares of our Class B common stock and one Class B special voting share entitled to be voted at the special meeting (which is held by a trustee for the benefit of the holders of LP exchangeable units, of which there were 13,724,676 outstanding as of the record date). Each share of Class A common stock outstanding on the record date entitles its holder to one vote, each share of Class B common stock outstanding entitles its holder to ten votes, and the one Class B special voting share entitles its holder to the number of votes that would attach to the Class B common stock receivable upon the exchange of LP exchangeable units outstanding on the record date (an aggregate of 137,246,760 votes), on all matters properly coming before the stockholders at the special meeting. For more information regarding the LP exchangeable units, see "The Merger Agreement—Unitholders Agreement".

        The presence at the special meeting in person or by proxy of the holders of a majority of all of the votes represented by the outstanding shares of our common stock and the Class B special voting share entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for the purpose of considering the proposals at the special meeting. Shares of our common stock and the Class B special voting share represented at the special meeting but not voted, including shares of capital stock for which we have received proxies indicating that the submitting stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence of a quorum for the transaction of all business. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the Company's outstanding common stock and the Class B special voting share voting together as a single class of capital stock. Pursuant to the unitholders agreement, the Onex Affiliates, who hold, as of the record date, approximately 81.5% of the voting power of the Company's capital stock, have agreed, among other things, to direct the vote of their respective interests in the Class B special voting share in favor of the adoption of the merger agreement and approval of the merger.

        For the proposal to adopt the merger agreement, you may vote FOR or AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement for purposes of the stockholder approval. Any signed proxies received by us for which no voting instructions are provided will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares of common stock are held in "street name", you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Under rules applicable to the NYSE, brokers who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes". These "broker non-votes" will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the adoption of the merger agreement for purposes of the stockholder approval.

        Adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the voting power of the Company's capital stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

        A failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

Proxies and Revocation

        If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our board of directors on any other matters properly brought before the stockholders at the special meeting for a vote.

        As discussed above, holders of LP exchangeable units are entitled to vote at meetings of holders of our common stock through a voting trust arrangement. If you hold LP exchangeable units as of the record date, pursuant to the unitholders agreement, you have provided voting instructions to Onex, as trustee, to vote "FOR" the adoption of the merger agreement.

        Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting if you hold your shares in your name as a stockholder of record by:

  •
  delivering to our Corporate Secretary, Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy);

  •
  submitting a later-dated proxy card; or

  •
  submitting a proxy again at a later time by telephone or the Internet prior to the time at which the telephone and Internet proxy facilities close by following the procedures applicable to those methods of submitting a proxy.

        If you hold your shares through a broker, bank or other nominee, you may change or revoke your proxy at any time before the vote is taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

        PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU IF YOU ARE A STOCKHOLDER OF RECORD THAT WILL ENABLE YOU TO RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR YOUR EMSC STOCK CERTIFICATES.

 Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the voting power of the Company's capital stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

        Any signed proxies received by us for which no voting instructions are provided on this matter will be voted "FOR" an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. In addition, when any meeting is convened, the presiding officer, if directed by our board of directors, may adjourn the meeting if (i) no quorum is present for the transaction of business or (ii) our board of directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which our board of directors determines has not been made sufficiently or timely available to stockholders or otherwise to exercise effectively their voting rights. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the value of your shares of our capital stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the $64.00 per share merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 83 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Solicitation of Proxies

        This proxy solicitation is being made by us on behalf of our board of directors and will be paid for by the Company. In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting and we estimate that we will pay Alliance Advisors, LLC a fee of $9,800 plus certain costs associated with additional services, if required. We also have agreed to reimburse Alliance Advisors, LLC for out of pocket expenses and to indemnify them against certain losses arising out of its proxy solicitation services. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of our shares of common stock that the brokers, banks and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses related to forwarding the material.

Other Matters

        We do not know of any other business that will be presented at the special meeting. Should any business other than that set forth in the notice of special meeting of stockholders properly come before the special meeting, the enclosed proxy confers discretionary authority to vote with respect to only such matters that our board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the special meeting. If any of these matters are presented at the special meeting, then the proxy holders named in the enclosed proxy card will vote in accordance with their judgment.

Questions and Additional Information

        If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, you should contact us in writing at Corporate Secretary, Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, or by telephone at (303) 495-1200. You may also contact the Company's proxy solicitor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Email: ems@allianceadvisorsllc.com
Toll-Free: (877) 777-4575

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the merger agreement important to you. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that the Company and Parent delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

 The Merger

        The merger agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into EMSC upon the terms and subject to the conditions set forth in the merger agreement. After the merger, EMSC will continue as the surviving corporation and as a wholly-owned subsidiary of Parent, and all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the surviving corporation.

        The surviving corporation will be a privately held corporation and our current stockholders, other than any EMSC executive officers and other key employees who will hold an ownership interest in the surviving corporation, will cease to have any ownership interest in the surviving corporation or rights as our stockholders. Therefore, such current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

        Upon consummation of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation, and the officers of EMSC will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until their successors are duly elected or appointed and qualified or their earlier resignation or removal. The certificate of incorporation and by-laws of EMSC will be amended as a result of the merger to be the same as those of Merger Sub immediately prior to the consummation of the merger, except that the name of the corporation will not be amended, so that the name of the surviving corporation will be "Emergency Medical Services Corporation". The certificate of incorporation and by-laws as so amended will be the certificate of incorporation and by-laws of the surviving corporation. Following the completion of the merger, our shares of Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and cease to be publicly traded.

        EMSC or Parent may terminate the merger agreement prior to the effective time of the merger in some circumstances, whether before or after the adoption by our stockholders of the merger agreement. Additional details on termination of the merger agreement are described in "—Termination of the Merger Agreement" below.

Effective Time; Marketing Period

        The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at such later time as is agreed upon by the parties to the merger agreement and specified in the certificate of merger), which we refer to as the effective time. We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement (assuming the prior satisfaction of the other closing conditions to the merger and the end of the marketing period as described below). Unless otherwise agreed to by the parties to the merger agreement, the closing of the merger will occur two business days after the satisfaction or waiver of the closing conditions (described in "—Conditions to the Completion of the Merger" below), unless another time, date or place is agreed to in writing by Parent and the Company. However, if the marketing period (as defined below in the next paragraph) has not ended at the time of the satisfaction or waiver of such closing conditions, the merger will instead occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (i) any business day before or during the marketing period, as may be specified by Parent on no less than two business days' prior notice, and (ii) the second business day immediately following the final business day of the marketing period.

        The term "marketing period" means the first period of 20 business days after February 13, 2011 and after (i) the SEC has confirmed that it has no further comments on this proxy statement, and the proxy statement has been mailed to the holders of common stock and the Class B special voting share as of the record date established for the stockholders' meeting to vote upon the merger and (ii) completion of the 50-calendar day period in which Parent has access to the Company's information necessary in connection with obtaining an asset-based loan facility (as described above) (or, if earlier, Parent has received a completed field audit and appraisal of the Company's and its subsidiaries' accounts receivable and inventory), throughout and at the end of which Parent shall have received the information from the Company referred to below as the required information (see "-Financing") and certain conditions to closing have been satisfied (or would reasonably be expected to be satisfied in advance of closing of the merger, assuming such closing were to be scheduled for any time during such 20-business day period).

        Notwithstanding the foregoing:

  •
  if any financial information for any fiscal period included in the required information (as described above) becomes stale under Regulation S-X promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, the marketing period will be automatically extended for five business days following the date on which the Company has furnished the Parent with updated required information; and

  •
  the marketing period will not be deemed to have commenced if, after February 13, 2011 and prior to the completion of the marketing period,

  •
  Ernst & Young LLP has withdrawn its audit opinion with respect to the Company's most recent financial statements, in which case the marketing period will not be deemed to commence until five business days after a new unqualified audit opinion is issued with respect to such financial statements by Ernst & Young LLP or another nationally-recognized independent public accounting firm; or

    •
    the Company restates or the board of directors has determined to restate any historical financial statements of the Company, in which case the marketing period will not be deemed to commence until five business days after such restatement has been completed and the relevant SEC documents have been amended or the board of directors subsequently concludes that no restatement shall be required in accordance with United States generally accepted accounting principles, which we refer to as GAAP.

Merger Consideration

        Except as noted below, each share of our common stock issued and outstanding immediately prior to the effective time (including shares of Class B common stock that will be issued immediately prior to the effective time in exchange for LP exchangeable units) will be automatically cancelled and converted at the effective time into the right to receive $64.00 in cash, without interest and less any applicable withholding taxes. In addition, the Class B special voting share will be cancelled and converted into the right to receive $1.00 in cash, without interest and less any applicable withholding taxes. The following shares of common stock will not receive the merger consideration:

  •
  treasury shares owned directly by the Company, which shares will be automatically cancelled without consideration;

  •
  shares held by Parent or Merger Sub, which shares will be automatically cancelled without conversion or consideration; and

  •
  shares held by holders who did not vote in favor of the merger (or consent thereto in writing) and who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 262 of the DGCL, and which shares will be entitled to payment of the appraised value of such shares as may be determined to be due to such holders pursuant to Section 262 of the DGCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 262 of the DGCL).

        At the effective time of the merger, each holder of a certificate formerly representing any shares of common stock (or evidence of shares in book-entry form) (other than shares for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 262 of the DGCL) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration upon surrender thereof. See "—Appraisal Rights" below.

Payment Procedures

        Prior to the effective time, Parent will designate a paying agent reasonably acceptable to the Company to receive the aggregate merger consideration for the benefit of the holders of shares of our common stock. At or prior to the effective time, Parent will deposit with the paying agent an amount in cash equal to the aggregate merger consideration.

        As promptly as reasonably practical after the effective time, Parent will cause the paying agent to mail to each holder of record of our shares a letter of transmittal and instructions advising such holders how to surrender their certificates or book-entry shares for the merger consideration. The paying agent will pay each holder of record the per share merger consideration upon its receipt of (i) surrendered certificates or book-entry shares and (ii) a signed letter of transmittal and any other items specified by the paying agent. Interest will not be paid or accrue in respect of the merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

        At the effective time of the merger, we will close our stock transfer books. After that time, there will be no further transfer of shares of our common stock that were outstanding immediately prior to the effective time of the merger.

        If any cash deposited with the paying agent is not claimed within 6 months following the effective time of the merger, such cash will be returned to the Parent, upon demand, and any holders of certificates or book entry shares who have not complied with the share certificate exchange procedures in the merger agreement may thereafter only look to Parent for, and Parent will remain liable for, payment of their claims for the merger consideration.

        If the paying agent is to pay some or all of a stockholder's merger consideration to a person other than the person in whose name the certificate surrendered is registered in the transfer records of the company, then (i) in the case of a stock certificate, the certificate must be properly endorsed or otherwise be in proper form for transfer, and (ii) the person requesting payment must pay any transfer or other similar taxes payable by reason of the payment of the merger consideration to a person other than the registered holder or establish to the Parent's reasonable satisfaction that the taxes have been paid or are not required to be paid.

        The letter of transmittal will include instructions if the stockholder has lost the share certificate or if it has been stolen or destroyed. The stockholder will have to provide an affidavit to that fact and, if required by the Parent, post a bond in an amount that Parent reasonably directs as indemnity against any claim that may be made against it in respect of the share certificate in order for the paying agent to deliver applicable merger consideration.

Treatment of Stock Options, Restricted Shares and Restricted Share Units

        The merger agreement provides that, as soon as reasonably practicable following the date of the merger agreement, the Company will adopt such resolutions and take such other actions as may be required so that:

  •
  each unexercised option granted under our equity incentive plans that represents the right to acquire our Class A common stock, whether or unvested, that is outstanding immediately prior to the effective time of the merger shall be canceled, with the holder thereof becoming entitled to receive, on the date which the effective time of the merger occurs, an amount in cash equal to (i) the excess, if any, of (a) the $64.00 per share merger consideration over (b) the exercise price per share of Class A common stock subject to such option, multiplied by (ii) the number of shares of Class A common stock subject to such option, without interest and less any applicable withholding taxes;

  •
  in lieu of the preceding paragraph and if mutually agreed by Parent and the holder of any stock option, such stock option shall cease, at the effective time of the merger, to represent a right to acquire shares of Class A common stock and shall be converted at the effective time of the merger into a fully vested and exercisable option to purchase common stock of Parent, on the same terms and conditions as were then applicable under such option and such other terms as may be mutually agreed by Parent and the holder thereof. The number of shares of common stock of Parent subject to each such converting stock option shall be equal to the number of shares of Class A common stock subject to each such converting option immediately prior to the effective time of the merger multiplied by the ratio obtained by dividing the merger consideration by the fair market value of a share of common stock of Parent immediately following the effective time of the merger, referred to as the stock option exchange ratio (subject to adjustment), and such Parent stock option shall have an exercise price per share equal to the per share exercise price applicable to such converting stock option immediately prior to the effective time of the merger divided by the stock option exchange ratio (subject to adjustment);

  •
  each restricted share granted under our equity incentive plans that is outstanding immediately prior to the effective time of the merger shall be fully vested and, at the effective time of the merger, canceled and extinguished, and, in consideration thereof, the holder thereof shall become entitled to receive, on the date which the effective time of the merger occurs, an amount in cash equal to (i) the $64.00 per share merger consideration multiplied by (ii) the number of restricted shares held by such holder immediately prior to the effective time of the merger, without interest and less any applicable withholding taxes; and

  •
  each RSU that is outstanding immediately prior to the effective time of the merger shall, at the effective time of the merger, be vested and canceled and extinguished, and, in consideration thereof, the holder thereof shall become entitled to receive, on the date on which the effective time of the merger occurs, an amount in cash equal to (i) the $64.00 per share merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such RSUs held by such holder immediately prior to the effective time of the merger, without interest and less any applicable withholding taxes.

Representations and Warranties

        In the merger agreement, the Company has made customary representations and warranties to the Company with respect to, among other things:

  •
  corporate matters related to the Company and its subsidiaries, such as due organization, good standing, qualification to conduct business, corporate power and authority to carry on the Company's businesses, and actions taken by our board of directors in connection with the merger agreement;

  •
  its capitalization;

  •
  its subsidiaries;

  •
  the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  governmental authorizations;

  •
  the Company's filings with the SEC since January 1, 2008 and the financial statements included therein;

  •
  the Company's disclosure controls and procedures and internal controls over financial reporting;

  •
  the absence of undisclosed liabilities;

  •
  compliance with applicable laws, licenses and permits;

  •
  employee benefit matters;

  •
  affiliate transactions;

  •
  the absence of certain changes or events;

  •
  absence of certain litigation;

  •
  tax matters;

  •
  labor and employment matters;

  •
  intellectual property;

  •
  real property;

  •
  environmental matters;

  •
  insurance;

  •
  accuracy of information supplied by the Company for inclusion in this proxy statement;

  •
  healthcare matters;

  •
  certain business practices;

  •
  government contracts;

  •
  the vote required for the adoption of the merger agreement and the transactions contemplated by the merger agreement;

  •
  material contracts;

  •
  finders' and brokers' fees and expenses;

  •
  opinion of financial advisor with respect to the fairness of the merger consideration; and

  •
  the inapplicability of state takeover statutes or regulations to the offer or the merger.

        In the merger agreement, Parent and Merger Sub have made customary representations and warranties to the Company with respect to, among other things:

  •
  corporate matters related to Parent and Merger Sub, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on its business;

  •
  governmental authorizations;

  •
  the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements and authorizations as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  financing;

  •
  the limited guarantee by CD&R Fund VIII;

  •
  absence of certain litigation;

  •
  accuracy of information supplied by Parent or Merger Sub for inclusion in this proxy statement;

  •
  operation and ownership of Merger Sub;

  •
  absence of specified ownership of certain competing businesses;

  •
  finders' and brokers' fees and expenses;

  •
  no ownership of shares of Company common stock;

  •
  no reliance;

  •
  solvency; and

  •
  the absence of certain contracts with the Company's management or directors.

        The representations and warranties contained in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Company Material Adverse Effect Definition

        Many of our representations and warranties are qualified by a Company Material Adverse Effect standard. For the purpose of the merger agreement, "Company Material Adverse Effect" means any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate with all other changes, effects, state of facts, developments or occurrences, is, or would be reasonably expected to be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

        Notwithstanding the foregoing, none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect. Any change, effect, event, state of facts, development or occurrence that arises out of or results from:

  •
  general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates;

  •
  any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism;

  •
  any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of the merger agreement;

  •
  any change in applicable law or GAAP (or authoritative interpretation or enforcement thereof);

  •
  general conditions in the industries in which the Company and its subsidiaries primarily operate;

  •
  any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of the merger agreement (provided that the underlying factors contributing to such failure shall not be excluded in determining whether there has been a Company Material Adverse Effect);

  •
  any change in the market price or trading volume of the Class A common stock or the credit rating of the Company (provided that the underlying factors contributing to such changes shall not be excluded in determining whether there has been a Company Material Adverse Effect);

  •
  subject to certain exceptions, the announcement and pendency of the merger agreement and the transactions contemplated thereby;

  •
  any action taken by the Company or its subsidiaries required by the merger agreement; or

  •
  the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective affiliates;

except in the cases of the first five bullets above, to the extent that the Company and its subsidiaries, taken as a whole, are materially disproportionately affected by such item as compared with other participants in the industries in which the Company and its subsidiaries primarily operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Company Material Adverse Effect).

 Conduct of Business Prior to Closing

        We have agreed in the merger agreement that, until the effective time, subject to certain exceptions in the Company's disclosure schedule, except as expressly required or permitted by the merger agreement or required by law or consented to in writing by Parent (which consent will not be unreasonably withheld or delayed), we will, and will cause our subsidiaries to:

  •
  conduct our and their respective operations only in the ordinary course of business consistent with past practice; and

  •
  use reasonable best efforts to preserve intact our and their business organizations, retain the services of our and their key officers and key employees, and to preserve our and their good material business relationships with, and the good will of, our and their customers, suppliers, third party payers, lessors and other persons or entities with whom we and they have material business relationships consistent with past practice.

        We have also agreed in the merger agreement that, until the effective time of the merger, subject to certain exceptions in the Company's disclosure schedule, except as expressly permitted or required by the merger agreement or required by applicable law or consented to in writing by Parent (which consent cannot be unreasonably withheld or delayed), the Company will not, and will not permit our subsidiaries to:

  •
  amend or modify any provisions of its organizational documents (including our charter and by-laws);

  •
  adjust, split, combine or reclassify any of its capital stock;

  •
  make, declare, set aside or pay any dividend or distribution (whether in cash, stock or property) on, any of its capital stock or set any record date therefor, other than dividends or distributions to the Company, its wholly-owned subsidiaries or EMS LP;

  •
  subject to certain exceptions, purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants or other rights to acquire any such shares;

  •
  subject to certain exceptions, issue, deliver or sell any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units or any other rights that give any person or entity the right to receive any economic interest of a nature accruing to the holders of Company common stock;

  •
  subject to certain exceptions, enter into any contract with respect to the sale, voting, registration or repurchase of any securities;

  •
  amend, modify or waive any rights under any of the Company's outstanding stock options or restricted shares or RSUs;

  •
  merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any person or entity or any business or division thereof;

  •
  subject to certain exceptions, sell, lease, license, abandon or otherwise dispose of, encumber or subject to any lien, any of its properties, assets or rights;

  •
  subject to certain exceptions, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries, or merge, consolidate, restructure, recapitalize or reorganize;

  •
  subject to certain exceptions, terminate or materially amend or modify any of the Company's material contracts, any contract with an affiliate, or any lease that is material to the business of the Company and its subsidiaries taken as a whole;

  •
  other than in the ordinary course of business consistent with past practice, enter into, assume or amend, grant any release or relinquish any rights under certain material contracts;

  •
  subject to certain exceptions, incur, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify certain types of indebtedness or enter into any arrangement having the economic effect of any of the foregoing;

  •
  enter into any hedge agreement or any other off-balance sheet structure or transaction;

  •
  subject to certain exceptions, make any loans, advances or capital contributions to, or investments in, any person or entity;

  •
  subject to certain exceptions, grant to any member of the board of directors of the Company or the chief executive officer and president of each of the Company, EmCare and AMR, any employee who is a direct report of any such officer and any employee with a title at the level of vice president or higher (which we refer to as a management level employee) any increase in compensation or benefits, including any increase in, or new entitlement to, severance or termination pay;

  •
  subject to certain exceptions, grant to any employee who is not a management level employee any increase in compensation or benefits other than in the ordinary course of business consistent with past practice (other than equity compensation);

  •
  subject to certain exceptions, enter into any employment, consulting, severance, retention or termination agreement with any member of the Company's board of directors or management level employee, or other employee (except in the case of other employees in the ordinary course of business consistent with past practice);

  •
  subject to certain exceptions, establish, adopt, enter into or amend any collective bargaining agreement or benefit plan;

  •
  subject to certain exceptions, take any action to accelerate any rights or benefits under, or adopt a funding vehicle with respect to, any benefit plan;

  •
  grant any new award of equity compensation to any person or entity without the express consent of Parent;

  •
  make any capital expenditure other than in accordance with the Company's capital expenditure plan previously made available to Parent and otherwise in an aggregate amount not to exceed $5 million;

  •
  make any material change in accounting methods, principles or practices by the Company or any of its subsidiaries except as required by GAAP or law;

  •
  with respect to the Company and its subsidiaries, make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, amend any material tax returns or file any claims for material tax refunds or enter into any material closing agreement, settle any material tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

  •
  enter into any contract that restricts the ability of the Company or any of its subsidiaries, to compete, in any material respect, with any business or in any geographic area, or to solicit customers, except in the ordinary course of business consistent with past practice;

  •
  fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates, or increase the premium on such policies or replacements thereof in excess of generally available market rates;

  •
  subject to certain exceptions, compromise, settle or agree to settle any claim or litigation, in each case pending against the Company or any of its subsidiaries (including any claim or litigation relating to the merger agreement or the transactions contemplated thereby);

  •
  waive or assign any claims or rights of material value;

  •
  waive any benefits of, or agree to modify in any respect, or, subject to the terms of the merger agreement and to the extent not inconsistent with its fiduciary duties, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar contract or any material confidentiality agreement to which the Company or any of its subsidiaries is a party; or

  •
  authorize, commit or agree to do any of the foregoing.

Restrictions on Solicitations of Other Offers

        We have agreed that we will, and will cause our subsidiaries to, and we will use our reasonable best efforts to cause our and their representatives to, immediately cease and terminate any solicitation, knowing encouragement, discussion or negotiation or cooperation with, or assistance or participation in, or facilitation of any inquires, proposals, discussions or negotiations with any persons or entities conducted prior to the date of the merger agreement with respect to any acquisition proposal (as defined below).

        Subject to certain exceptions described below, we and our subsidiaries are required not to (and are required to direct our representatives not to, and cannot permit our officers, directors or the Onex Affiliates to), directly or indirectly:

  •
  initiate, solicit, knowingly encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, offers, discussions or negotiations or furnish to any person or entity any material nonpublic information in furtherance of, any acquisition proposal; or

  •
  except as expressly permitted by the merger agreement, approve or recommend, or publicly propose to approve or recommend, an acquisition proposal, or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement or other agreement providing for or relating to an acquisition proposal (other than a confidentiality agreement as set forth below) or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations thereunder or propose or agree to do any of the foregoing.

        In addition, we have agreed not to grant, after the date of the merger agreement, any waiver, amendment or release under any standstill agreement without the prior written consent of Parent.

        However, notwithstanding the restrictions above, if prior to obtaining the stockholder approval, (i) the Company receives an unsolicited written acquisition proposal from a third party that our board of directors determines in good faith to be bona fide, (ii) such acquisition proposal did not result from a breach of the covenant not to solicit under the merger agreement, (iii) the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would be reasonably expected to result in a "superior proposal" (as defined below) and that the failure to take the action described immediately below with respect to the third party making such an acquisition proposal would be inconsistent with its fiduciary duties under Delaware law, then the Company may (upon written notice to Parent after any such determination by the board of directors):

  •
  enter into a confidentiality agreement in a form approved by Parent with the person or entity making such acquisition proposal and furnish information with respect to the Company and our subsidiaries to the person or entity making the acquisition proposal; and

  •
  participate in discussions or negotiations with the person or entity making such acquisition proposal.

        We will notify Parent in writing, within 24 hours, of our receipt of an acquisition proposal, or any request for non-public information concerning the Company or any of its subsidiaries related to, or that could reasonably be expected to be related to or from any person, entity or group who could reasonably be expected to make any acquisition proposal, or any request for discussions or negotiations related to an acquisition proposal. The Company will keep Parent reasonably informed on a current basis of any material developments in the status and terms of such acquisition proposal, including whether such acquisition proposal has been withdrawn or rejected, or the material terms thereof have changed.

        An "acquisition proposal" means any inquiry, offer or proposal from any person, entity or group that is structured to permit such person, entity or group (other than Parent, Merger Sub or their respective affiliates) to acquire, directly or indirectly and in a single transaction or a series of related transactions,

  •
  15% or more (based on the fair market value, as determined in good faith by the board of directors) of assets (including capital stock of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole;

  •
  (i) shares of common stock and/or LP exchangeable units which, together with any other shares of common stock and/or LP exchangeable units beneficially owned by such person, entity or group, would be equal to 15% or more of the fully diluted shares of the Company (calculated on the assumption that the LP exchangeable units have been converted to common stock) or (ii) any other class of equity securities of the Company or any of its Subsidiaries;

  •
  any tender offer or exchange offer that, if consummated, would result in any person, entity or group owning, directly or indirectly, shares of common stock and/or LP exchangeable units equal to 15% or more of the fully diluted shares of the Company (calculated on the assumption that the LP exchangeable units have been converted to common stock) or any other equity securities of the Company or any of its subsidiaries;

  •
  any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person, entity or group (or the stockholders of any person, entity or group) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity; or

  •
  any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating subsidiaries, other than, in each case, the transactions contemplated by the merger agreement.

        A "superior proposal" means any bona fide written acquisition proposal that the board of directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisors) (i) is reasonably likely to be consummated in accordance with its terms and the financing of which is fully committed or reasonably likely to be obtained and (ii) if consummated, would be more favorable to the stockholders of the Company from a financial point of view than the merger, taking into account all terms and conditions thereof (including all financial, legal, financing, regulatory and other aspects of such acquisition proposal (including the person or group making the acquisition proposal and the conditions for the completion of such acquisition proposal)) and of the merger agreement (including any changes to the terms of the merger agreement proposed by Parent and Merger Sub); provided, that for purposes of the definition of "superior proposal," the references to "15%" in the definition of acquisition proposal shall be deemed to be references to "75%".

Change in Board Recommendation; Termination in Connection with a Superior Proposal

        Until the earlier of the effective time or the termination of the merger agreement, neither our board of directors nor any committee thereof is permitted to:

  •
  withdraw, qualify or modify or publicly propose to withdraw, qualify or modify in any manner its recommendation that our stockholders adopt the merger agreement;

  •
  approve or recommend or publicly propose to approve or recommend an acquisition proposal; or

  •
  approve or recommend or publicly propose to approve or recommend, or execute any letter of intent, agreement in principle, acquisition or other agreement relating to any acquisition proposal.

        Notwithstanding these restrictions, at any time prior to the stockholder approval, our board of directors may, if it determines in good faith (after consultation with independent financial advisors and outside legal counsel) that the failure to take such action described above with respect to its recommendation would be inconsistent with the fiduciary duties of the board of directors to the Company's stockholders under Delaware law, (i) change its recommendation that our stockholders adopt the merger agreement, (ii) if the Company receives an unsolicited acquisition proposal after February 13, 2011 which our board of directors concludes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a superior proposal after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Parent, approve or recommend such superior proposal, and/or (iii) only in the case of the foregoing clause (ii), terminate the merger agreement after or concurrently with payment of the "break-up fee" (as defined in "—Termination Fees" below), to enter into a definitive agreement with respect to such superior proposal. The board of directors may not take any of the foregoing actions unless the Company has:

  •
  complied with provisions in the merger agreement regarding the restrictions on our ability to solicit proposals or offers, the ability of our board of directors to change its recommendation and related provisions;

  •
  at least four business days in advance of taking any such action, provide Parent and Merger Sub written notice that we intend to take such action, specifying the material terms and conditions of the superior proposal that is the basis of such action, if applicable, and providing a copy of the then-current form of all relevant transaction agreements related to such superior proposal (or a written summary of the material terms thereof, if no such agreement exists) and, if such change in recommendation is not being made as a result of a superior proposal, the reasons for such action;

  •
  if such change in recommendation is not being made as a result of a superior proposal, at least four business days in advance of taking any such action, if requested by Parent, engaged in good faith negotiations with Parent to amend the merger agreement in such a manner that would otherwise obviate the need for such change of recommendation, in which event the board of directors will not make such change of recommendation; and

  •
  prior to approving or recommending such superior proposal or terminating the merger agreement to enter into a proposed definitive agreement with respect to such superior proposal, at least four business days in advance of taking any such action, negotiate with Parent and Merger Sub in good faith to make adjustments in the terms and conditions of the merger agreement so that such proposal ceases to be a superior proposal, in which event the Company shall not make a change of recommendation with respect to and shall have no right to terminate the merger agreement as a result of such proposal (as further discussed in "—Termination of the Merger Agreement").

The Company is also required to deliver a new written notice to Parent and Merger Sub and again comply with the foregoing requirements in the event of any material revision to the terms of any such superior proposal or any acquisition proposal that the Company's board of directors determines no longer constitutes a superior proposal, including any change in any price term thereof.

        In order to enter into an acquisition agreement with respect to a superior proposal, we must terminate the merger agreement in accordance with the terms of the merger agreement. See "—Termination of the Merger Agreement" and "—Termination Fees" below.

        Notwithstanding these restrictions, subject to certain conditions, our board of directors may make certain disclosures contemplated by the securities laws or other applicable laws.

Obligations with Respect to Proxy Statement

        The merger agreement provides that, as soon as practicable after February 13, 2011 (and in any event within 15 business days of February 13, 2011), the Company will prepare and file with the SEC in preliminary form a proxy statement relating to the stockholders' meeting to be held for purposes of voting upon the adoption of the merger agreement, which shall include our board of directors' recommendation that the stockholders adopt the merger agreement, the opinion of Goldman Sachs (if not withdrawn and subject to the consent of Goldman Sachs) and a copy of Section 262 of the DGCL.

        In addition, the Company is required to, as promptly as practicable after the SEC confirms that it has no further comments on the proxy statement, (i) establish a record date for and give notice of a meeting of its stockholders for the purpose of voting upon the adoption of the merger agreement and (ii) mail to the holders of shares of Company common stock and the Class B special voting share as of the record date established for the stockholders' meeting the proxy statement. This proxy statement fulfills such obligation.

Agreement to Use Reasonable Best Efforts

        Each of the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as reasonably practicable, the merger and the other transactions contemplated by the merger agreement. In furtherance of the foregoing, the parties have agreed to:

  •
  prepare and file as promptly as practicable all documentation to effect all necessary filings and obtaining all necessary or advisable consents, approvals, orders, waivers and authorization of any governmental entity or any third party, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  make an appropriate filing pursuant to the HSR Act and any other applicable antitrust law with respect to the transactions contemplated by the merger agreement as promptly as practicable but in no event more than ten business days after February 13, 2011;

  •
  supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable antitrust law;

  •
  use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods, or receipt of required authorization as applicable, with respect to the approval of the merger and the other transactions contemplated by the merger agreement under the applicable antitrust laws as soon as practicable;

  •
  offer to hold separate or to divest, or to cause any of its subsidiaries to hold separate or to divest, any assets or to discontinue offering any service or otherwise to make a commitment to a governmental entity regarding its future operations (if such action is necessary to obtain approval for consummation of the transactions contemplated by the merger agreement and would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, as defined above in "—Company Material Adverse Effect Definition");

  •
  subject to applicable laws and the instructions of any governmental entity, keep the other parties reasonably apprised of the status of matters relating to the completion of the transactions under the merger agreement, including promptly furnishing the other with all necessary information as the other may reasonably request in connection with the preparation of any filing or submission under antitrust laws and copies of notices or other communications received by it from any governmental entity with respect to the merger;

  •
  to the extent practicable, consult with the other prior to any meetings relating to the completion of the transactions contemplated by the merger agreement with any governmental entity;

  •
  keep the other parties reasonably informed regarding any litigation instituted (or threatened to be instituted) against the Company, Parent, Merger Sub or any of their respective affiliates by any governmental entity or private party challenging the merger or the other transactions contemplated by the merger agreement, or any agreement contemplated thereby, or that would otherwise reasonably be expected to prevent or materially interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement.

        In addition, the Company is required to cooperate fully with Parent in connection with, and consult with and permit Parent and its representatives to participate in, the defense, negotiations or settlement of any litigation related to the transactions contemplated by the merger agreement and give consideration to Parent's advice with respect to any such litigation. The Company cannot, and will not permit any of its subsidiaries nor any of its or their representatives to, compromise, settle, come to a settlement arrangement regarding any such litigation or consent thereto unless Parent otherwise consents in writing (which shall not be unreasonably withheld or delayed).

Financing

        Parent and Merger Sub have agreed to use their reasonable best efforts (taking into account the timing of the marketing period, as defined below) to arrange and obtain the debt financing and equity financing, which we refer to collectively as the financing, on the terms and conditions described in the debt commitment letter and the equity commitment letter, which we refer to collectively as the commitment letters, and they will use their reasonable best efforts to:

  •
  maintain in effect the commitment letters;

  •
  satisfy on a timely basis (taking into account the timing of the marketing period) all conditions applicable to them in obtaining the financing at the merger closing set forth in the commitment letters that are within their control;

  •
  negotiate and enter into definitive agreements with respect to the debt financing on the terms and conditions contained in the debt commitment letter; and

  •
  upon satisfaction of the conditions set forth in the definitive agreements, consummate the financing substantially concurrent with the merger closing.

        See "The Merger—Financing of the Merger," for a discussion of the commitment letters.

        If any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt commitment letter, Parent must immediately notify us and use its reasonable best efforts to obtain alternative debt financing no later than August 19, 2011 in an amount such that the aggregate funds that would be available to Parent and Merger Sub at the merger closing under such alternative debt financing (when combined with the equity financing and cash on hand of the Company) would be sufficient to pay all amounts contemplated by the merger agreement, provided that neither Parent nor Merger Sub is required to obtain any such alternative debt financing on terms and conditions less favorable to their interests than the terms set forth in the debt commitment letter.

        Parent is required to give the Company prompt notice of any breach by any party to any of the financing commitments of which Parent or Merger Sub becomes aware, or any termination of any of the financing commitments, and will provide to the Company, upon our request, copies of the definitive documents related to the debt financing and the equity financing.

        Parent and Merger Sub may not permit any amendment or modification to be made to, or waiver of any provision or remedy under, or replace, either of the commitment letters, except that Parent and Merger Sub may (i) modify the terms and conditions of the debt financing commitment so long as such modifications would not be expected to adversely impact the ability of Parent and Merger Sub to timely consummate the transactions contemplated by the merger agreement or the likelihood of consummation of the transactions contemplated by the merger agreement and (ii) replace or amend the debt commitment letter to add lenders, arrangers, bookrunners, syndication agents or similar entities who had not executed the debt commitment letter as of February 13, 2011, or otherwise so long as such replacement or amendment would not be reasonably expected to adversely impact or delay in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement or the likelihood of the consummation of the transactions contemplated by the merger agreement.

        Notwithstanding the foregoing, Parent and Merger Sub are not required to:

  •
  bring any enforcement action against any source of equity financing to enforce its respective rights under the equity commitment (except that Parent will use its reasonable best efforts to enforce the equity financing commitment solely if the Company is granted a degree of specific performance of the obligation to consummate the merger closing after all of the conditions to the granting thereof are satisfied (as set forth in "—Liability Cap and Limitation on Remedies" below));

  •
  seek the equity financing from any source other than CD&R Fund VIII, or in any amount in excess of that contemplated by the equity financing commitment; or

  •
  pay any fees in excess of those contemplated by the financing commitments.

        The Company has agreed to, and has agreed to cause its subsidiaries to, use its reasonable best efforts to cause its representatives to, provide to Parent all cooperation reasonably requested by Parent that is reasonably customary in connection with the arrangement of the debt financing in accordance with the terms and conditions of the debt commitment letter, including:

  •
  participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with prospective lenders and rating agencies;

  •
  providing customary authorization and representation letters to financing sources authorizing distribution of information to prospective lenders or investors on a confidential basis;

  •
  assisting Parent in the preparation of customary rating agency presentations, lender presentations, offering documents, private placement memoranda, bank information memoranda, other marketing materials or memoranda reasonably requested by Parent or any financing sources in connection with the debt financing;

  •
  assisting Parent and Merger Sub in procuring the execution and delivery, effective as of the effective time, by the officers of the Company and its subsidiaries of any customary securities purchase agreements, credit agreements, indentures, notes, guarantees, pledge and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, certificates with respect to solvency of the Company and its subsidiaries and other certificates or documents and back-up therefor for legal opinions as may be reasonably requested by Parent or financing sources and otherwise reasonably facilitating the pledging of collateral and the granting of security interests;

  •
  furnishing Parent and Merger Sub and their financing sources with (i) as promptly as practicable, the Company's consolidated balance sheets and related statements of income, stockholders' equity and cash flows, (ii) as promptly as practicable, information customarily included in private placements under Rule 144A of the Securities Act of 1933, including financial statements and certain pro forma financial statements and (iii) for a period of 50 calendar days from February 13, 2011, all access and information reasonably and customarily required for the completion of field audits and appraisals of the Company's and its subsidiaries' accounts receivable and inventory in connection with obtaining an asset-based loan facility pursuant to the debt financing commitment (subject to certain exceptions, the information described in this bullet and certain other information specified in the merger agreement is referred to in the merger agreement as the required information);

  •
  using reasonable best efforts to cooperate with Parent and Parent's effort to obtain customary and reasonable corporate and facilities ratings, landlord waivers and estoppels, non-disturbance agreements, Phase I environmental site assessments, surveys and title insurance as reasonably requested with respect to the financing;

  •
  using reasonable best efforts to cooperate with Parent and Parent's efforts to permit financing sources to evaluate the Company's and its subsidiaries' current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing;

  •
  granting financing sources, upon reasonable request, access to the Company's and its subsidiaries' respective properties, assets, cash management and accounting systems;

  •
  delivery of notices of prepayment within time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the merger closing, and giving any other necessary notices to allow for discharge and termination in full on the merger closing of existing indebtedness;

  •
  furnishing Parent and its financing sources promptly with all documentation and information which any lender providing or arranging debt financing has reasonably requested and that is required by regulatory authorities in connection with the debt financing under applicable "know your customer" and anti-money laundering rules; and

  •
  otherwise cooperating with the marketing efforts of Parent and its financing sources for any of the financing as necessary or reasonably requested by Parent or its financing sources.

        Notwithstanding the foregoing, in connection with the Company and its subsidiaries' cooperation with Parent's arrangement of financing:

  •
  the Company will not be required to waive or amend any terms of the merger agreement or agree to pay any fees or reimburse any expenses prior to the merger closing or after termination of the merger agreement for which the Company has not received prior reimbursement by or on behalf of Parent;

  •
  the Company and its subsidiaries' (pre-closing) board of directors and officers will not be required to adopt resolutions approving the agreements pursuant to which any portion of the financing is obtained;

  •
  subject to certain exceptions, neither the Company nor its subsidiaries are required to execute, prior to the merger closing, any definitive financing documents in connection with any portion of the financing, unless such documents will only be effective as of the effective time;

  •
  except as expressly provided above, neither the Company nor any its subsidiaries are required to take any corporate actions prior to the closing to permit the consummation of the financing;

  •
  cooperation by the Company or its affiliates is not required to the extent it would unreasonably interfere with the Company or its affiliates' ongoing operations; and

  •
  neither the Company nor any of its affiliates or representatives will have any liability under any certificate, agreement, arrangement, document or instrument relating to any portion of the financing except, in the case of the Company and its subsidiaries, upon the merger closing.

        Parent has agreed to reimburse our and our affiliates' reasonable out-of-pocket costs and expenses (including accountants' fees and reasonable attorneys' fees) incurred in connection with our cooperation with Parent's arrangement of financing. Parent has agreed to indemnify us, our subsidiaries, the Onex Affiliates, our controlled affiliates and our and their respective directors, officers, advisors and representatives (which we refer to as the indemnitees) for any and all liabilities incurred by any of the foregoing in connection with the arrangement of financing and/or the provision of information utilized in connection therewith (other than information provided in writing specifically for such use by or on behalf of the Company or its subsidiaries), to the fullest extent permitted by applicable law, other than to the extent any of the foregoing arises from willful misconduct, gross negligence or material breach of our or their obligations (unless it results from an action taken, or not taken, by the indemnitees at the request of Parent or Merger Sub in order to comply with the merger agreement and the financing commitments, in which case this exclusion will not apply) or any information provided by or on behalf of us or our affiliates in connection with the debt financing to the extent such information would constitute a breach of any of the representations and warranties made by us under the merger agreement.

Employee Matters

        In the merger agreement, Parent has stated its current intention:

  •
  with respect to employees who are not covered by collective bargaining agreements, to cause the surviving corporation to provide compensation and employee benefits at substantially the same levels and on substantially the same terms and conditions as currently in effect (other than equity-based programs); and

  •
  with respect to employees who are covered by collective bargaining agreements, to cause the surviving corporation to continue to provide terms and conditions of employment consistent with the terms and conditions of the applicable collective bargaining agreements, subject to customary negotiations with respect to such terms and conditions.

        Notwithstanding anything to the contrary set forth above, nothing shall preclude the surviving corporation from amending or terminating any benefit plan; changing the current levels of compensation and employee benefits or related terms and conditions following the effective time in its discretion; or terminating the employment of any employee at any time.

        The merger agreement further provides that the surviving corporation will assume certain employment agreements of those employees of the Company whose agreements require such assumption.

Indemnification

        All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of certain indemnitees as provided in the respective certificate of incorporation or by-laws or other organizational documents of the Company or any subsidiary or any indemnification agreement between such indemnitee and the Company or any of its subsidiaries will survive the merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnitee.

        From and after the effective time of the merger, in the event of any threatened or actual claim, suit, action, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the indemnitee is or was a director (including in a capacity as a member of any board committee), or officer of the Company, any of its subsidiaries or any of their respective predecessors or (ii) the merger agreement or any of the transactions contemplated thereby, whether in any case asserted or arising before or after the effective time of the merger, Parent and the surviving corporation will (a) indemnify and hold harmless, to the fullest extent permitted by law, each such indemnitee against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any such proceeding), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual claim, and (b) comply with the terms of each existing indemnification agreement with respect to such claim. None of Parent or the surviving corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification has been sought by an indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnitee from all liability arising out of such claim or such indemnitee otherwise consents in writing to such settlement, compromise or consent. Parent and the surviving corporation will cooperate with an indemnitee in the defense of any matter for which such indemnitee has validly sought indemnification under such indemnification agreement. Parent's and the surviving corporation's obligations with respect to indemnification will continue in full force and effect after the effective time.

Directors' and Officers' Insurance

        The Company or Parent and the surviving corporation (on behalf of the Company) may obtain, at or prior to the effective time of the merger, prepaid or "tail" directors' and officers' liability insurance policies in respect of acts or omissions at or prior to the effective time of the merger for six years from the effective time of the merger, covering each person who is covered by such tail policies on February 13, 2011 on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on February 13, 2011; such tail policies may not be amended, modified or cancelled or revoked by the Company, Parent or the surviving corporation. If the Company or Parent and the surviving corporation do not obtain such "tail" policies, then for a period of six years from the effective time of the merger, Parent will maintain in effect the Company's current directors' and officers' liability insurance policies, covering each party on terms with respect to coverage and amounts no less favorable than those of the policies in effect on February 13, 2011. Neither Parent nor the

Company is required to pay an aggregate annual premium for such insurance policy (whether or not a "tail" policy is obtained) in excess of 200% of the annual premium paid by the Company in its last full fiscal year for such insurance coverage. If the annual premium amount exceeds such cap, Parent or the surviving corporation must obtain a policy with the greatest amount of coverage available for a cost not exceeding such amount.

Other Covenants

        The merger agreement contains additional agreements between the Company and Parent relating to, among other things:

  •
  granting approvals and taking necessary actions to consummate the merger as promptly as practicable and eliminate or otherwise minimize the effect of any anti-takeover laws that become or are deemed to be applicable to the merger after February 13, 2011;

  •
  coordination of press releases and other public announcements or filings relating to the merger;

  •
  Parent's access to our key employees, agents, properties, books, contracts, records and other information during the period prior to the earlier of the effective time and the termination of the agreement, as Parent may reasonably request;

  •
  confidentiality obligations;

  •
  notification of certain matters (including of any litigation related to the transactions contemplated by the merger agreement and the occurrence of any change, effect, event or occurrence which might reasonably be expected to cause any condition of the obligations of any party to effect the merger not to be satisfied);

  •
  termination of our employee stock purchase plans;

  •
  preservation of EMS LP as a Delaware limited partnership in good standing;

  •
  termination of contracts between the Company or its subsidiaries and any of the Onex Affiliates or their respective affiliates (except as otherwise agreed to by Parent);

  •
  completion and execution of certificates to the effect that the common stock and all of EMS LP's partnership interests, respectively, are not U.S. real property interests;

  •
  the delisting and deregistration of our common stock; and

  •
  actions to cause the disposition of our equity securities held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Conditions to the Completion of the Merger

        The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions on or prior to the closing date of the merger:

  •
  the stockholder approval shall have been obtained;

  •
  the waiting period (or any extension thereof) under the HSR Act shall have expired or been terminated;

  •
  the approval of the merger by the Cayman Islands Monetary Authority shall have been obtained; and

  •
  the absence of any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the merger.

        The obligations of Parent and Merger Sub to complete the merger are further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the closing date of the merger:

  •
  the representations and warranties made by the Company:

  •
  with regard to (i) the capitalization of the Company, (ii) since January 1, 2008 and as of the date the representation is given, the absence of certain affiliate transactions with the Onex Affiliates and their affiliates and (iii) the absence of any brokers' and finders' fees (other than those of BofA Merrill Lynch and Goldman Sachs), shall in each case be true and correct in all material respects as of the date of the merger agreement and as of the effective time as though made at the effective time (except for those representations and warranties which address matters only as of a specific date, which are required to be so true and correct as of such date only) (it being understood that an inaccuracy in the capitalization representation that would cause the aggregate merger consideration required to be paid by Parent and Merger Sub to increase by an amount in excess of $2.0 million or more in the aggregate will be deemed material);

  •
  with regard to (i) corporate power and authority of the Company and action by its board of directors in approving the merger agreement, (ii) the absence of any change, effect, event, state of facts, development or occurrence that would, individually or in the aggregate, have had or reasonably be expected to have a Company Material Adverse Effect from September 30, 2010 to the date of the merger agreement (see "—Company Material Adverse Effect Definition" for the definition of Company Material Adverse Effect), (iii) the required stockholder vote and (iv) the Company's board of directors' receipt of a copy of the fairness opinion from Goldman Sachs, shall in each case be true and correct as of the date of the merger agreement and at the effective time as though made at the effective time (except for those representations and warranties which address matters only as of a specific date, which are required to be so true and correct as of such date only); and

  •
  other than those listed above shall be true and correct (disregarding all qualifications and exceptions relating to materiality or Company Material Adverse Effect) as of the date of the merger agreement and as at the effective time as though made at the effective time (except for those representations and warranties which address matters only as of a specific date, which are required to be so true and correct as of such date only), except where the failure to be true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  the Company's performance, in all material respects, of all obligations required to be performed by the Company in the merger agreement at or prior to the closing of the merger;

  •
  the absence of any change, event, state of facts, development or occurrence since the date of the merger agreement that constitutes a Company Material Adverse Effect; and

  •
  the execution and delivery of the unitholders agreement by all of the parties thereto, the compliance of the Onex Affiliates with their obligations therein and the consummation of all of the transactions contemplated thereby.

        The Company's obligation to complete the merger is further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the closing date of the merger:

  •
  the representations and warranties made by Parent and Merger Sub in the merger agreement (disregarding all qualifications and exceptions relating to materiality), must be true and correct as of the effective time of the merger as if made at the effective time (or, if given as of a specific date, at and as of such date), except where such failures to be so true and correct would not, individually or in the aggregate, prevent or materially delay or reasonably be expected to prevent or materially delay consummation of the merger and the other transactions contemplated by the merger agreement, or Parent's or Merger Sub's ability to observe and perform their material obligations thereunder; and

  •
  Parent's and Merger Sub's performance, in all material respects, of all obligations required to be performed by them in the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after receipt of the stockholder approval:

  •
  by mutual consent of the Company and Parent;

  •
  by either the Company or Parent:

  (i)
  if the merger has not been consummated on or before August 19, 2011, provided, however, that such right of termination is not available to any party if the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of the failure of the merger to be consummated on or before such date;

  (ii)
  if any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the merger is in effect and is final and nonappealable, provided, however, that such right of termination is not available to any party unless such party has complied with its obligations under the merger agreement to prevent, oppose or remove such restraint;

  (iii)
  if the stockholder approval has not been obtained at the stockholders' meeting duly convened or at any adjournment or postponement thereof; or

  (iv)
  if there is any breach or inaccuracy in any of the other party's representations or warranties set forth in the merger agreement or the other party has failed to perform any of its covenants under the merger agreement, which inaccuracy, breach or failure to perform (i) would give rise to, if occurring or continuing at the effective time of the merger, the failure of any of the terminating party's conditions to closing and (ii) has not been or is not capable of being cured by such other party prior to the earlier of (a) August 19, 2011 and (b) the 60th calendar day after such other party's receipt of written notice thereof from the terminating party; provided that neither party has such right of termination if it is then in breach of any of its representations, warranties or covenants under the merger agreement which breach or failure to perform would give rise to the failure of any of the conditions to closing applicable to the other party.

  •
  by Parent:

  (i)
  if the Company's board of directors or any committee thereof withdraws, qualifies or modifies or publicly proposes to withdraw, qualify or modify in any manner its recommendation that our stockholders adopt the merger agreement;

  (ii)
  if the Company failed to include in this proxy statement, when mailed, its board of directors' recommendation that our stockholders adopt the merger agreement and a statement of the findings and conclusions of the board of directors;

  (iii)
  if, following the disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described in clause (iv) below), the board of directors has failed to reaffirm publicly its recommendation that our stockholders adopt the merger agreement within five business days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly; or

  (iv)
  if a tender or exchange offer relating to securities of the Company has been commenced and the Company has not announced, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer (each of the foregoing is referred to as a triggering event), provided that Parent shall not have such right of termination if the stockholder approval has been obtained;

  •
  by the Company:

  (i)
  in order to accept a superior proposal (in compliance with the terms of the merger agreement) and enter into an alternative acquisition agreement providing for such superior proposal, provided, that the Company pays the break-up fee prior to or concurrently with such termination; or

  (ii)
  if, after the marketing period (as defined above in "—Financing"), (a) all of Parent's and Merger Sub's conditions to their obligation to close the transactions contemplated by the merger agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the merger), (b) Parent has failed to consummate the merger closing by 10:00 a.m. New York City time on the second business day after satisfaction or waiver of the conditions to closing of the merger (unless another time, date or place is agreed to in writing by Parent and the Company), (c) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the merger at such time, and (d) the Company has given Parent written notice at least one business day prior to such termination stating the Company's intention to terminate the merger agreement and the basis for such termination.

Termination Fees

        If the merger agreement is terminated by Parent for a triggering event as described above in the third bullet under "—Termination of the Merger Agreement" or by the Company to accept a superior proposal, we will be obligated to pay CD&R or a designated affiliate a break-up fee in the amount of $116,505,000, which we refer to as the break-up fee.

        If the merger agreement is terminated by the Company for either (i) Parent's uncured breach of representations or warranties or uncured failure to perform any of its covenants, which would give rise to, if continuing at the effective time of the merger, the failure of any of the conditions to the Company's obligation to close the transactions contemplated by the merger agreement (as described above) or (ii) the reasons described in the last paragraph above under "—Termination of the Merger Agreement" as a result of Parent's failure to consummate the merger as contemplated by the merger agreement, Parent will be obligated to pay us a termination fee of $203,884,000, which we refer to as the termination fee.

Liability Cap and Limitation on Remedies

        Concurrently with the execution of the merger agreement, CD&R Fund VIII entered into a limited guarantee in our favor pursuant to which it irrevocably guaranteed certain of Parent's obligations under the merger agreement, including payment of the termination fee, if and when due, and payment of certain reimbursement and indemnification obligations of Parent in connection with the Company's cooperation with the arrangement of the financing, as described above. However, in no event will CD&R Fund VIII's liability under the limited guarantee exceed $203,884,000, the amount of the termination fee. The limited guarantee is our sole recourse against CD&R Fund VIII, its affiliates and related parties, including CD&R, for any damages we may incur in connection with the merger agreement and the transactions contemplated by the merger agreement.

        If Parent and Merger Sub fail to effect the merger closing (on the terms described above in "—Effective Time; Marketing Period") for any or no reason or otherwise breach or fail to perform under the merger agreement, then (except for the right of the Company to seek an injunction, specific performance or other equitable relief as described below) the Company's sole and exclusive remedy against any of Parent, Merger Sub, CD&R Fund VIII, any financing source or any of their affiliates or related parties for any breach, loss or damage will be to terminate the merger agreement, and (to the extent provided in the merger agreement) receive payment of the termination fee (as described above in "—Termination Fees"). Following any termination of the merger agreement which triggers Parent's payment of the termination fee (as described above in "—Termination Fees") and payment of the termination fee, none of the above parties will have any liability to the Company, its subsidiaries or any of its and their affiliates or any other person or entity for any litigation arising out of the merger agreement, the limited guarantee, the financing commitments, or otherwise.

        Upon payment of the termination fee, the Company has agreed to (and cause any subsidiaries or affiliates to) dismiss with prejudice promptly any litigation it or they have against Parent, Merger Sub, CD&R Fund VIII, any financing source, any of their affiliates or related parties . The Company has also agreed not to seek any damages from or bring any litigation against Parent, Merger Sub, CD&R Fund VIII, any financing source or any of their affiliates or related parties in connection with the merger agreement or any of the transactions contemplated thereby other than litigation to recover payment of the termination fee or for specific performance, injunction or other equitable remedy, as described below.

        Parent and Merger Sub are, and subject to certain exceptions, the Company is, entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms thereof. In particular (without limited the foregoing), the Company is entitled to seek specific performance to cause the equity financing to be funded to fund the merger consideration and to consummate the merger, only if each of the following conditions has been satisfied:

  •
  all conditions to Parent and Merger Sub's obligation to close the merger (set forth above in "—Conditions to the Completion of the Merger") have been satisfied or waived (excluding the conditions that by their terms are to be satisfied at the merger closing, but subject to the satisfaction or waiver of those conditions);

  •
  the debt financing has been funded or will be funded at the merger closing if the equity financing is funded at the merger closing;

  •
  Parent and Merger Sub fail to complete the merger closing in accordance with the merger agreement (on the terms described above in "—Effective Time; Marketing Period"); and

  •
  the Company has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, and Parent and Merger Sub otherwise comply with their obligations under the merger agreement, then the merger closing will occur.

Amendments

        The merger agreement may be amended by written agreement of Parent, Merger Sub and the Company at any time before or after receipt of the stockholder approval; provided, that after the stockholder approval has been obtained, there can be no amendment that by law would require further approval by our stockholders without such approval having been obtained.

Extension of Time; Waiver

        At any time prior to the effective time, any party to the merger agreement may:

  •
  extend the time for the performance of any of the obligations or acts of the other parties to the merger agreement;

  •
  to the extent permitted by law, waive any inaccuracies in the representations and warranties of any other party contained in the merger agreement or in any document, certificate or writing delivered pursuant to the merger agreement; or

  •
  subject to the proviso described in "—Amendments" above, waive compliance with any of the agreements or conditions contained in the merger agreement.

        Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of the Company, Parent or Merger Sub to exercise any of its rights under the merger agreement or otherwise will not constitute a waiver by such party of such right.

        If a quorum is not present at the special meeting, a majority of the voting power of the shares of capital stock present and entitled to vote at the meeting may adjourn the meeting until a quorum shall be present.

Unitholders Agreement

        The Onex Affiliates hold approximately 81.5% of the voting power of the Company's capital stock. In the unitholders agreement, among other things, the Onex Affiliates agree to:

  •
  direct the vote of their respective interests in the Class B special voting share in favor of the adoption of the merger agreement;

  •
  take all actions necessary to exchange all of the LP exchangeable units into Class B common stock immediately prior to the effective time of the merger; and

  •
  agree, subject to certain exceptions, not to sell, transfer or encumber the LP exchangeable units, except by exchanging the LP exchangeable units into shares of Class B common stock immediately prior to the effective time of the merger.

APPRAISAL RIGHTS

        If any record holder of our capital stock does not vote for the adoption of the merger agreement at the special meeting, makes a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and otherwise complies with the applicable statutory procedures of Section 262 of the DGCL summarized herein or does not otherwise consent in writing to the adoption of the merger agreement herein, such holder may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, such holder must follow the steps summarized below properly and in a timely manner.

        Set forth below is a summary description of Section 262 of the DGCL, which is reprinted in its entirety as Annex C to this proxy statement, and is incorporated herein by reference. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 of the DGCL and this summary to "stockholder" are to the record holder of shares of our capital stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

        Under the DGCL, stockholders who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, which we refer to as the Court of Chancery, and to receive payment in cash of the "fair value" of those shares, as determined by the Court of Chancery, which amount is exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of receiving the merger consideration that such stockholder would otherwise be entitled to under the merger agreement.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our capital stock and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our capital stock. If you sign and return a proxy card by mail or vote by submitting a proxy by telephone or through the Internet, without abstaining or expressly directing that your shares of our capital stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of capital stock, you must either (i) refrain from executing and returning the enclosed proxy card by mail and from voting in person, or submitting a proxy by telephone or through the Internet, in favor of the proposal to adopt the merger agreement; or (ii) vote against or abstain from voting for the adoption of the merger agreement by checking either the "AGAINST" or the "ABSTAIN" box next to the proposal on such card and returning such card by mail, voting in person against the adoption of the merger agreement, submitting a proxy by telephone or through the Internet against the proposal, or registering in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs us of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of capital stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our capital stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of capital stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of our capital stock is entitled to assert appraisal rights for such shares of our capital stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates or in the case of uncertificated shares, as the holder's name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

        Beneficial owners of shares of our capital stock have no right to directly demand appraisal; such demands must be made through the record holder of such shares. Accordingly, a record holder such as a broker or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our capital stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of our capital stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee arrangements and wish to exercise your appraisal rights, you are urged to consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal should be addressed to our Corporate Secretary at EMSC, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 or should be delivered to our Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

        Within ten days after the effective time of the merger, we will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed within such 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our capital stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after such stockholder's written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of capital stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding.

        The Court of Chancery will direct the payment of the fair value of the shares of our capital stock who have perfected appraisal rights, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The costs of the action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our capital stock as of a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the merger, a stockholder's right to appraisal will cease and he, she or it will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger.

        If you properly demand appraisal of your shares of our capital stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

        If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

        In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

IMPORTANT INFORMATION REGARDING EMSC

Ownership of Common Stock by Certain Beneficial Owners and Directors and Executive Officers

Principal Holders of the Company's Stock

        The following table sets forth all persons known to us to be the beneficial owners of more than 5% of our Class A and Class B common stock or our Class B special voting share, as well as the beneficial ownership of our Class A common stock by our directors, named executive officers and directors and executive officers as a group as of April 7, 2011.

        We report the amounts and percentages of our voting stock, including our common stock, beneficially owned on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including our common stock subject to a stock option or similar security that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of a security.

        Our LP exchangeable units are exchangeable on a one-for-one basis for shares of Class B common stock at any time at the option of the holder. Under the unitholders agreement, the Onex Affiliates, as the holders of all of the LP exchangeable units, have agreed to exchange the LP exchangeable units for Class B common stock immediately prior to the effective time of the merger. For these reasons, this table assumes the exchange of all LP exchangeable units for Class B common stock. Until such exchange, the Onex Affiliates have the benefit of the Class B special voting share through which the holders may exercise voting rights as though they held the same number of shares of Class B common stock. As a result, each person identified as a beneficial owner of Class B common stock may also be deemed to own beneficially a percentage of the Class B special voting share approximately equal to that person's percentage ownership of the Class B common stock. Moreover, because our Class B common stock is convertible at any time on a one-for-one basis for shares of Class A common stock at the option of the holder, each holder of Class B common stock may be deemed to own an equal number of shares of Class A common stock. On all matters to be voted on by our stockholders at the special meeting, our Class A common stock has one vote per share and our Class B common stock has ten votes per share.

        Except as described above with respect to the shared right to direct the vote of the Class B special voting share, and as we describe in the footnotes to the following table, to our knowledge each of the beneficial owners has sole voting and investment power with respect to the voting securities beneficially owned.

Ownership of Common Stock by Directors and Certain Executive Officers

Name of Beneficial Owners of Common Stock	Shares Beneficially Owned(1)		Stock Options(2)	Restricted Shares(2)	Restricted Share Unit(2)	Total	Percentage of Class
Non-Employee Directors
Robert M. Le Blanc	56,064 Class B	(3)	—	—	—	56,064 Class B	*
Steven B. Epstein	13,150		—	—	17,868	31,018	*
Paul B. Iannini, M.D.	—		—	—	17,868	17,868	*
James T. Kelly	40,000		—	—	17,868	57,868	*
Michael L. Smith	21,845	(4)	—	—	17,868	39,713	*
Kevin E. Benson	—		—	—	5,392	5,392	*
Leonard Riggs, Jr., M.D.	6,000	(5)	—	—	—	6,000	*
Named Executive Officers
William A. Sanger	141,060		528,168	15,000	—	684,229	2.2%
Randel G. Owen	7,979		144,604	6,250	—	158,833	*
Todd G. Zimmerman	17,470		54,742	8,333	—	80,545	*
Mark E. Bruning	2,854		17,500	4,166	—	24,520	*
Steve W. Ratton, Jr.	10,532		10,875	2,333	—	23,740	*
All Directors and Executive Officers (16 persons)	336,028 Class A		784,289 Class A	38,746 Class A	76,864 Class A	1,235,927 Class A	4.0%
	56,064 Class B		—	—	—	56,064 Class B	*

*
Represents less than 1%.

(1)
Unless otherwise noted, references are to Class A common stock.

(2)
Represents stock options, restricted shares or RSUs, respectively, that became exercisable as of April 7, 2011 or become exercisable within 60 days of April 7, 2011.

(3)
Mr. LeBlanc does not hold these shares directly. These are deemed shares of Class B common stock and include (i) 35,814 LP exchangeable units held by Onex US Principals LP, which may be deemed owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in the LP exchangeable units owned by Onex US Principals LP and (ii) 20,250 LP exchangeable units owned by Onex EMSC Co-Invest LP, which may be deemed to be owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in Onex EMSC Co-Invest LP. Mr. Le Blanc disclaims beneficial ownership of the LP exchangeable units owned by Onex US Principals LP and Onex EMSC Co-Invest LP.

(4)
Mr. Smith's shares of Class A common stock are indirectly owned through the Michael L. Smith Revocable Trust, dated August 2, 2001.

(5)
Dr. Riggs holds 4,000 shares of Class A common stock directly and 2,000 shares of Class A common stock indirectly through his spouse.

Ownership of Common Stock by Certain Beneficial Owners

Name and Address of Beneficial Owners of Common Stock	Shares Beneficially Owned(1)		Percentage of class	Percentage of All Equity Shares	Percent of Voting Power(2)
Onex Corporation	1 class B special voting share		100.0%	*	81.5%
Onex Corporation	13,724,721 class B	(3)	99.6%	31.0%	81.5%
CDRT Acquisition Corporation(4)	13,724,676 class B		99.6%	31.0%	81.5%
Onex Partners LP	7,363,737 class B	(5)	53.4%	16.6%	43.8%
Onex Partners LLC	4,747,767 class B	(6)	34.5%	10.7%	28.2%
Onex EMSC Co-Invest LP	1,216,062 class B	(7)	8.8%	2.7%	7.2%
EMS Executive Investco LLC	273,425 class B	(8)	2.0%	0.6%	1.6%
Onex US Principals LP	123,685 class B	(9)	0.9%	0.3%	0.7%
The Vanguard Group, Inc.(11)	1,610,165 class A		5.3%	3.6%	1.0%

*
Represents less than 1%.

(1)
According to the SEC rules, any securities not outstanding (such as shares of our Class B common stock issuable on conversion of our LP exchangeable units) should be assumed to be outstanding only for the calculation of beneficial ownership of the individual who beneficially owns such shares. Our calculation of the beneficial ownership of our Class B common stock assumes the exchange of all of our LP exchangeable units for Class B common stock because the LP Exchangeable Unit holders currently have the power to direct a number of votes equal to the votes they would cast if they exchanged their LP exchangeable units for Class B common stock.

(2)
On each matter submitted to the stockholders for their vote at the special meeting, our Class A common stock is entitled to one vote per share, our Class B common stock is entitled to ten votes per share, reducing to one vote per share under certain limited circumstances, and our Class B special voting share is entitled to a number of votes that could be cast if all of the outstanding LP exchangeable units were exchanged for Class B common stock. Except as required by law, our Class A common stock, Class B common stock and the Class B special voting share vote together on all matters submitted to stockholders for their vote.

(3)
Includes the following: (i) 7,363,737 LP exchangeable units held by Onex Partners LP; (ii) 4,747,767 LP exchangeable units held by Onex Partners LLC; (iii) 1,216,062 LP exchangeable units held by Onex EMSC Co-Invest LP; (iv) 273,425 LP exchangeable units held by EMS Executive Investco LLC; (v) 123,685 LP exchangeable units held by Onex US Principals LP; and (vi) 45 shares of Class B common stock held by Onex American Holdings II LLC. Onex Corporation may be deemed to own beneficially the LP exchangeable units held by (a) Onex Partners LP, through Onex' ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners GP LP, the general partner of Onex Partners LP; (b) Onex Partners LLC, through Onex' ownership of all of the equity of Onex Partners LLC; (c) Onex EMS Co-Invest LP, through Onex' ownership of all of the common stock of Onex Partners GP Inc., the general partner of Onex Partners GP LP, the general partner of Onex EMSC Co-Invest LP; (d) EMS Executive Investco LLC, through Onex' ownership of Onex American Holdings II LLC which owns 100% of the voting power of EMS Executive Investco LLC; and (e) Onex US Principals LP through Onex' ownership of all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Onex Corporation has disclaimed such beneficial ownership. The address for Onex Corporation is 161 Bay Street, Toronto, ON M5J 2S1, Canada.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex

  Corporation and as such may be deemed to own beneficially all of the LP exchangeable units owned beneficially by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

(4)
Based solely on a Schedule 13D filed with the SEC on February 23, 2011, pursuant to the unitholders agreement, Parent, Merger Sub, CD&R Fund VIII, CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. may be deemed to have shared voting control over 81.5% of the voting power of the outstanding capital stock of the Company. Parent, Merger Sub, CD&R Fund VIII, CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. have expressly disclaimed such beneficial ownership.

(5)
All of the LP exchangeable units owned by Onex Partners LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex Partners LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(6)
All of the LP exchangeable units owned by Onex Partners LLC may be deemed owned beneficially by Onex Corporation. The address for Onex Partners LLC is 421 Leader Street, Marion, Ohio 43302.

(7)
All of the LP exchangeable units owned by Onex EMSC Co-Invest LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex EMSC Co-Invest LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(8)
All of the LP exchangeable units owned by EMS Executive Investco LLC may be deemed owned beneficially by each of Onex American Holdings II LLC (owner of 100% of the voting power of EMS Executive Investco LLC) and Onex Corporation (owner of all of the equity of Onex American Holdings GP LLC). The address for EMS Executive Investco LLC is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(9)
All of the LP exchangeable units owned by Onex US Principals LP may be deemed owned beneficially by each of Onex American Holdings GP LLC (the general partner of Onex US Principals LP) and Onex Corporation (owner of all of the equity of Onex American Holdings GP LLC). The address for Onex US Principals LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(10)
Based solely on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2011. The Vanguard Group, Inc. shares the power to dispose or to direct the disposition of 20,738 shares of class A common stock with Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

 Market Price of the Company Class A Common Stock and Dividend Information

        Our Class A common stock is traded on the NYSE under the ticker symbol "EMS". The following table sets forth, for the indicated calendar periods, the reported high and low sale prices per share of our Class A common stock as reported on the NYSE.

	High	Low
Year Ended December 31, 2010
Fourth Quarter	$65.47	$48.94
Third Quarter	53.58	42.27
Second Quarter	58.90	47.64
First Quarter	61.83	50.79
Year Ended December 31, 2009
Fourth Quarter	$55.50	$41.50
Third Quarter	49.54	36.31
Second Quarter	37.38	28.90
First Quarter	39.11	26.64
Year Ended December 31, 2008
Fourth Quarter	$38.63	$26.29
Third Quarter	34.83	20.75
Second Quarter	26.45	20.56
First Quarter	33.03	21.17

        The Company did not pay any dividends during any of the periods set forth in the table above. Under the terms of the merger agreement, the Company cannot establish a record date for, declare, set aside for payment or pay any dividend with respect to any shares of its common stock.

        The closing sale price of our Class A common stock on the NYSE on December 13, 2010, the day immediately prior to our public announcement that we were reviewing strategic alternatives to enhance stockholder value, was $53.86 per share. The closing sale price of our Class A common stock on the NYSE on February 11, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, was $70.66 per share. On April 15, 2011, the most recent practicable trading date prior to the date of this proxy statement, the closing sale price of our common stock was $63.76 per share.

        Neither the Company's Class B common stock nor the Class B special voting share is listed on a national securities exchange or traded publicly on a national securities exchange.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2011 annual meeting of stockholders, which we refer to as the 2011 Annual Meeting, only if the merger is not completed.

        Stockholder Proposals.    Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2011 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act and our by-laws, must have been received by us no later than January 18, 2011, provided, that if the date of our 2011 Annual Meeting is more than 30 days before or after May 18, 2011 (the anniversary of our 2010 Annual Meeting), the stockholder proposal must have been received by us within 15 days after our public announcement of the date of the 2011 Annual Meeting.

        Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for a special stockholders meeting must be received by us by the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier.

        Stockholders should submit their proposals in writing to our Corporate Secretary at 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 and shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the stockholder giving notification, (i) the name and address of such stockholder and (ii) the class and series of all shares of the Company that are owned beneficially by such stockholder.

        Nomination of Director Candidates.    Our by-laws permit stockholders to nominate directors for election at any meeting of stockholders called for the election of directors. To nominate a director, the stockholder must provide a timely notice in writing to our Corporate Secretary at the address set forth above within the time period described under "—Stockholder Proposals" above. Such notice must include the information required by, and will be subject to the conditions set forth in, our by-laws.

        Copy of By-law Provisions.    You may contact our Corporate Secretary at the address set forth above for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

 HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        In accordance with notices previously sent to eligible record stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any record stockholder at that address. This practice, known as "householding", is designed to reduce our printing and postage costs and to reduce waste. However, upon written or oral request, we will deliver promptly a separate copy of the proxy statement to a record stockholder who has been householded. Such requests can be made by contacting Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, (877) 777-4575 or by contacting the Corporate Secretary in writing at Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, or by telephone at (303) 495-1200. If you are a record stockholder and would like for your proxy materials to be householded, you can contact our transfer agent, American Stock Transfer & Trust Company, LLC by telephone at (800) 937-5449 and request information on how to participate in householding for future meetings, if any. In addition, if you are a record stockholder who no longer wishes to participate in householding, you can use the above-referenced telephone number and address to notify EMSC that you wish to receive separate annual reports and proxy statement for future meetings, if any.

        If you are a "street name" stockholder and own your shares through a broker, bank or other nominee, you can request to participate in householding, or alternatively can request separate copies of our annual reports and proxy statement, by contacting your broker, bank or nominee.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the "SEC Filings" section of our Investor Relations website at www.emsc.net.

        The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. However, nothing in this proxy statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent a statement contained in (1) this proxy statement, or (2) any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement.

        The following documents filed with the SEC are incorporated by reference in this proxy statement.

  •
  Item 8.01 of each of our Current Reports on Form 8-K filed with the SEC on February 14, 2011,

  •
  Item 1.01 of our Current Report on Form 8-K filed with the SEC on February 17, 2011,

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 18, 2011, and

  •
  Items 2.02 and 9.01 of our Current Report on Form 8-K filed with the SEC on April 4, 2011.

        We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this proxy statement and before the special meeting.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Emergency Medical Services Corporation, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, Attn: Corporate Secretary, telephone (303) 495-1200, or on our website at www.emsc.net or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).

        Parent has supplied all information in this proxy statement pertaining to Parent and Merger Sub, and we have supplied all information in this proxy statement pertaining to us.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED [                                    ], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

CDRT Acquisition Corporation

CDRT Merger Sub, Inc.

and

Emergency Medical Services Corporation

Dated as of February 13, 2011

EXECUTION VERSION

A-i

A-ii

A-iii

EXECUTION VERSION

        AGREEMENT AND PLAN OF MERGER, dated as of February 13, 2011 (this "Agreement"), among CDRT Acquisition Corporation, a Delaware corporation ("Parent"), CDRT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Emergency Medical Services Corporation, a Delaware corporation (the "Company").

        Each of Parent, Sub and the Company are referred to herein as a "party" and together as the "parties". Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

R E C I T A L S

        The respective boards of directors of each of Parent, Sub and the Company have unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of their respective stockholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement.

        The Board of Directors has recommended that the Company's stockholders vote in favor of the adoption of this Agreement.

        Concurrently with the execution and delivery of this Agreement, Parent and Sub have entered into a Unitholders Agreement with the Principal Stockholders (the "Unitholders Agreement"), pursuant to which, among other things, the Principal Stockholders agree to take specified actions, exercise certain rights and refrain from taking other actions or exercising other rights in furtherance of the Merger, including to (i) take all actions necessary to exchange all of the LP Exchangeable Units into Class B Common Stock immediately prior to the Effective Time, (ii) agree not to sell, transfer or encumber the LP Exchangeable Units, except by exchanging the LP Exchangeable Units into shares of Class B Common Stock immediately prior to the Effective Time and (iii) direct the vote of their respective interests in the Class B Special Voting Share in favor of the adoption of this Agreement, in each case as set forth in the Unitholders Agreement.

        After the Stockholder Approval is obtained, Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.01, each issued and outstanding share of Company Common Stock immediately prior to the effective time of the Merger (including shares of Company Common Stock issued upon the exchange of the LP Exchangeable Units, as provided in Section 3.01(c)(i)) will be cancelled and converted into the right to receive the Merger Consideration.

        Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

A G R E E M E N T

        The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

        Section 1.01    Certain Definitions.    For purposes of this Agreement:

        (a)   "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement (including any waivers thereof or amendments thereto) that contains confidentiality and standstill provisions that are no less favorable to the Company and no more favorable to any such third party than those contained in the form of confidentiality agreement included in Section 1.01(a) of the Company Disclosure Schedule.

        (b)   "Affiliate" means, as to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by Contract or otherwise.

        (c)   "Affiliated Medical Group" means a professional corporation, association, limited liability company or other professional entity owned by one or more physicians for which a Subsidiary of the Company or another Affiliated Medical Group of the Company provides management services pursuant to an Affiliated Medical Group Physician Services Agreement or an Affiliated Medical Group Management Services Agreement and whose physician owners have entered into a Stock Transfer and Option Agreement and an Indemnity Agreement.

        (d)   "Affiliated Medical Group Management Services Agreement" means an agreement between an Affiliated Medical Group and a Subsidiary of the Company pursuant to which such Subsidiary provides management services to the Affiliated Medical Group for its operations at one or more hospitals and/or other healthcare facilities.

        (e)   "Affiliated Medical Group Physician Services Agreement" means an agreement between an Affiliated Medical Group and a Subsidiary of the Company pursuant to which the Affiliated Medical Group provides professional medical services at one or more hospitals and/or other healthcare facilities under contract with such Subsidiary and the Subsidiary provides management services to the Affiliated Medical Group.

        (f)    "Antitrust Laws" means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914 and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        (g)   "Billing Entity" means a partnership, limited liability company or other entity whose only significant activity is invoicing and collecting payments for professional medical services on behalf of an Affiliated Medical Group or a Subsidiary and transfers all of its revenue on a regular basis to such Affiliated Medical Group or Subsidiary.

        (h)   "Board of Directors" means the Board of Directors of the Company.

        (i)    "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law or executive order to be closed.

        (j)    "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

        (k)   "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued by the IRS pursuant thereto.

        (l)    "Collective Bargaining Agreement" means any and all agreements, understandings, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, involving or entered into between any employer and any labor organization, union, employee association, agency or employee committee or plan.

        (m)  "Company Benefit Plan" means each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock or other equity-based arrangement, severance, employment, change of control, termination, retention or fringe or other benefit or compensation plan, program, arrangement or agreement, whether written, or unwritten, formal or informal, that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries as of the date of this Agreement, in each case for the benefit of their current or former employees, officers, or directors.

        (n)   "Company Common Stock" means the Class A Common Stock and the Class B Common Stock.

        (o)   "Company Equity Awards" means the Company's Restricted Shares, RSUs and Stock Options.

        (p)   "Company Incentive Plans" means the Company's Equity Option Plan, the Company's 2007 Employee Stock Purchase Plan, the Company's 2007 Amended and Restated Long-Term Incentive Plan (as amended on May 18, 2010) and the Non-Employee Director Compensation Program, collectively.

        (q)   "Company Intellectual Property" means all Intellectual Property used in, held for use in or necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

        (r)   "Company Material Adverse Effect" means any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate with all other changes, effects, state of facts, developments or occurrences is, or would be reasonably expected to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole; provided, that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect: any change, effect, event, state of facts, development or occurrence that arises out of or results from (i) general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof), (v) general conditions in the industries in which the Company and its Subsidiaries primarily operate, (vi) any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement (provided that the underlying factors contributing to such failure shall not be excluded), (vii) any change in the market price or trading volume of the Class A Common Stock or the credit rating of the Company (provided that the underlying factors contributing to such changes shall not be excluded), (viii) other than for purposes of the representations and warranties made in Section 4.05 or, to the extent related to such representations and warranties, Section 7.02(a), the announcement and pendency of this Agreement and the Transactions, (ix) any action taken by the Company or its Subsidiaries required by this Agreement, or (x) the identity of, or any facts or circumstances relating to Parent, Sub or their respective Affiliates, except in the cases of clauses (i), (ii), (iii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Company Material Adverse Effect).

        (s)   "Confidentiality Agreement" means the confidentiality agreement, dated as of November 28, 2010 by and between Clayton, Dubilier & Rice, LLC and the Company.

        (t)    "Contract" means any contract, agreement, license, note, bond, mortgage, guarantee, indenture, commitment, understanding, lease, permit, authorization or other agreement, instrument obligation or binding arrangement, whether written or oral.

        (u)   "Damages" means any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses.

        (v)   "EMS LP" means Emergency Medical Services L.P., a Delaware limited partnership.

        (w)  "EMS LP Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of EMS LP effective as of January 1, 2008 and identified in Section 1.01(w) of the Company Disclosure Schedule.

        (x)   "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (y)   "Financing Sources" means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing Commitment or alternative debt financings in connection with the Transactions and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns, including the parties named in Section 5.03.

        (z)   "Fully Diluted Shares" means, as of any time (i) all shares of Class A Common Stock then issued and outstanding, (ii) all shares of Class A Common Stock issuable upon conversion of the Class B Common Stock then issued and outstanding and (iii) all shares of Class A Common Stock issuable upon conversion of the Class B Common Stock reserved for issuance upon exchange of the LP Exchangeable Units then outstanding.

        (aa) "Governmental Entity" means any national, supranational, state, provincial or local, whether domestic or foreign, government, any subdivision, agency, commission or authority thereof, any court of competent jurisdiction or any administrative, regulatory (including any stock exchange) or other agency, commission, or authority.

        (bb) "HMO" means a health maintenance organization.

        (cc) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        (dd) "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) any obligations of such Person under any lease of property, real or personal, which obligations are required to be classified as capital leases in accordance with GAAP, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof), (ix) all letters of credit or performance bonds issued for the account of such Person and (x) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly-owned Subsidiary of such Person.

        (ee) "Indemnity Agreement" means an agreement between the physician owner(s) of an Affiliated Medical Group and a Subsidiary of the Company pursuant to which the Subsidiary indemnifies the physician owner(s) for any liability arising out of the management services provided by the Subsidiary pursuant to an Affiliated Medical Group Physician Services Agreement or Affiliated Medical Group Management Services Agreement.

        (ff)  "Intellectual Property" means all intellectual property including such rights in and to: (i) any patent, invention (whether or not reduced to practice or patentable), trademark and service mark

(including any trade dress, logo and any other indicia of origin and the goodwill of any business symbolized thereby), trade name, Internet domain name, copyright and copyrightable work (whether or not registered), design and trade secret, (ii) application for and registration, issuance and renewals of any of the foregoing, (iii) lists (including customer and vendor lists), data, databases, processes, formulae, methods, specifications, schematics, plans, studies, technology, know-how, trade secrets, designs, ideas, research and development, improvements, web site and other content, computer software programs and related documentation, and other confidential or proprietary data and information, and (iv) computer software, data and databases including, but not limited to, object code, source code, operating and other systems, tools, firmware, related documentation and all copyrights therein.

        (gg) "IRS" means the Internal Revenue Service.

        (hh) "Knowledge of Parent" or "Knowledge of Parent or Sub" means the actual knowledge of any of the persons set forth in Section 1.01(hh) of the Parent Disclosure Schedule.

         (ii)  "Knowledge of the Company" means the actual knowledge of any of the persons set forth in Section 1.01(ii) of the Company Disclosure Schedule.

        (jj)   "Law" means any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance rule or regulation of any Governmental Entity.

        (kk) "Liability" means liabilities, debts, claims or obligations of any nature, whether known, unknown, accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due.

        (ll)   "Limited Guarantee" means the limited guarantee by the Sponsor, dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent arising under, or in connection with, this Agreement.

        (mm)  "LP Exchangeable Units" has the meaning set forth in the EMS LP Partnership Agreement.

        (nn) "Management Level Employee" means (i) for purposes of this Agreement other than Section 6.01(o), the Chief Executive Officer and President of each of the Company, EmCare, Inc. and American Medical Response, Inc., any employee (excluding administrative personnel) of the Company or any of its Subsidiaries who is a direct report of any such officer, and (ii) for purposes of Section 6.01(o), any employee with a title at the level of Vice President or higher.

        (oo) "Marketing Period" means the first period of 20 Business Days after the date hereof and after (x) the SEC shall have confirmed, orally or in writing, that it has no further comments on the Proxy Statement, and the Proxy Statement shall have been mailed to the holders of Company Common Stock and the Class B Special Voting Share as of the record date established for the Stockholders' Meeting and (y) the ABL Access Period has been completed (or, if earlier, Parent shall have received a completed field audit and appraisal of the Company's and its Subsidiaries' accounts receivable and inventory in connection with obtaining an asset-based loan facility pursuant to the Debt Financing Commitment), throughout and at the end of which (a) Parent shall have the Required Information from the Company and (b) the condition set forth in Section 7.01(c) shall be satisfied and nothing has occurred and no condition exists that would be reasonably likely to cause any of the conditions set forth in Section 7.02 to fail to be satisfied assuming the Merger Closing were to be scheduled for any time during such 20 Business Day period; provided that (i) if any financial information for any fiscal period included in the Required Information becomes stale under Regulation S-X promulgated under the Securities Act, the Marketing Period shall be automatically extended for five Business Days following the date on which the Company has furnished the Parent with updated Required Information, and (ii) the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the completion of the Marketing Period, (A) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company's most recently filed

Annual Report on Form 10-K, in which case the Marketing Period shall not be deemed to commence unless and until five Business Days after a new unqualified audit opinion is issued with respect to such financial statements by Ernst & Young LLP or another nationally-recognized independent public accounting firm, or (B) the Company restates or the Board of Directors has determined to restate any historical financial statements of the Company, in which case the Marketing Period shall not be deemed to commence unless and until five Business Days after such restatement has been completed and the relevant SEC documents have been amended or the Board of Directors subsequently concludes that no restatement shall be required in accordance with GAAP. If the Company in good faith reasonably believes it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have provided the Required Information unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information and, within five Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information Parent reasonably believes the Company has not delivered or is not compliant).

        (pp) "Medical Professional" means any Person engaged by or otherwise providing professional, clinical services and/or medical administrative services for or on behalf of the Company or any of its Subsidiaries.

        (qq) "Medicare and Medicaid Programs" means governmental health insurance programs implemented under Titles XVIII and XIX of the Social Security Act.

        (rr)  "NYSE" means the New York Stock Exchange.

        (ss)  "Order" means any writ, judgment, order, injunction, award or decree of any Governmental Entity.

        (tt)  "Onex Management Agreement" means the Management Agreement, dated February 10, 2005, by and among Onex Partner Manager LP, AMR HoldCo, Inc., and EmCare HoldCo, Inc.

        (uu) "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the operating agreement or limited liability company agreement and the certificate of formation of any limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment or modification to any of the foregoing.

       (vv)  "Owned Intellectual Property" means all Intellectual Property owned by the Company or any of its Subsidiaries used in, held for use in or necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

        (ww)  "person" or "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity.

       (xx)  "PPO" means preferred provider organization.

        (yy) "Principal Stockholders" means the record owners of the LP Exchangeable Units.

        (zz) "Representatives" means, when used with respect to a Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financial advisors, agents and other representatives of such Person and of any Subsidiary of such Person.

        (aaa)  "Restricted Shares" means the shares of restricted Class A Common Stock granted under the Company Incentive Plans.

        (bbb)  "RSU" means each "phantom" or notional restricted share unit awarded pursuant to the Company Incentive Plans.

        (ccc)  "SEC" means the U.S. Securities and Exchange Commission.

        (ddd)  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (eee)  "Significant Subsidiary" has the meaning set forth in Rule 1-02 under Regulation S-X promulgated under the Exchange Act.

        (fff) "Stock Option" means any option to purchase shares of Class A Common Stock granted under a Company Incentive Plan other than the Company's Employee Stock Purchase Plan.

        (ggg)  "Stock Transfer and Option Agreement" means an agreement between the physician owner(s) of an Affiliated Medical Group and a Subsidiary of the Company pursuant to which such physician owner(s) agree to transfer the equity interests in the Affiliated Medical Group to a designee of the Subsidiary under certain circumstances.

        (hhh)  "Subsidiary" of a Person means a corporation, partnership, limited liability company or other entity with respect to which such Person, directly or indirectly, (i) owns in excess of 50% of the outstanding capital stock, (ii) owns a right to more than 50% of the profits of such entity or (iii) possess the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, EMS LP, each of its Subsidiaries and each Affiliated Medical Group is a Subsidiary of the Company. No Billing Entity is deemed to be a Subsidiary of the Company for purposes of this Agreement.

        (iii)  "Takeover Laws" means "moratorium," "control share acquisition," "business combination," "fair price" or any other form of anti-takeover Laws of any jurisdiction that may purport to be applicable to the Company, Parent, Sub or any of their respective Affiliates as a result of this Agreement or the Transactions (including the Merger), including Section 203 of the DGCL.

        (jjj)  "Transactions" means the transactions contemplated by this Agreement and the Unitholders Agreement.

        (kkk)  "Treasury" means the United States Department of the Treasury.

        (lll)  Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

Defined Terms	Section
ABL Access Period	6.10(a)(v)
Acquisition Proposal	6.02(g)(i)
Affiliate Transaction	4.19
Agreement	Preamble
Alternative Acquisition Agreement	6.02(e)(i)
Appraisal Shares	3.01(d)
Authorizations	4.10(a)
Break-Up Fee	8.03(e)
Certificate	3.01(c)(i)
Certificate of Merger	2.03
Change of Recommendation	6.02(e)
Claim	6.07(b)
Class B Special Voting Share	4.02(a)
Company	Preamble

Defined Terms	Section
Company Disclosure Schedule	Article IV
Company Related Parties	8.03(b)
Converting Stock Option	3.04(a)
Credit Facility	4.03(a)
Cutoff Date	4.02(a)
Debt Financing	5.03
Debt Financing Commitment	5.03
Debt Payoff	6.10(a)(x)
DGCL	2.01
Effective Time	2.03
Engagement Letter	5.03
Environmental Laws	4.10(b)
Equity Award Amounts	3.04(d)
Equity Financing	5.03
Equity Financing Commitment	5.03
ERISA Affiliate	4.12(c)
Exchange Fund	3.03(a)
Fairness Opinion	4.23
Fee Letter	5.03
Financing	5.03
Financing Commitments	5.03
GAAP	4.06(b)
Government Contract	4.25
Governmental Program	4.18(b)
Hazardous Materials	4.10(b)
Health Care Authorizations	4.18(f)
Health Care Law	4.18(a)
Indemnified Party	6.07(a)
Indemnitees	6.10(c)
Interim Period	6.01
Labor Proceeding	4.13
Lien	4.05(b)
Litigation	4.09
Material Contract	4.11(a)
Merger	Recitals
Merger Closing	2.02
Merger Closing Date	2.02
Merger Consideration	3.01(c)(i)
Notice Period	6.02(e)(i)
Outside Date	8.01(b)(i)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	5.02(b)
Parent Related Parties	8.02(b)
Parent Stock Option	3.04(a)
parties	Preamble
party	Preamble
Paying Agent	3.03(a)
Preferred Stock	4.02(a)
Proxy Date	6.03(c)

Defined Terms	Section
Proxy Statement	6.03(a)
Recommendation	20
Reimbursement Obligations	6.10(c)
Required Information	6.10(a)(v)
Restraints	7.01(c)
Sarbanes-Oxley Act	4.06(a)
SEC Documents	4.06(a)
Solvent	5.11
Sponsor	5.03
Stock Option Exchange Ratio	3.04(a)
Stockholder Approval	4.21
Stockholders' Meeting	6.03(c)
Sub	Preamble
Superior Proposal	6.02(g)(ii)
Surviving Corporation	2.01
Tax	4.14(b)
Tax Return	4.14(b)
Taxes	4.14(b)
Termination Fee	8.03(c)
Transaction Litigation	6.04(c)
Triggering Event	8.01(e)
Unitholders Agreement	Recitals

ARTICLE II.

THE MERGER

        Section 2.01    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

        Section 2.02    Closing.    The closing of the Merger (the "Merger Closing") will take place at the offices of Debevoise & Plimpton LLP, located at 919 Third Avenue, New York, New York, 10022, at 10:00 a.m., New York City time, on the second business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) unless another time, date or place is agreed to in writing by Parent and the Company; provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Merger Closing), then the Merger Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (a) any Business Day before or during the Marketing Period as may be specified by Parent on no less than two Business Days' prior notice to the Company, and (b) the second Business Day immediately following the final Business Day of the Marketing Period. The date on which the Merger Closing occurs is referred to in this Agreement as the "Merger Closing Date".

        Section 2.03    Effective Time.    Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Merger Closing Date, the parties shall file a certificate of merger or a certificate of ownership and merger, as applicable (the "Certificate of Merger"), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and shall make all other filings and recordings required under the DGCL. The Merger shall become effective on such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such other date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        Section 2.04    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

        Section 2.05    Certificate of Incorporation and By-Laws.

        (a)   At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended (subject to Section 6.07(a)) as provided therein or by applicable Law; provided, however, that the name of Company shall not be amended, so that the name of the Surviving Corporation shall be "Emergency Medical Services Corporation", and provided further that the provisions of Sub's certificate of incorporation related to the incorporator of Sub shall be omitted from the certificate of incorporation of the Surviving Corporation.

        (b)   At the Effective Time, the by-laws of the Company shall be amended to read in their entirety as the by-laws of Sub as in effect immediately prior to the Effective Time and shall be the by-laws of the Surviving Corporation until thereafter changed or amended (subject to Section 6.07(a)) as provided therein or by applicable Law.

        Section 2.06    Directors.    At the Effective Time, the directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 2.07    Officers.    At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 2.08    Taking of Necessary Action.    If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the Surviving Corporation, the board of directors of the Surviving Corporation and officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Sub and the Surviving Corporation.

ARTICLE III.

EFFECT OF THE MERGER ON THE
CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        Section 3.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, the Class B Special Voting Share, any LP Exchangeable Units or any shares of capital stock of Parent or Sub:

        (a)    Capital Stock of Sub.    Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of Capital Stock of the Surviving Corporation.

        (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is directly owned by the Company as treasury stock, or by Parent or Sub at such time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (c)    Conversion of Company Common Stock and Class B Special Voting Share.

          (i)    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be canceled in accordance with Section 3.01(b) and, except as provided in Section 3.01(d), the Appraisal Shares, but including shares of Class B Common Stock that are issued immediately prior to the Effective Time in exchange for LP Exchangeable Units) shall be converted into the right to receive $64.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (ii)   The Class B Special Voting Share shall be converted into the right to receive $1.00 in cash, without interest, and shall no longer be outstanding and shall cease to exist, and the book-entry thereof that immediately prior to the Effective Time represented such share shall cease to have any rights with respect thereto, except the right to receive $1.00.

        (d)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Appraisal Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration, as provided in Section 3.01(c), without any interest thereon. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or written threats thereof, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

        Section 3.02    Adjustment to Merger Consideration.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time, the Merger Consideration as provided in Section 3.01(c)(i) shall be equitably adjusted by Parent to reflect the effect thereof. For the avoidance of doubt, there will be no adjustment to the Merger Consideration to reflect the effect of the exchange of LP Exchangeable Units for Class B Common Stock, the conversion of Class B Common Stock into Class A Common Stock or the exercise of any Stock Option or vesting of any Company Equity Award.

        Section 3.03    Exchange Fund.

        (a)    Paying Agent.    Prior to the Merger Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent in the form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration as required to be paid pursuant to this Agreement (such cash being hereinafter referred to as the "Exchange Fund"). Parent shall not be required to deposit with the Paying Agent the $1.00 payable with respect to the Class B Special Voting Share.

        (b)    Certificate Exchange Procedures.    As promptly as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form)), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

        (c)    No Further Ownership Rights in Company Common Stock.    All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any

Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article III.

        (d)    Termination of the Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article III.

        (e)    No Liability.    None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

        (f)    Investment of Exchange Fund.    The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A 1 or P 1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to Parent. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration or any holder of a Company Equity Award to receive the holder's Equity Award Amount, in each case as provided herein.

        (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

        (h)    Withholding Rights.    Notwithstanding anything in this Agreement to the contrary, Parent, Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amount otherwise payable pursuant to the Merger (or this Agreement) such amounts as they are required to deduct and withhold under the Code, or any other provision of Tax Law, including any payment to a holder of Company Common Stock or a Company Equity Award. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.04    Company Equity Awards.    As soon as reasonably practicable following the date of this Agreement, the Board of Directors (or, if appropriate, any committee administering the Company Incentive Plans) shall adopt such resolutions and take such other actions as may be required to provide that the following actions shall occur:

        (a)   Except as set forth in the balance of this Section 3.04(a), each unexercised Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled, with the holder thereof becoming entitled to receive, on the date which the Effective Time occurs, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Class A Common Stock subject to such Company Stock Option multiplied by (ii) the number of shares of Class A Common Stock subject to such Stock Option. Notwithstanding the preceding sentence, if mutually agreed by Parent and the holder of any Stock Option (each Stock Option as to which such agreement is made, a "Converting Stock Option"), such Converting Stock Option shall (to the extent outstanding immediately prior to the Effective Time) cease, at the Effective Time, to represent a right to acquire shares of Class A Common Stock and shall be converted at the Effective Time into a fully vested and exercisable option to purchase common stock of Parent (a "Parent Stock Option"), on the same terms and conditions as were then applicable under such Converting Stock Option and such other terms as may be mutually agreed by Parent and the holder thereof. The number of shares of common stock of Parent subject to each such Converting Stock Option shall be equal to the number of shares of Class A Common Stock subject to each such Converting Stock Option immediately prior to the Effective Time multiplied by the Stock Option Exchange Ratio (subject to adjustment in accordance with Section 3.02), rounded down to the nearest whole share of common stock of Parent, and such Parent Stock Option shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price applicable to such Converting Stock Option immediately prior to the Effective Time divided by the Stock Option Exchange Ratio (subject to adjustment in accordance with Section 3.02). Effective not later than the Effective Time, Parent shall have reserved for future issuance a number of shares of common stock of Parent at least equal to the number of shares of common stock of Parent that will be subject to Parent Stock Options as a result of the actions contemplated by this Section 3.04. For purposes of this Section 3.04(a), the "Stock Option Exchange Ratio" shall be that ratio (rounded to four decimal places) obtained by dividing the Merger Consideration by the fair market value of a share of common stock of Parent immediately following the Effective Time.

        (b)   Each Restricted Share that is outstanding immediately prior to the Effective Time shall be fully vested and, at the Effective Time, canceled and extinguished, and, in consideration thereof, the holder thereof shall become entitled to receive, on the date which the Effective Time occurs, an amount in cash, without interest, equal to (i) the Merger Consideration multiplied by (ii) the number of Restricted Shares held by such holder immediately prior to the Effective Time.

        (c)   Each RSU that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be vested and canceled and extinguished, and, in consideration thereof, the holder thereof shall become entitled to receive, on the date on which the Effective Time occurs, an amount in cash, without interest, equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Class A Common Stock subject to such RSUs held by such holder immediately prior to the Effective Time.

        (d)   Payment in respect of all Restricted Shares and RSUs hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 3.03(h) and shall be paid not later than the first payroll date following the date on which the Effective Time occurs. The term "Equity Award Amounts" means, collectively, all amounts payable pursuant to this Section 3.04.

        (e)   The conversion of the Converting Stock Options to Parent Stock Options pursuant to this Section 3.04 shall be effected in a manner consistent with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) of the Code and Section 424 of the Code. Parent shall take reasonable steps to ensure that the Parent Stock Options will not be treated as the grant of a new stock right for purposes of Section 409A of the Code.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the SEC Documents filed with, or furnished to, the SEC by the Company on or after January 1, 2010 and prior to the date of this Agreement, or incorporated by reference into such document, and publicly available prior to the date of this Agreement, other than any disclosures contained under the captions "Risk Factors" or "Forward Looking Statements" and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but it being agreed that this clause (i) shall not be applicable to Section 4.02, Section 4.03, Section 4.04, Section 4.20, Section 4.21, Section 4.22, Section 4.23 and Section 4.24, or (ii) subject to Section 9.13, as set forth in the disclosure schedules delivered by the Company to Parent and Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

        Section 4.01    Organization; Qualification.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Each Significant Subsidiary is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization. Each Subsidiary other than a Significant Subsidiary is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate, partnership, limited liability company or other entity power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it, except where the failure to have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (b)   Each of the Company and its Subsidiaries is qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign corporation (or other legal entity) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Organizational Documents of the Company and each of its Significant Subsidiaries, each as amended to date, and each as so made available is in full force and effect. A list of the Company's Significant Subsidiaries is set forth in Section 4.01(b) of the Company Disclosure Schedule. Neither the Company nor any Significant Subsidiary is in violation of its Organizational Documents.

        Section 4.02    Capital Structure.

        (a)   The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, 40,000,000 shares of Class B Common Stock, one share of Class B Special Voting Stock, $0.01 par value per share (the "Class B Special Voting Share"), and 20,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). At the close of business on February 10, 2011 (the "Cutoff Date"), (i) 30,420,991 shares of Class A Common Stock, 52,228 shares of Class B Common Stock, one share of Class B Special Voting Stock and no shares of Preferred Stock were issued and outstanding, (ii) 30,778 shares of Class A Common Stock were held in treasury, (iii) no shares of Class B Common Stock or Preferred Stock were held in treasury or owned by a Subsidiary of the Company, (iv) (A) (I) 1,399,590 shares of Class A Common Stock were reserved for issuance pursuant to outstanding Stock Options, (II) 292,993 Restricted Shares were issued and outstanding (which number is not included as outstanding in clause (i)), (III) 90,340 RSUs were outstanding, (B) 127,084 shares of Class A Common Stock were reserved for issuance under the Company's 2007 Amended and Restated Long-Term Incentive Plan, (C) 167,827 shares of Class A Common Stock were reserved for issuance under the Company's Second Amended and Restated Long-Term Incentive Plan, (D) 90,340 shares of Class A Common Stock were reserved for issuance under the Company's Non-Employee Director Compensation Program, (E) 13,789,728 shares of Class A Common Stock were reserved for issuance upon conversion of the outstanding Class B Common Stock and the Class B Common Stock reserved for issuance upon exchange of LP Exchangeable Units, (v) 13,724,676 shares of Class B Common Stock were reserved for issuance upon exchange of outstanding LP Exchangeable Units and (vi) 13,724,676 LP Exchangeable Units were outstanding. All outstanding shares of Company Common Stock and all shares of Company Common Stock reserved for issuance as noted in clauses (iv) and (v) of the preceding sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable, free of pre-emptive or similar rights, and issued in accordance with the registration and qualification provisions of applicable securities Laws or pursuant to valid exemptions therefrom.

        (b)   Section 4.02(b) of the Company Disclosure Schedule sets forth the aggregate Company Equity Awards outstanding as of the Cutoff Date, including the Company Incentive Plan under which each such Company Equity Award was granted, the price at which such Company Equity Award may be exercised (if applicable) and the status of each such Company Equity Award. No outstanding Stock Option or award of Restricted Shares or RSUs was made pursuant to a form of award agreement other than those made available to Parent.

        (c)   Except as set forth in Section 4.02(c) of the Company Disclosure Schedule and except for any obligations pursuant to this Agreement, the Unitholders Agreement or as set forth in subsections (a) and (b) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued, outstanding or reserved for issuance and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units or other similar rights, agreements, contracts, undertakings or commitments of any kind relating to capital stock or other equity interests of the Company to which the Company is a party obligating the Company to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units or other similar right, agreement, contract, undertaking or arrangement, (C) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity interests or (D) pay dividends or distributions to, provide funds or other consideration or value to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than the funds to or investments in EMS LP or other Subsidiaries of the Company in the ordinary course of business consistent with past practice that are described in Section 4.03(c)(iv) of the Company Disclosure Schedule).

        (d)   The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

        (e)   Other than agreements included in, or incorporated by reference into, the SEC Documents prior to the date hereof and the Unitholders Agreement, there are no stockholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting or registration of the capital stock or other voting or equity interest of the Company or any preemptive rights with respect thereto.

        Section 4.03    Subsidiaries.

        (a)   Section 4.03(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, the jurisdiction of organization of each such Subsidiary and the legal ownership thereof. Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, the Company is the beneficial and record owner, directly or indirectly, of all of the equity securities of each Subsidiary other than any Affiliated Medical Group or any Billing Entity. All equity interests of the Company's Subsidiaries (i) where the Subsidiary is a corporation, are duly and validly issued, fully paid and non-assessable and (ii) where the Subsidiary is not a corporation, are duly created pursuant to the Laws of such Subsidiary's jurisdiction of organization or formation, are issued and paid for in accordance with such Subsidiary's Organizational Documents and are fully paid and non-assessable. Except to the extent pledged to lenders under the Credit Agreement, dated as of April 8, 2010, among the Company and the lenders from time to time parties thereto (the "Credit Facility"), all equity interests owned by the Company or its Subsidiaries are free and clear of Liens, other than restrictions imposed by applicable Law or the Organizational Documents of the Subsidiary.

        (b)   Except for the Subsidiaries disclosed in Section 4.03(a) of the Company Disclosure Schedule and the joint ventures disclosed in Section 4.03(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person. Except as set forth in Section 4.03(c)(iv) of the Company Disclosure Schedule and pursuant to the provisions of the EMS LP Partnership Agreement, neither the Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to, or guarantee Indebtedness of any Person (excluding the Company's wholly-owned Subsidiaries). As of January 1, 2011, there is no outstanding Indebtedness of the Company or its Subsidiaries other than as identified in Section 4.03(b) of the Company Disclosure Schedule.

        (c)   Except as disclosed in Section 4.03(c) of the Company Disclosure Schedule, the Voting and Exchange Trust Agreement, dated as of December 20, 2005, among the Company, EMS LP and Onex Corporation and the EMS LP Partnership Agreement, there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, or other similar rights, agreements, contracts, undertakings or commitments of any kind relating to capital stock or other equity interests of the Company's Subsidiaries to which any of the Subsidiaries is a party obligating any of the Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, or other similar right, agreement contract, undertaking or arrangement, (iii) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity interests or (iv) pay dividends or distributions to, provide funds or other consideration or value to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

        (d)   Except as disclosed in Section 4.03(d) of the Company Disclosure Schedule, each Affiliated Medical Group is owned, directly or indirectly, by a Medical Professional with whom the Company or a Subsidiary of the Company has a Stock Transfer and Option Agreement and an Indemnity Agreement in substantially the forms thereof made available to Parent. The Organizational Documents, Affiliated Medical Group Physician Services Agreements and Affiliated Medical Group Management Services Agreements of each Affiliated Medical Group and Billing Entity are in substantially the forms thereof made available to Parent.

        (e)   None of the Company's Subsidiaries have outstanding bonds, debentures, notes or other obligations or Indebtedness, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

        (f)    Except as set forth in the Organizational Documents of EMS LP and the Organizational Documents of the Affiliated Medical Groups and Billing Entities, there are no stockholder agreements, registration agreements, voting trusts or other agreements or understandings to which any of the Company's Subsidiaries is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any of its Subsidiaries or any preemptive rights with respect thereto.

        Section 4.04    Corporate Authority; Board Action.

        (a)   The Company has all requisite power and authority to enter into and deliver this Agreement and to consummate the Transactions, subject, in the case of this Agreement and the Merger, to receipt of the Stockholder Approval. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by, and compliance with the provisions of, this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement and the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

        (b)   The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) authorizing and approving the execution, delivery and performance of this Agreement and the Transactions, (ii) approving and declaring advisable this Agreement, the Merger and the other Transactions, (iii) declaring that the terms of this Agreement and the Transactions, including the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the stockholders of the Company, (iv) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (v) recommending that the stockholders of the Company adopt this Agreement (this clause (v), the "Recommendation").

        Section 4.05    Governmental Authorization; Non-Contravention.

        (a)   Except as set forth in Section 4.05(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement does not, and the consummation of the Transactions by the Company and compliance with the provisions hereof by the Company will not, require any consent, approval, order, waiver or authorization or permit of, action by, registration, declaration or filing with or notification to any Governmental Entity with respect to the Company or any of its Subsidiaries, other than (i) the Stockholder Approval, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (iii) the filing of a premerger notification and report form by the Company under the HSR Act, and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods as may be required under any other applicable Antitrust Laws specified in Section 4.05(a) of the Company Disclosure Schedule; (iv) compliance with the applicable requirements of the Exchange Act including the filing with the SEC of (x) a Schedule 13D, if required by Law, (y) the Proxy Statement and (z) such other reports or filings under the Exchange Act as may be required in connection with this Agreement and the Transactions; (v) any filings or notices required under the rules and regulations of the NYSE; and (vi) such other consents, approvals, orders, waivers, authorizations, permits, actions, registrations, declarations, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, (A) have or reasonably be expected to have a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger or any of the other Transactions or the Company's ability to observe and perform its material obligations hereunder.

        (b)   Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof by the Company will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which the Company or any of its Subsidiaries is a party or (B) Authorization applicable to the Company or any of its Subsidiaries, (ii) result in the creation of any pledges, liens, charges, mortgages, encumbrances or assignments of any kind (each, a "Lien") upon any of the properties, assets or rights of the Company or any of its Subsidiaries (other than any such Lien created as a result of any action taken by Parent or Sub), (iii) conflict with or result in any violation of the Company's Organizational Documents or the Organizational Documents of any of its Subsidiaries or (iv) assuming that the consents and approvals referred to in Section 4.05(a) are obtained and assuming the accuracy of the representations and warranties of Parent and Sub set forth in Section 5.09, conflict with or violate any applicable Laws or any judgments, orders, or decrees of any Governmental Entity, in each case applicable to the Company or any of its Subsidiaries other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        Section 4.06    SEC Documents and Financial Statements; Internal Controls and Disclosure Controls.

        (a)   Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, the Company has filed all material schedules, forms, statements, reports and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2008 (the schedules, forms, statements, reports and other documents filed with the SEC since January 1, 2008, collectively, the "SEC Documents"). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, the SEC Documents complied, and each of the SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Document has been amended or superseded by a later SEC Document filed prior to the date hereof. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, the Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2008 and prior to the date hereof. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

        (b)   Each of the consolidated financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents, when filed, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes). The unaudited consolidated financial statements of the Company for the fiscal year ended December 31, 2010 made available to Parent (including the notes thereto) comply as to form in all material respects with the published rules and regulations of the SEC as of the date of this Agreement, have been prepared in all material respects in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of operations and their cash flows for the respective periods then ended (subject to any recognized subsequent event that occurs between the date of this Agreement and the date such financial statements are issued or available to be issued). Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, the Company has not received any written advice or written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries, any properties, assets, liabilities, revenues or expenses in any material respect.

        (c)   Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) to any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company. The Company has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

        (d)   The Company has established and maintains a system of internal controls over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since January 1, 2008, the Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and the audit committee of the Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and the Company has made available to Parent copies of any material written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company's auditors and audit committee from January 1, 2008 to the date of this Agreement.

        (e)   The Company has established and maintains disclosure controls and procedures (as such term is defined in and in accordance with the requirements of Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated Subsidiaries required to be included in reports filed under the Exchange Act is made known to the Company's principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act so that such information is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

        Section 4.07    No Undisclosed Liabilities.    Except for matters reflected or reserved against in the most recent consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities and obligations that (a) were incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (b) are incurred in connection with the Transactions or (c) would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Other than as disclosed in Section 4.07 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off balance sheet partnership, joint venture or any similar arrangement (including any Contract relating to any transaction or relationship between or among the Company and/or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)).

        Section 4.08    Absence of Certain Changes or Events.    Between September 30, 2010 and the date of this Agreement, except as set forth in Section 4.08 of the Company Disclosure Schedule, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice, (b) the Company and its Subsidiaries have not taken any other action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.01 and (c) there has not been any change, effect, event, state of facts, development or occurrence that would, individually or in the aggregate, have had or reasonably be expected to have a Company Material Adverse Effect.

        Section 4.09    Litigation.    Except as set forth in Section 4.09 of the Company Disclosure Schedule there is no suit, complaint filed under seal, action, claim (or counterclaim), litigation, charge or administrative, arbitration, mediation, grievance or other proceeding or governmental or regulatory audit, investigation or proceeding brought, conducted or heard by or before any court or other Governmental Entity, arbitrator or mediator (each a "Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of their respective properties, assets or rights is subject that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect (in each case, if adversely determined, and without regard to whether there is any indemnity, cost sharing or similar agreement or arrangement with any other Person but taking into account the extent to which the defense or liability is insured). There is no Order outstanding against the Company or any of its Subsidiaries or to which any of their respective properties, assets or rights is subject that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. This Section 4.09 does not relate to environmental matters, which are the subject of Section 4.10(b), labor matters, which are the subject of Section 4.13, Tax matters, which are the subject of Section 4.14, or healthcare matters, which are the subject of Section 4.18.

        Section 4.10    Governmental Authorizations; Compliance with Law.

        (a)   Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and since January 1, 2008 has been, in compliance with all Laws applicable to its business or operations and has not received any written notice of any default or violation of such Laws, in each case except for instances of noncompliance that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Entities (collectively, "Authorizations") necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice that any Authorizations will be terminated or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and to the Knowledge of the Company, there is no reasonable basis for any such termination, modification, suspension or nonrenewal, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. This Section 4.10(a) does not relate to the SEC Documents, financial statements or disclosure controls and procedures, which are the subject of Section 4.06, environmental matters, which are the subject of Section 4.10(b), employee benefit matters, which are the subject of Section 4.12, labor matters, which are the subject of Section 4.13, Taxes, which are the subject of Section 4.14 or healthcare matters, which are the subject of Section 4.18.

        (b)   The Company and its Subsidiaries are, and have been since January 1, 2008, in compliance with all applicable Laws relating to (i) the protection and restoration of the environment (including ambient and indoor air, soil, surface water, groundwater and natural resources), (ii) the manufacture, transport, use, treatment, storage, disposal or release of Hazardous Materials and (iii) the protection of human exposure to Hazardous Materials ("Environmental Laws"), except for non-compliance that would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Except as set forth on Section 4.10(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has in effect, and is in compliance with, all Authorizations required under Environmental Laws and necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which, or noncompliance with which, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. There has been no release of Hazardous Materials on, at, above, under or from any facility or real property currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or their respective predecessors, except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received any written notice alleging non-compliance with or liability under any Environmental Laws, and no claim, action, proceeding or investigation pursuant to Environmental Laws is pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries except as would not have or reasonably be expected to have a Company Material Adverse Effect. For purposes of this Section 4.10(b), "Hazardous Materials" means any substance, material or waste that is classified, characterized or regulated by any Governmental Entity in relevant form, quantity, concentrations or condition, as hazardous, toxic, a pollutant or contaminant, or words of similar meaning and effect, or that forms the basis for liability under any applicable Environmental Law.

        Section 4.11    Material Contracts.

        (a)   Except for this Agreement, for Contracts filed as an exhibit to the SEC Documents or as disclosed in Section 4.11 of the Company Disclosure Schedule, as of the date of this Agreement (a) neither the Company nor any of its Subsidiaries is a party to, and (b) none of the Company, any of its Subsidiaries, or any of their respective properties, assets or rights is bound by any:

          (i)    Contract that is or would be required to be filed by the Company as a "material contract" with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act or disclosed by the Company on a report on Form 8-K;

          (ii)   Contract pursuant to which the Company or any Subsidiary provides emergency department, radiology, anesthesia, hospitalist program or any other staffing services to or for any hospital or other healthcare facility that generated revenue to the Company and its Subsidiaries of more than $10 million in the year ended December 31, 2010;

          (iii)  Contract pursuant to which the Company or any Subsidiary provides management, consulting, billing or other administrative-type services to or for any hospital, other healthcare facility or other Person (other than any Contracts of the type described in clause (iv) below) that generated revenue to the Company and its Subsidiaries of more than $10 million in the year ended December 31, 2010;

          (iv)  Contract pursuant to which the Company or any Subsidiary provides management, consulting, billing or other administrative-type services to any physician or medical group (excluding Affiliated Medical Groups) that generated revenue to the Company and its Subsidiaries of more than $10 million in the year ended December 31, 2010;

          (v)   Contract with any municipality or other local agency pursuant to which the Company or any Subsidiary provides emergency 911 response services to such municipality or other local agency that generated revenue to the Company and its Subsidiaries of more than $20 million in the year ended December 31, 2010;

          (vi)  Contract with any hospital, skilled nursing facility or other healthcare facility pursuant to which the Company or any Subsidiary provides emergency or non-emergency transportation services to such hospital, skilled nursing facility or other healthcare facility that is not terminable by the Company or its Subsidiary's counterparty, upon less than 120 days' notice, that generated revenue to the Company and its Subsidiaries of more than $20 million in the year ended December 31, 2010;

          (vii) Contract with any HMO, PPO or other third-party payor pursuant to which the Company or any Subsidiary provides emergency or non-emergency transportation services that generated revenue to the Company and its Subsidiaries of more than $20 million in the year ended December 31, 2010;

          (viii)  Contract pursuant to which the Company or any Subsidiary provides management, consulting, billing or other administrative type services or other services to or on behalf of any third-party (other than any Contracts of the type described in clause (iii) and (iv) above) that is not terminable by the Company or its Subsidiary's counterparty upon less than 120 days' notice, that generated revenue to the Company and its Subsidiaries of more than $10 million in the year ended December 31, 2010;

          (ix)  Contract of employment, consulting, management, separation, severance or similar agreement with any (A) Person holding more than 5% of the Fully Diluted Shares at December 31, 2010, (B) director or (C) Management Level Employee (other than any Medical Professional), of the Company or any Subsidiary (other than an Affiliated Medical Group);

          (x)   Contract of employment, consulting, management, separation, severance or similar agreement with any consultant or independent contractor (other than any Medical Professional) providing for annual compensation from the Company or any Subsidiary in excess of $300,000 and is not terminable by the Company or any Subsidiary upon less than 120 days' notice without severance obligations other than under any applicable Law;

          (xi)  stock option, share purchase, profit sharing, deferred compensation, bonus or other incentive compensation contract, plan or arrangement, except for any profit sharing, bonus or other incentive compensation contract with any Medical Professional;

          (xii) loan, credit agreement, note, mortgage, indenture, bond, letter of credit or other obligation or agreement or other instrument entered into by the Company or any Subsidiary for or relating to Indebtedness (including capitalized lease obligations), or any guarantee by the Company or any Subsidiary of third-party obligations or any guarantee by a third party of the obligations of the Company or any Subsidiary (other than with an Affiliated Medical Group as described in Section 4.03(c)(iv) of the Company Disclosure Schedule);

          (xiii)  Collective Bargaining Agreement;

          (xiv) Contract for the lease of personal property with an annual base rental obligation of more than $1 million or a total remaining rental obligation of more than $1 million;

          (xv) Contract with any Person who owns or holds any equity securities or other ownership interest of any Affiliated Medical Group if such Contract has terms substantially different from the form of Stock Transfer and Option Agreement or Indemnity Agreement made available to Parent;

          (xvi) Contract between the Company or any Subsidiary (excluding Affiliated Medical Groups) and any Affiliated Medical Group if such Contract has terms substantially different from the form of Affiliated Medical Group Physician Services Agreement or Affiliated Medical Group Management Services Agreement made available to Parent;

          (xvii)  joint venture, partnership, limited liability company agreement or similar arrangement with any other Person, other than any Billing Entity;

          (xviii)  Contract limiting the type of business activity of the Company or any Subsidiary (excluding any Contract that limits the business activities of any Affiliated Medial Group other than the type of business activities it performs for the Company or any of its Subsidiaries and excluding any Contract that is solely for the benefit of the Company or any of its Subsidiaries) or limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person (other than the Company or any Subsidiary);

          (xix) Contract with a group purchasing organization;

          (xx) material Contract containing capitated payment arrangements;

          (xxi) Contract (other than any Contracts of the type described in clauses (i)—(xx) above, irrespective of the dollar threshold, and other than real or personal property leases) requiring payments by the Company or any Subsidiary in excess of $1 million per year and which are not terminable by the Company or such Subsidiary upon less than 180 days' notice;

          (xxii)  Contract with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement related to the formation, creation, operation, management or control of any partnership or joint venture (other than those with Affiliated Medical Groups or Billing Entities otherwise described in this Section 4.11) that is material to the business of the Company and its Subsidiaries, taken as a whole, or in which the Company owns more than a 20% voting or economic interest, or with respect to which the Company has obligations, including contingent obligations, of more than $1 million in the aggregate;

          (xxiii)  Contract relating to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including payment, indemnification, purchase price adjustment, "earn-out" or other contingent obligations) of the Company or any of its Subsidiaries that are still in effect and would reasonably be expected to result in payments in excess of $250,000 for any such Contract individually or $1 million in the aggregate for all such Contracts;

          (xxiv)  other than an acquisition subject to clause (xxiii) above, Contract that obligates the Company to make any capital commitment or expenditure (including pursuant to any joint venture) in excess of $1 million;

          (xxv)  Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any Subsidiary of the Company;

          (xxvi)  Contract permitting or restricting the use by the Company or any Subsidiary of Intellectual Property that is material to the conduct of the business of the Company or such Subsidiary (other than licenses to off-the-shelf software requiring payments by the Company or any Subsidiary of less than $1 million over the life of such license);

          (xxvii)  Contract relating to any interest rate, derivatives or hedging transaction;

          (xxviii)  settlement or similar agreement with any Governmental Entity or an Order of a Governmental Entity to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole;

          (xxix)  any other Contract that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries in excess of $4 million during any 12-month period after the date hereof.

Each Contract of the type described in clauses (i) through (xxix) above is referred to herein as a "Material Contract."

        (b)   Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, and except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect: (i) each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable against the Company or its Subsidiary in accordance with its terms; (ii) to the Knowledge of the Company, each Material Contract is valid and binding on the other parties thereto, is in full force and effect and enforceable against such other party in accordance with its terms; (iii) the Company and each of its Subsidiaries has performed in all material respects all obligations required to be performed by it to date under each Material Contract; (iv) neither the Company nor any of its Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or with or without the lapse of time or both, will constitute, a material default or breach or alleged material default or breach on the part of the Company, any of its Subsidiaries or the other parties thereto under any such Material Contract or result in a termination thereof or would cause or permit the acceleration of or other material changes of or to any material right or obligation or the loss of any material benefit thereunder; and (v) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract with respect to the termination, non-renewal or renegotiation in any material respect of the terms of, and, to the Knowledge of the Company, no such other party intends to terminate, not renew, or renegotiate in any material respect the terms of, any Material Contract.

        (c)   The Company has made available to Parent, as of the date of this Agreement, true and complete copies of (including all amendments or modifications to), all Material Contracts.

        Section 4.12    Employee Benefit Plans.

        (a)   Section 4.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan.

        (b)   The Company has made available to Parent true and complete copies of (to the extent applicable) (i) each material Company Benefit Plan and any related trust or funding agreement (or, with respect to any unwritten material Company Benefit Plan, a written description thereof), other than any portion of any Company Benefit Plan that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the two most recent annual reports on Form 5500 filed with the Department of Labor or through the ERISA Filing Acceptance System, as applicable, with respect to each material Company Benefit Plan (if any such report was required by applicable Law), (iii) the most recently received determination letter with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) the most recent actuarial reports (if applicable) for each Company Benefit Plan, (v) the most recent summary plan description, if any, required under ERISA with respect to each material Company Benefit Plan, (vi) all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Governmental Entity since January 1, 2010 with respect to a Company Benefit Plan, (vii) all current employee handbooks and manuals and (viii) all material amendments and modifications to any such Company Benefit Plan or related document not otherwise reflected in the document made available. Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company, neither the Company nor any of its Subsidiaries has communicated to any current or former employee any intention or commitment to amend or modify any Company Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

        (c)   Except as set forth in Section 4.12(c) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect: (i) each Company Benefit Plan has been operated, funded and administered in accordance with its terms and with applicable Laws, including, but not limited to, ERISA, and the Code; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person (with respect to whom the Company has an obligation to indemnify) has engaged in a transaction in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code; and (iii) neither the Company nor any of its Subsidiaries has any current or potential liability or obligation (including any indemnification obligation to any ERISA fiduciary) to or in connection with any "employee stock ownership plan" (as defined in Section 4975 of the Code) or any stock bonus plan intended to be qualified under Section 401(a) of the Code. "ERISA Affiliate" means any Person that is or at any relevant time was a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company or any of its Subsidiaries, or that is or at any relevant time was a member of the same "controlled group" as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA. Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Knowledge of the Company, no event has occurred (either by reason of any action or failure to act) that would reasonably be expected to cause the loss of such qualification (excluding, for this purpose, events that could be corrected through available IRS correction programs). No Company Benefit Plan provides and neither the Company nor any of its Subsidiaries has any obligation to provide health or life insurance benefits (whether or not insured), with respect to current or former employees, officers or directors of the Company or any of its Subsidiaries (including any predecessor entities or any entity whose assets were partially or completely acquired by the Company or any of its Subsidiaries) beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Law. No material liability under Title IV of ERISA or Sections 412 or 430 of the Code has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and, to the

Knowledge of the Company, no condition exists that presents a risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring any material liability thereunder.

        (d)   Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, other than routine claims for benefits and except as would not have or reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened or anticipated claims (A) by or on behalf of any Company Benefit Plan or any employee or beneficiary covered under any Company Benefit Plan, or otherwise involving any Company Benefit Plan or its assets, or (B) by or on behalf of any current or former employee of the Company or any of its Subsidiaries relating to his or her employment, termination of employment, compensation or employee benefits. None of the Company Benefit Plans is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor or any other Governmental Entity, domestic or foreign.

        (e)   Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, the consummation of the Transactions alone, or in combination with any other event, such as termination of any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries, does not (i) give rise to any material liability for severance pay, unemployment compensation, termination pay or any other compensatory payment or benefit, or (ii) accelerate the time of payment or vesting or funding of, or increase the amount of any compensation or benefit due any such current or former employee, director, consultant or officer of the Company or any of its Subsidiaries or their beneficiaries.

        (f)    Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, no amount paid or payable (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries as a result of the consummation of the Merger or any of the other Transactions to any of its respective employees, officers, directors, stockholders or consultants under any Company Benefit Plans or otherwise, would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any indemnity or gross-up obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.

        Section 4.13    Labor Matters.

        (a)   Except as set forth in Section 4.11(a)(xiii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Collective Bargaining Agreement or other Contract with any labor organization, union or association. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule: (i) there are not, and have not been since January 1, 2008, to the Knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries; (ii) since January 1, 2008, there have been no strikes, slowdowns, work stoppages, lockouts, corporate campaigns, picketing, leafleting, bannering, or other labor disputes against the Company or any of its Subsidiaries; and (iii) no grievance or arbitration demand or proceeding, or unfair labor practice charge or proceeding, whether or not filed pursuant to a Collective Bargaining Agreement (each, a "Labor Proceeding"), has been filed or is pending against the Company or any of its Subsidiaries that would, if determined adversely to the Company, have or reasonably be expected to result in a material liability to the Company. To the Knowledge of the Company, there is no threatened Labor Proceeding as of the date of this Agreement that would reasonably be expected to result in a material liability to the Company.

        (b)   Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.13(b) of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, withholding of taxes, workers' compensation, plant closings, Form I-9 matters, wages and hours and occupational safety and health; and (ii) each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and under Company Benefit Plans) is properly so characterized. Except as set forth in Section 4.09 of the Company Disclosure Schedule and except as would not reasonably be expected to result in a material liability to the Company, each of the Company and its Subsidiaries is in compliance in all material respects with the terms of the Collective Bargaining Agreements.

        (c)   Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have no consultation, notification, or approval requirements to any union or other similar labor organization in connection with the negotiation and consummation of the Merger.

        Section 4.14    Tax Matters.

        (a)   Except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect, (x) the Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all U.S. federal income Tax and other material Tax Returns required to be filed by any of them, and all such Tax Returns are complete and accurate in all material respects, (y) the Company and each of its Subsidiaries have paid or cause to be paid all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and (z) all Taxes required to be withheld by the Company or any of its Subsidiaries have been duly and timely withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Entity or properly set aside in accounts for such purposes. Except as set forth in Section 4.14 of the Company Disclosure Schedule, (i) the U.S. federal income Tax Returns of the Company and the U.S. consolidated federal income Tax Returns of EMS LP through the Tax year ending December 31, 2008 have been examined and closed (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (ii) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (iii) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of U.S. federal income or other material Tax matters of the Company or any of its Subsidiaries, (iv) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable, (v) none of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof, and (vi) neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Section 6011 of the Code and the Treasury regulations promulgated thereunder. Except as set forth in Section 4.14 of the Company Disclosure Schedule, since February 10, 2005 neither the Company nor any Subsidiary of the Company (A) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was EMS LP) or any combined or affiliated group or unitary group of taxpayers or (B) has any liability for the Taxes of any Person (other than EMS LP or any of its present or former Subsidiaries) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law), under any other provision of Law imposing joint liability for Taxes or members of a consolidated, affiliated, combined or unitary group, or under any tax sharing agreement, tax indemnity agreement, or any other similar agreement. Neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would be binding upon the Company or any of its Subsidiaries after the Merger Closing Date. Except with respect to the payment of consideration attributable to Stock

Options or to Company Common Stock received as compensation for services, no withholding of Taxes is required in connection with the payment of the consideration paid for Common Stock to holders of Common Stock under this Agreement. None of the Company and the Subsidiaries has made an election under section 108(i) of the Code.

        (b)   As used in this Agreement, (i) "Tax" or "Taxes" means all federal, state, provincial, local (or other) taxes, charges, fees, imposts, levies or assessments, including all income, profit, gross receipts, capital, net worth sales, use, transfer, franchise, inventory, capital stock, value added, ad valorem, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, escheat, customs duties, fees, assessments and charges of any kind whatsoever (including all interest, penalties, fines, additions to tax or additional amounts) imposed by any Governmental Entity whether disputed or not, and (ii) "Tax Return" means any return, report, claim for refund, estimate, information return or statement, or other similar document (including any amendments, schedules, or attachments thereto) filed (or required to be filed) with respect to Taxes with any Governmental Entity.

        Section 4.15    Property.    Except as set forth in Section 4.15 of the Company Disclosure Schedule or would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries has good, valid and marketable title to, or a good and valid leasehold or sublease interest or other comparable contract rights in or relating to, all of the real and other properties and assets which are reflected on the most recent consolidated balance sheet of the Company as being owned by the Company or one of its Subsidiaries or have been acquired after the date hereof, in each case free and clear of any Liens other than under the Credit Facility, except as have been disposed of in the ordinary course of business consistent with past practice; (ii) the Company and each of its Subsidiaries have complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company is a party are valid, binding and in full force and effect; (iii) neither the Company nor any of its Subsidiaries has received any written notice of any material default with respect to any lease or sublease to which it is a party which default continues on the date of this Agreement; (iv) the use and operation of the owned and leased real property used by the Company and its Subsidiaries do not violate any Law, covenant, condition, restriction, easement, license, permit or agreement and (v) neither the Company nor any of its Subsidiaries has received written notice from any lessor with respect to the termination, non-renewal or renegotiation of the terms of, and to the Knowledge of the Company, no lessor intends to terminate, not renew or renegotiate the terms of, any such lease. Section 4.15 of the Company Disclosure Schedule lists all material real property leased by the Company and its Subsidiaries, and the address, landlord and tenant for each such lease. The real property owned by the Company and its Subsidiaries has a fair value that does not exceed $10 million in the aggregate. As used in this Section 4.15, the term "Subsidiary" excludes any Affiliated Medical Group.

        Section 4.16    Intellectual Property.

        (a)   Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect (i) the Company or a Subsidiary is the exclusive owner of all Owned Intellectual Property that is subject to an application or registration and to the Knowledge of the Company all unregistered Owned Intellectual Property, free and clear of all Liens other than under the Credit Facility, (ii) all Owned Intellectual Property is valid, subsisting and enforceable and (iii) the Company or one or more of its Subsidiaries is licensed or otherwise possesses valid and enforceable rights to use all Company Intellectual Property that is not Owned Intellectual Property.

        (b)   Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with the Intellectual Property of any Person, (ii) the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or otherwise conflicted with and does not infringe misappropriate or otherwise conflict with, any Intellectual Property of any Person and (iii) to the Knowledge of the Company, no person is infringing, misappropriating or otherwise conflicting with any Owned Intellectual Property.

        (c)   The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve their rights in all material Company Intellectual Property (including to maintain the secrecy of all confidential material Company Intellectual Property).

        (d)   Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has licensed any Owned Intellectual Property to any third party, nor has the Company or any of its Subsidiaries entered into any Contract limiting or imposing any obligation or condition on its right or ability to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property.

        (e)   Since January 1, 2008, there has been no settlement, forbearance to sue, consent, judgment or order to which the Company or any of its Subsidiaries is a party or with respect to which such party is bound that (i) materially restrict the rights of the Company or any of its Subsidiaries to use, license, sell, distribute or otherwise exploit fully any Company Intellectual Property or (ii) permit third parties to use any material Owned Intellectual Property other than on behalf of the Company and its Affiliates.

        (f)    Each of the Company and its Subsidiaries is in compliance in all material respects with its privacy policies and terms of use and with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure (whether electronically or in any other form or medium) of any information or data, and since January 1, 2008 there have been no incidents of unauthorized access to data or breach of the Company's or any Subsidiary's security systems, except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (g)   The computer software, hardware, firmware, networks, platforms, servers, interfaces, applications, web sites and related systems used by the Company or any of its Subsidiaries are sufficient for the current needs of the Company and its Subsidiaries in all material respects, and, except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect, there have been no operational or continued failures, disruptions, substandard performance, breakdowns, bugs or outages or other adverse events since January 1, 2010 affecting any of such systems that have had, or could reasonably be expected to result in, any disruption to or adverse impact on the operation of any of the respective businesses of the Company or any of its Subsidiaries.

        (h)   As used in Section 4.16, the term "Subsidiary" excludes any Affiliated Medical Groups.

        Section 4.17    Insurance.    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) each insurance policy is legal, valid, binding, enforceable and will be in full force and effect as of the Merger Closing and will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially similar terms following the consummation of the Transactions and as listed in Section 4.17 of the Company Disclosure Schedule, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals and (e) at the date of this Agreement the insurance coverage of the Company is placed with insurers with a Financial Strength Rating of "A-" or better by AM Best.

        Section 4.18    Healthcare Matters.

        (a)   Except as set forth on Section 4.18(a) of the Company Disclosure Schedule, to the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all health care Laws applicable to its business or operations, including, without limitation, 42 U.S.C. §1320a-7a, 42 U.S.C. §1320a-7b, 42 U.S.C. §1395nn, 31 U.S.C. §3729, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such U.S. federal statutes, and all other U.S. federal or state Laws prohibiting the making of false statements or representations in connection with governmental reimbursement or the provision or receipt of any kickback, bribe, rebate or other remuneration in exchange for the referral of patients or business, state corporate practice of medicine laws and regulations, state professional fee-splitting laws and regulations, and federal and state privacy and security laws and regulations (each, a "Health Care Law") except for such failures to comply that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (b)   Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any officer, agent or employee of the Company or any of its Subsidiaries or other party to any Contract between such party and the Company or any of its Subsidiaries who furnishes services or supplies which may be reimbursed in whole or in part under Medicare and Medicaid Programs or any federal, state or other healthcare program sponsored, mandated or maintained by any Governmental Entity ("Governmental Program"), is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in Medicare and Medicaid Programs or any other Governmental Program.

        (c)   Except as set forth in Section 4.18(c) of the Company Disclosure Schedule: (i) there are no pending or, to the Knowledge of the Company, threatened inquiries, audits, qui tam actions, appeals, investigations or claims or other actions which relate in any way to a violation of any Health Care Laws or legal requirement pertaining to any Governmental Program, or which, if resolved in a manner adverse to the Company or any Subsidiary, would result in the imposition of penalties, restrict their ability to conduct the Company's business as currently conducted, or result in their exclusion from participation in any Governmental Program; and (ii) neither the Company nor any Subsidiary is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, deferred prosecution or similar agreement with or imposed by any Governmental Entity.

        (d)   To the extent required under applicable Law, the Company and each of its Subsidiaries is certified for participation under the Governmental Programs.

        (e)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries meet all applicable requirements for continued participation in, claims submission to and/or receipt of payment from the Government Programs and other third-party health insurance programs; (ii) there are no Government Program overpayments asserted or threatened against the Company; and (iii) there are no overpayments asserted or threatened against the Company by any other third-party health insurance payor.

        (f)    Each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, accreditations, permits and consents of Governmental Entities (collectively, "Health Care Authorizations") necessary for it to conduct its business as presently conducted, except for such Health Care Authorizations the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect, and all such Health Care Authorizations are in full force and effect. Neither the Company nor any of its Subsidiaries has received notice that any Health Care Authorizations will be terminated or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and to the Knowledge of the Company there is no reasonable basis for any such termination, modification, suspension or nonrenewal, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (g)   Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in material compliance with all applicable Health Care Laws regarding the selection, deselection, and credentialing of contracted providers, including, but not limited to, verification of licensing status and eligibility for reimbursement under the Government Programs. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, all of the Company's and its Subsidiaries' contracted providers and individuals are properly licensed and hold appropriate clinical privileges, as applicable, for the services which they provide.

        Section 4.19    Affiliate Transactions.    Except as set forth in Section 4.19 of the Company Disclosure Schedule, there are no, and since January 1, 2008 there have not been, any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings (each, an "Affiliate Transaction"), nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents filed prior to the date hereof. The Company has made available to Parent copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction. There are no fees payable to any Company Affiliate arising out of or relating to the Merger, the other Transactions or this Agreement.

        Section 4.20    Information Supplied.    None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.21    Voting Requirements.    The only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the Transactions, including the Merger, is the affirmative vote of a majority of all votes that may be cast with respect to the outstanding shares of Class A Common Stock and Class B Common Stock and the Class B Special Voting Share, voting together as though a single class of capital stock, entitled to vote thereon, acting by written consent or at a stockholders' meeting or any adjournment or postponement thereof (the "Stockholder Approval").

        Section 4.22    Finders or Brokers.    Except as set forth in Section 4.22 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person (other than Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission (including under the Onex Management Agreement) in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent complete and accurate redacted copies of all Contracts under which any such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees are payable.

        Section 4.23    Opinion of Financial Advisor.    The Board of Directors has received the opinion of Goldman, Sachs & Co., dated as of the date of this Agreement, to the effect that, as of such date, and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders (the "Fairness Opinion"). A copy of the Fairness Opinion will be delivered to Parent for informational purposes only promptly following execution of this Agreement.

        Section 4.24    Anti-Takeover Provisions.    Assuming the accuracy of the representations and warranties of Parent and Sub in Section 5.10, the Company has taken all action necessary to exempt the Transactions (including the Merger) from any Takeover Law that applies or purports to apply to the Company or any of its Subsidiaries as a result of this Agreement, the Merger and the other Transactions. The Company does not have any stockholder rights plan, "poison pill" or similar arrangement in effect.

        Section 4.25    Government Contracts.    Except as would not have, or reasonably be expected to have, a Company Material Adverse Effect: (i) no goods or services delivered by the Company or any of its Subsidiaries under any Contract with a Governmental Entity (a "Government Contract") have been rejected or suspended by any Governmental Entity as not complying with Contract specifications or requirements; (ii) no money due to the Company or its Subsidiaries has been withheld or set off by or on behalf of a Governmental Entity with respect to any Government Contract; (iii) each Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect; (iv) no Government Contract is currently the subject of bid or award protest proceedings; (v) the Company and its Subsidiaries are in compliance in all respects with all representations and certifications made to Governmental Entities in response to requests for proposals pursuant to which Government Contracts with Governmental Entities were awarded; (vi) the Company and its Subsidiaries are in compliance in all respects with the provisions of such Government Contracts; and (vii) within the past five years, neither the Company nor any of its Subsidiaries has been suspended or debarred from doing business with any Governmental Entity, or been the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Entity.

        Section 4.26    Certain Business Practices.    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (nor any of their respective officers, directors or employees) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction.

        Section 4.27    No Additional Representations.    Except for the representations and warranties set forth in this Agreement (including in this Article IV and any certificates delivered pursuant to Section 7.02 of this Agreement) and the Unitholders Agreement, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied. The representations and warranties set forth in this Agreement (including in this Article IV and any certificates delivered pursuant to Section 7.02 of this Agreement) and the Unitholders Agreement, are made solely by the Company, and none of the Company Representatives, acting in their individual capacity, shall have any responsibility or liability related thereto.

 ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Except as set forth in the disclosure schedules delivered by Parent and Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub jointly and severally represent and warrant to the Company as follows:

        Section 5.01    Organization; Qualification.    Each of Parent and Sub is an entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted.

        Section 5.02    Authority; No Violation.

        (a)   Each of Parent and Sub has all requisite power and authority to enter into and deliver this Agreement and to consummate the Transactions, including the Merger. The execution, delivery and performance of this Agreement by each of Parent and Sub, the consummation of the Merger and the other Transactions and compliance with the provisions of this Agreement, by each of Parent and Sub have been duly and validly authorized by all requisite corporate action on the part of each of Parent and Sub, and no other corporate proceedings on the part of Parent and Sub (including any stockholder action) on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Transactions, including the Merger. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the valid and binding agreement of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles.

        (b)   The execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the Merger and the other Transactions by Parent and Sub and compliance with the provisions hereof by Parent and Sub do not require any consent, approval, order, waiver or authorization or permit of, action or non-action by, registration, declaration or filing with or notification to any Governmental Entity with respect to Parent or Sub, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) compliance with the applicable requirements of the HSR Act and other applicable Antitrust Laws specified in Section 5.02 of the Parent Disclosure Schedule; (iii) compliance with the applicable requirements of the Exchange Act; (iv) as disclosed or required to be disclosed in the Company Disclosure Schedule; and (v) any such consent, approval, order, waiver, authorization, permit, action, non-action, registration, declaration, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Merger and the other Transactions, or Parent's and Sub's ability to observe and perform their material obligations hereunder ("Parent Material Adverse Effect").

        (c)   The execution, delivery and performance by Parent and Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof by Parent and Sub will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which Parent or Sub is a party or by which any other respective properties, assets or rights are bound or (B) Authorization applicable to Parent or Sub, (ii) result in the creation of any Liens upon any of the properties, assets or rights of Parent or Sub, (iii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or Sub or (iv) assuming that the consents and approvals referred to in Section 5.02(b) are duly obtained, conflict with or violate any applicable Laws or any judgments, orders, or decrees of any Governmental Entity in each case applicable to Parent or

Sub or any of their respective properties, assets or rights, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.03    Financing.    Parent has delivered to the Company true, complete and correct copies of: (i) the executed commitment letter, dated as of the date hereof by and among Barclays Capital, the investment banking division of Barclays Bank PLC, Barclays Bank PLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, RBC Capital Markets, UBS Loan Finance LLC, UBS Securities LLC and Sub (the "Debt Financing Commitment"), pursuant to which, upon the terms and subject to the conditions set forth therein, each of the parties thereto (other than Sub) have agreed to lend the amounts set forth therein, a portion of the proceeds of which will be used for the purpose of funding the Transactions (the "Debt Financing"); and (ii) the executed equity commitment letter, dated as of the date hereof, between Clayton, Dubilier & Rice Fund VIII, L.P. (the "Sponsor") and Parent (the "Equity Financing Commitment" and, together with the Debt Financing Commitment, the "Financing Commitments"), pursuant to which, upon the terms and subject to the conditions set forth therein, the Sponsor has committed to invest the cash amount in Parent set forth in the Equity Financing Commitment (the "Equity Financing" and together with the Debt Financing, the "Financing"). None of the Financing Commitments has been amended or modified prior to the date of this Agreement (provided that the existence or exercise of the "flex" provisions contained in the Fee Letter shall not constitute an amendment or modification of the Financing Commitments), and, as of the date hereof, the respective commitments contained in the Financing Commitments have not been amended, withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no agreements, side letters or other arrangements to which Parent or Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing other than (x) as expressly set forth in the Financing Commitments and delivered to the Company prior to the entry into force of this Agreement and (y) the fee letter in connection with the Debt Financing Commitment (the "Fee Letter"), a redacted copy of which has been furnished to the Company prior to the entry into force of this Agreement. Parent has engaged pursuant to an engagement letter (the "Engagement Letter") one or more investment banks that are reasonably acceptable to the Lead Arrangers (as defined in the Debt Financing Commitment) to publicly sell or privately place the Notes (as defined in the Debt Financing Commitment). As of the date hereof, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligations of Parent and Sub, as applicable, and, to the Knowledge of Parent, the other parties thereto (subject in each case to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or similar Laws relating to or affecting creditors rights generally and to general equity principles, whether considered in proceedings in equity or at law). Other than as expressly set forth in the Financing Commitments, and any related Fee Letter or Engagement Letter or as set forth in any such documents amended after the date hereof and not in violation of the provisions hereof, there are no conditions precedent related to the funding of the full net proceeds of the Financing (including any "flex" provisions) under any agreement relating to the Financing to which Parent or any of its Affiliates is a party that have or would reasonably be expected to (a) impair the validity of the Financing Commitments, (b) reduce the aggregate amount of the Financing or (c) materially delay or prevent the Merger Closing. As of the date hereof, no event has occurred which would constitute a breach or default (or with notice or lapse of time or both would constitute a default) by Parent or Sub under the Financing Commitments, or, to the Knowledge of Parent, the other parties to the Financing Commitments. Parent has fully paid or caused to be fully paid all commitment fees or other fees required to be paid on or prior to the date hereof pursuant to the Financing Commitments. Assuming the accuracy of the representations and warranties set forth in Article IV and performance by the Company of its obligations hereunder, upon receipt of the proceeds contemplated by the Financing Commitments, Parent and Sub will have access as of the Merger Closing to sufficient cash funds (including available cash held by the Company and its Subsidiaries) and borrowing capacity to pay all amounts contemplated by this Agreement to be paid by them and to perform their respective obligations hereunder.

        Section 5.04    Limited Guarantee.    Concurrently with the execution of this Agreement, the Sponsor has duly executed and delivered to the Company the Limited Guarantee. The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors' rights and to general equity principles. There is no default under the Limited Guarantee by the Sponsor, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Sponsor.

        Section 5.05    Litigation.    There is no Litigation pending or, to the Knowledge of Parent or Sub, threatened against Parent, Sub, the Sponsor or any of their respective Affiliates that would, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. There is no Order outstanding against Parent, Sub, the Sponsor or any of their respective Affiliates that would, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.06    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Sub or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.07    Operation and Ownership of Parent and Sub.    Each of Parent and Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement. As of the date of this Agreement, Parent owns, and at the Effective Time Parent and/or one or more Subsidiaries of Parent will own, beneficially and of record, all the outstanding shares of capital stock of Sub, free and clear of all Liens.

        Section 5.08    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other Person, other than as set forth in Section 5.08 of the Parent Disclosure Schedule, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of Parent or Sub or their Affiliates (including Sponsor and its Affiliates).

        Section 5.09    No Competing Businesses.    None of Parent's Affiliates (including the Sponsor and its Affiliates) or other Entity within the same Person as Parent are engaged in, and none of Parent nor any of its Affiliates (including the Sponsor and its Affiliates) or other Entity within the same Person as Parent beneficially owns any equity interests or voting securities (including any equity interests or voting securities that may be acquired through the conversion or exchange of securities or the exercise of options, warrants or other rights) in excess of 4.9% of the outstanding capital stock of any Person engaged in any business involving healthcare transportation services or facility-based physician services. As used in this Section 5.09, the terms "Entity" and "Person" have the respective meanings given to such terms in the rules promulgated under the HSR Act.

        Section 5.10    Ownership of Company Common Stock.    None of Parent, Sub, the Sponsor or any of their Affiliates has at any time during the past three years beneficially owned (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Merger Closing Date (other than pursuant to the Unitholders Agreement, the Merger or the other Transactions), beneficially own any shares of Company Common Stock.

        Section 5.11    Solvency.    Assuming (i) the representations and warranties of the Company in this Agreement are true and correct as of immediately prior to the Merger Closing on the Merger Closing Date and (ii) that the most recent financial forecasts relating to the Company made available to Parent by the Company prior to the date of this Agreement have been prepared in good faith and on assumptions that were reasonable at the time such forecasts were prepared then immediately after giving effect to the Merger and the other Transactions (including the Financing and the payment of the aggregate Merger Consideration, any repayment or refinancing of debt of the Company, the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses), the Surviving Corporation and the Subsidiaries taken as a whole will be Solvent as of the Effective Time and immediately after the consummation of the Merger and the other Transactions. For the purposes of this Agreement, the term "Solvent" means, as of any date of determination and with respect to the Surviving Corporation and its Subsidiaries, that (i) the Fair Value and Present Fair Salable Value of the assets of the Surviving Corporation and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Surviving Corporation and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Surviving Corporation and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature, where the terms "Fair Value", "Present Fair Salable Value", "Stated Liabilities", "Identified Contingent Liabilities", "Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature", and "Do not have Unreasonably Small Capital", have the respective meanings given to such terms in the form of solvency certificate attached as Exhibit E-1 to the Debt Financing Commitment as in effect on the date hereof.

        Section 5.12    Certain Arrangements.    As of the date of this Agreement, there are no Contracts between Parent or Sub and any member of the Company's management (including Management Level Employees) or directors as of the date hereof that relate in any way to the Company or the Transactions.

        Section 5.13    No Reliance.    Parent and Sub have inspected and conducted such review and analysis (financial and otherwise) of the Company as desired by them. Parent and Sub are not relying upon any warranty or representation by, or information from, the Company of any sort, oral or written, except the warranties and representations expressly set forth in this Agreement (including in Article IV, in the Company Disclosure Schedule and any certificates delivered pursuant to Section 7.02 of this Agreement) and the Unitholders Agreement. In particular, and without limiting the generality of the foregoing, Parent and Sub acknowledge that no representation or warranty is made with respect to any financial projection, or with respect to the information contained in any management presentation or the accompanying materials or in the on-line data-room referred to in Section 9.14(e) (unless referenced expressly in this Agreement, including the Company Disclosure Schedule and any certificates delivered pursuant to Section 7.02 of this Agreement and the Unitholders Agreement).

ARTICLE VI.

COVENANTS AND AGREEMENTS

        Section 6.01    Conduct of Business of the Company.    From the date of this Agreement through the Effective Time (the "Interim Period"), except as set forth on Section 6.01 of the Company Disclosure Schedule, expressly required or permitted by this Agreement, required by Law or consented to in writing by Parent (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use reasonable best efforts to maintain and preserve intact its business organization, retain the services of its key officers and key employees and preserve its relationships with, and the good will of, its customers, suppliers, third party payers, lessors, and other Persons with whom it has material business relationships in a manner consistent with past practices.

Without limiting the generality of the foregoing, during the Interim Period, except as set forth in Section 6.01 of the Company Disclosure Schedule, as otherwise expressly required or permitted by this Agreement or required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

        (a)   amend or modify any provisions of its Organizational Documents;

        (b)   adjust, split, combine or reclassify any of its capital stock;

        (c)   make, declare, set aside or pay any dividend or distribution (whether in cash, stock or property) on, any of its capital stock or set any record date therefor, other than dividends or distributions to the Company, its wholly-owned Subsidiaries or EMS LP;

        (d)   other than pursuant to the terms of any Stock Transfer and Option Agreement (if entered into after the date hereof, in substantially the form provided to Parent prior to the date hereof), purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants or other rights to acquire any such shares, other than (A) the acquisition by the Company or one of its wholly-owned Subsidiaries of securities of a wholly-owned Subsidiary of the Company, (B) the acquisition by the Company of shares of Class A Common Stock in connection with the surrender of shares of Class A Common Stock by holders of Company Stock Options in order to pay the exercise price of the Company Stock Options outstanding as of the date of this Agreement, (C) the withholding of shares of Class A Common Stock to satisfy Tax obligations with respect to awards outstanding as of the date of this Agreement granted pursuant to the Company Incentive Plans, (D) the acquisition by the Company of Stock Options, Restricted Shares or RSUs in connection with the forfeiture of such awards outstanding as of the date of this Agreement and (E) as contemplated by the Unitholders Agreement;

        (e)   other than as contemplated by the Stock Transfer and Option Agreements as in effect on the date of this Agreement and by the Unitholders Agreement, issue, deliver or sell any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units or any other rights that give any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, other than upon the exercise or settlement of awards under the Company Incentive Plans outstanding on the date of this Agreement in accordance with their present terms;

        (f)    other than the Organizational Documents or Stock Transfer and Option Agreement of any newly formed or newly acquired Affiliated Medical Group (in connection with an acquisition permitted by Section 6.01(h)) entered into in the ordinary course of business consistent with past practice and on terms substantially consistent with similar Contracts previously made available to Parent, enter into any Contract with respect to the sale, voting, registration or repurchase of any securities;

        (g)   amend, modify or waive any rights under any outstanding Stock Options or Restricted Shares or RSUs;

        (h)   merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any Person or any business or division thereof;

        (i)    sell, lease, license, abandon or otherwise dispose of, encumber or subject to any Lien, any of its properties, assets or rights other than (x) in the ordinary course of business consistent with past practice for aggregate consideration of $10 million or less and (y) pursuant to the Credit Facility;

        (j)    adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization of the Company or any of its Subsidiaries (other than reorganizations solely among wholly-owned Subsidiaries of the Company);

        (k)   merge, consolidate, restructure, recapitalize or reorganize other than between or among wholly-owned Subsidiaries of the Company;

        (l)    terminate (except a termination caused by, or upon default of, any other party thereto) or materially amend or modify (other than pursuant to renegotiations in the ordinary course of business consistent with past practice) any Contract set forth on Section 4.11(a) of the Company Disclosure Schedule, any Contract with respect to an Affiliate Transaction, or any lease that is material to the business of the Company and its Subsidiaries taken as a whole;

        (m)  other than in the ordinary course of business consistent with past practice, enter into, assume or amend, grant any release or relinquish any rights under, any Contract that would have been required to be set forth on Section 4.11 of the Company Disclosure Schedule had such Contract been entered into prior to the date hereof, but excluding any Contract with respect to an Affiliate Transaction or any Contract that is material to the business of the Company and its Subsidiaries taken as a whole, provided, that nothing in this Section 6.01 shall be construed to prohibit the Company and its Subsidiaries from participating in bidding for or entering into Contracts with any Governmental Entity or other third-party for the provision of services of the type currently provided by the Company and its Subsidiaries;

        (n)   (i) incur, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify any Indebtedness or enter into any arrangement having the economic effect of any of the foregoing, except for (x) borrowings under the Credit Facility that are made in the ordinary course of business consistent with past practice or (y) letters of credit, bankers' acceptance or similar facilities or other financing arrangements under the Credit Facility in the ordinary course of business, consistent with past practice, and, in the case of the foregoing clauses (x) and (y), not in excess of $25 million in the aggregate, (ii) enter into any hedge agreement or any other off-balance sheet structure or transaction, or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than EMS LP, a wholly-owned Subsidiary or an Affiliated Medical Group and, if with an Affiliated Medical Group, in accordance with the terms of an Affiliated Medical Group Physician Services Agreement or an Affiliated Medical Group Management Services Agreement, as applicable, or a loan agreement with an Affiliated Medical Group that is substantially in the form made available to Parent prior to the date hereof;

        (o)   except (A) as required by applicable Law, (B) as required pursuant to the terms of any Company Benefit Plan or written agreement, in each case disclosed to Parent in the Company Disclosure Schedule and in effect on the date of this Agreement, (C) as otherwise expressly permitted by this Agreement or (D) as may be required to avoid adverse treatment under Section 409A of the Code without increasing any benefit or payment otherwise due or payable thereunder, (1) (x) grant to any member of the Board of Directors or Management Level Employee any increase in compensation or benefits, including any increase in, or new entitlement to, severance or termination pay, or (y) grant to any employee who is not a Management Level Employee any increase in compensation or benefits other than in the ordinary course of business consistent with past practice (other than equity compensation), (2) enter into any employment, consulting, severance, retention or termination agreement with (x) any member of the Board of Directors or Management Level Employee or (y) other employee, except in the case of clause (y) in the ordinary course of business consistent with past practice, (3) establish, adopt, enter into or amend any collective bargaining agreement or Company Benefit Plan, or (4) take any action to accelerate any rights or benefits under, or adopt a funding vehicle with respect to, any Company Benefit Plan; provided, that no provision of this Section 6.01 (o) shall be construed to permit the Company to grant new awards of equity compensation to any Person without the express consent of Parent;

        (p)   make any capital expenditure other than (i) in accordance with the Company's capital expenditure plan previously provided to Parent and (ii) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (ii) not to exceed $5 million;

        (q)   make any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries, except as required (i) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by Law, including Regulation S-X under the Securities Act;

        (r)   with respect to the Company or any of its Subsidiaries, (i) make or change any material Tax election; (ii) change any annual Tax accounting period; (iii) adopt or change any method of Tax accounting; (iv) amend any material Tax Returns or file any claims for material Tax refunds; or (v) enter into any material closing agreement, settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, provided that this Section 6.01(r) shall not restrict the Company or any of its Subsidiaries from settling Tax adjustments (other than U.S. federal income tax adjustments) which do not exceed $500,000 in the aggregate;

        (s)   enter into any Contract that restricts the ability of the Company or any of its Subsidiaries, to compete, in any material respect, with any business or in any geographic area, or to solicit customers, except for restrictions that may be contained in Contracts entered into in the ordinary course of business consistent with past practice;

        (t)    fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or increase the premium on such policies or replacements thereof in excess of generally available market rates;

        (u)   (i) compromise, settle or agree to settle any claim or Litigation, in each case pending against the Company or any of its Subsidiaries (including any claim or Litigation relating to this Agreement or the Transactions), other than (A) the settlement in the ordinary course of business consistent with past practice (including pursuant to the Company's insurance program) that require only the payment of monetary damages by the Company or any of its Subsidiaries (net of insurance proceeds) not in excess of $1 million, individually, or $10 million in the aggregate and (B) the settlement of claims or Litigation disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the SEC Documents for an amount not materially in excess of the amount so disclosed, reflected or reserved, provided that the foregoing clauses (A) and (B) shall not permit the Company or any of its Subsidiaries to settle any claim or Litigation that would impose material restrictions on or material changes in the business or operations of the Company and its Subsidiaries taken as a whole or any of the Company's Significant Subsidiaries or for which such settlement is not permitted pursuant to Section 6.04(c), (ii) waive or assign any claims or rights of material value or (iii) waive any benefits of, or agree to modify in any respect, or, subject to the terms of this Agreement and to the extent not inconsistent with its fiduciary duties, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar Contract or any material confidentiality agreement to which the Company or any of its Subsidiaries is a party; and

        (v)   authorize, commit or agree to do any of the foregoing.

        Section 6.02    No Solicitation.

        (a)   From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement, subject to Section 6.02(b), the Company shall not and shall cause its Subsidiaries not to, and the Company shall direct its and their Representatives not to, and the Company shall not permit its officers, directors or Principal Stockholders to, directly or indirectly: (i) initiate, solicit, knowingly encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any

Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, offers, discussions or negotiations or furnish to any Person any material nonpublic information in furtherance of, any Acquisition Proposal or (ii) except as expressly permitted by Section 6.02(e), approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal, or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement or other agreement providing for or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement as set forth in, and if permitted pursuant to, the provisions of Section 6.02(b)) or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions or breach its obligations hereunder or propose or agree to do any of the foregoing. The Company shall, shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and their Representatives to immediately cease and terminate, any solicitation, knowing encouragement, discussion or negotiation or cooperation with, or assistance or participation in, or facilitation of any such inquiries, proposals, discussions or negotiations with, any Persons conducted heretofore by the Company, its Subsidiaries and its and their Representatives with respect to any Acquisition Proposal and promptly request and instruct the prompt return or destruction of all confidential information previously furnished to any such Person, and the Company shall take all reasonably necessary actions to secure its rights and ensure the performance of any such Person's obligations under any applicable confidentiality agreement. To the extent consistent with its fiduciary duties, the Company shall take all actions necessary to enforce its rights under the provisions of any "standstill" agreement between the Company and any Person (other than Clayton Dubilier & Rice, LLC and its Affiliates in connection with this Agreement), and shall not grant any waiver of, or agree to any amendment or modification to, any such agreement. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.02, and any violation of the restrictions contained in this Section 6.02 by its Board of Directors (including any committee thereof) or its Representatives shall be deemed to be a breach of this Section 6.02 by the Company.

        (b)   Notwithstanding anything to the contrary contained in Section 6.02(a) or any other provisions of this Agreement, if at any time following the date of this Agreement and prior to obtaining the Stockholder Approval, (i) the Company has received an unsolicited written Acquisition Proposal from a third party that the Board of Directors determines in good faith to be bona fide, (ii) such Acquisition Proposal did not result from a breach of this Section 6.02, (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) the failure to take the actions described in clauses (A) and (B) below would be inconsistent with the Board of Directors' fiduciary duties under Delaware Law, then the Company may (A) enter into an Acceptable Confidentiality Agreement with the Person making such Acquisition Proposal and furnish information with respect to the Company and its Subsidiaries pursuant to the Acceptable Confidentiality Agreement with the Company to the Person making the Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company shall give written notice to Parent after any such determination by the Board of Directors and before taking any of the actions described in the foregoing clauses (A) and (B). The Company shall concurrently provide Parent with copies of any information or materials provided or made available to such other Person which was not previously made available to Parent.

        (c)   The Company shall promptly (and, in any event, within 24 hours) notify Parent in writing in the event that the Company or any of its Representatives receives any Acquisition Proposal, or any request for non-public information concerning the Company or any of its Subsidiaries related to, or that could reasonably be expected to be related to or from any Person or group who could reasonably be expected to make any Acquisition Proposal, or any request for discussions or negotiations related to any Acquisition Proposal (including any material changes related to the foregoing), indicating, in connection with such notice, the identity of the Person making such Acquisition Proposal or request and the material terms and conditions thereof. The Company shall keep Parent reasonably informed on a current basis (within no more than 24 hours) of any material developments in the status and terms of any such Acquisition Proposal or request, including whether such Acquisition Proposal or request has been withdrawn or rejected and any material changes to the terms thereof.

        (d)   The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person relating to a possible Acquisition Proposal subsequent to the date of this Agreement except for an Acceptable Confidentiality Agreement as permitted or required pursuant to this Section 6.02, and neither the Company nor any of its Subsidiaries shall be party to any agreement that prohibits the Company from providing to Parent any information provided or made available to any other Person pursuant to an Acceptable Confidentiality Agreement.

        (e)   From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, and except as otherwise provided for in the immediately following sentence, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify or modify or publicly propose to withdraw, qualify or modify in any manner the Recommendation (a "Change of Recommendation"), (ii) approve or recommend or propose publicly to approve or recommend an Acquisition Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, or execute any letter of intent, agreement in principle, acquisition or other agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement). The Board of Directors may at any time prior to the time Stockholder Approval has been obtained, if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to the Company's stockholders under Delaware Law, (x) make a Change of Recommendation, (y) if the Company receives an unsolicited Acquisition Proposal after the date hereof which the Board of Directors concludes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent, approve or recommend such Superior Proposal, and/or (z) only in the case of the foregoing clause (y), terminate this Agreement, pursuant to Section 8.01(f) after or concurrently with payment of the Break-up Fee in accordance with Section 8.03(e), to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Board of Directors may not make a Change of Recommendation pursuant to the foregoing clause (x) or approve or recommend any Superior Proposal pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) unless the Company has complied with its obligations under this Section 6.02 and:

          i)     the Company shall have provided prior written notice to Parent and Sub of its intention to take any action contemplated in clause (x), (y) or (z) of this Section 6.02(e) at least four Business Days in advance of taking such action (the "Notice Period"), which notice shall specify in reasonable detail (x) the material terms and conditions of any such Superior Proposal, if applicable, (including the identity of the Person making such Superior Proposal), and shall have contemporaneously provided a copy of the then-current form of all relevant transaction agreements relating to any such Superior Proposal, if applicable, or if no such agreement exists a written summary of the material terms and conditions of such Superior Proposal (the "Alternative Acquisition Agreement") and (y) if such Change of Recommendation is not being made as a result of a Superior Proposal, the reasons for such action;

          (ii)   if such Change of Recommendation is not being made as a result of a Superior Proposal, during the Notice Period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent to amend this Agreement in such a manner that would otherwise obviate the need for such Change of Recommendation, in which event the Board of Directors shall not make such Change of Recommendation; and

          (iii)  prior to approving or recommending such Superior Proposal or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during the Notice Period, negotiate with Parent and Sub in good faith (to the extent Parent and Sub desire to negotiate) to make adjustments in the terms and conditions of this Agreement so that such proposal ceases to be a Superior Proposal, in which event the Company shall not make a Change of Recommendation with respect to and shall have no right to terminate this Agreement pursuant to Section 8.01(f) as a result of such proposal.

In the event of any material revision to the terms of any such Superior Proposal or any Acquisition Proposal that the Company's Board of Directors determines no longer constitutes a Superior Proposal, including any change in any price term thereof, the Company shall be required to deliver a new written notice to Parent and Sub and to again comply with the requirements of this Section 6.02(e) with respect to such new written notice, and a new Notice Period shall commence with respect to such notice.

        (f)    Nothing contained in this Section 6.02 shall prohibit the Board of Directors from (i) taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act to the extent applicable to an Acquisition Proposal (other than any disclosure of confidential information to third parties prohibited by Section 6.02(c)) or (ii) making any disclosure to its stockholders as, in the good faith determination of the Board of Directors, after consultation with its outside legal counsel, is required by applicable Laws; provided, however, that clause (ii) shall not be deemed to permit the Board of Directors to make a Change of Recommendation except to the extent permitted by Section 6.02(e); provided, further, that, notwithstanding anything herein to the contrary, any disclosure (other than a "stop-look-and-listen" communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act) made pursuant to Rule 14d-9 or Rule 14e-2(a) shall be deemed to be a Change of Recommendation, unless the Board of Directors expressly reaffirms its recommendation to the Company's stockholders in favor of the Merger and this Agreement. The Company shall not submit to the vote of its stockholders any Acquisition Proposal or any Superior Proposal prior to the termination of this Agreement..

        (g)   For purposes of this Agreement:

          (i)    "Acquisition Proposal" means any inquiry, offer or proposal from any Person or group that is structured to permit such Person or group (other than Parent, Sub or their respective Affiliates) to acquire, directly or indirectly and in a single transaction or a series of related transactions, (1) 15% or more (based on the fair market value, as determined in good faith by the Board of Directors) of assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, or (2)(A) shares of Company Common Stock and/or LP Exchangeable Units which, together with any other shares of Company Common Stock and/or LP Exchangeable Units beneficially owned by such Person or group, would be equal to 15% or more of the Fully Diluted Shares (calculated on the assumption that the LP Exchangeable Units have been converted to Company Common Stock) or (B) any other class of equity securities of the Company or any of its Subsidiaries, (3) any tender offer or exchange offer that, if consummated, would result in any Person or group owning, directly or indirectly, Shares of Company Common Stock and/or LP Exchangeable Units equal to 15% or more of the Fully Diluted Shares (calculated on the assumption that the LP Exchangeable Units have been converted to Company Common Stock) or any other equity securities of the Company or any of its Subsidiaries, (4) any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or group (or the stockholders of any Person) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, or (5) any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries, other than, in each case, the Transactions.

          (ii)   "Superior Proposal" means any bona fide written Acquisition Proposal that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) (x) is reasonably likely to be consummated in accordance with its terms and the financing of which is fully committed or reasonably likely to be obtained, and (y) if consummated, would be more favorable to the stockholders of the Company from a financial point of view than the Merger, taking into account all terms and conditions thereof (including all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the person or group making the Acquisition Proposal and the conditions for the completion of such Acquisition Proposal)) and of this Agreement (including any changes to the terms of this Agreement proposed by Parent and Sub pursuant to Section 6.02(e); provided, that for purposes of the definition of "Superior Proposal," the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "75%".

        Section 6.03    Preparation of the Proxy Statement; Stockholders' Meeting.

        (a)    Preparation of Proxy Statement.    As soon as practicable after the date hereof (and in any event, but subject to Parent's timely performance of its obligations under Section 6.03(b), within 15 Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). Except as expressly contemplated by Section 6.02(e), the Proxy Statement shall include the Recommendation with respect to the Merger, the Fairness Opinion (if not withdrawn, and subject to the consent of Goldman, Sachs & Co.) and a copy of Section 262 of the DGCL. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no agreement, representation or warranty is made by the Company with respect to information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NYSE. The Company shall promptly notify Parent and Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Company Common Stock and the Class B Special Voting Share, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Sub a reasonable opportunity to review and to propose comments on such document or response. The Company shall give reasonable and good faith consideration to the comments of Parent and Sub and their counsel on the Proxy Statement and any response to comments of the SEC or its Staff on the Proxy Statement, and shall not file or mail the Proxy Statement or any written response to such comments without the consent of Parent, which consent will not be unreasonably withheld or delayed.

        (b)    Covenants of Parent with Respect to the Proxy Statement.    Parent shall provide to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company for inclusion or incorporation by reference in the Information Statement. Each of Parent and Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.

        (c)    Mailing of Proxy Statement.    The Company shall, as promptly as practicable after the SEC, orally or in writing, confirms that it has no further comments on the Proxy Statement (or the SEC notifies the Company that it does not intend to review the Proxy Statement), (x) establish a record date (if not previously established) for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the "Stockholders' Meeting"), and (y) mail to the holders of Company Common Stock and the Class B Special Voting Share as of the record date established for the Stockholders' Meeting the Proxy Statement (the date the Company elects to take such action or is required to take such action, the "Proxy Date"). The Company shall duly call, convene and hold the Stockholders' Meeting as promptly as reasonably practicable after the Proxy Date, provided, that in no event shall such meeting be held later than 35 calendar days following the date the Proxy Statement is mailed to the Company's stockholders and any adjournments of such meetings shall require the prior written consent of the Parent unless the adjournment is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law or which the Company in good faith believes is otherwise required under applicable Law and is permitted under Section 6.02(f)(ii), and to permit such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Stockholders' Meeting. Once the Company has established a record date for the Stockholders' Meeting, the Company shall not change such record date or establish a different record date for the Stockholders' Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company's By-Laws. Unless the Board of Directors shall have withdrawn, modified or qualified its Recommendation thereof or otherwise effected a Change of Recommendation, in each case in accordance with Section 6.02(e), the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable Laws and all rules of the NYSE. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the stockholders of the Company at the Stockholders' Meeting. Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Section 8.01, the Company shall submit the Merger and this Agreement for the approval of the stockholders at the Stockholders' Meeting whether or not a Change of Recommendation shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, its Board of Directors, its Representatives or its stockholders.

        (d)    Amendments to Proxy Statement.    If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, they shall promptly inform Parent. Each of Parent, Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e)    Other.    For the avoidance of doubt, and without limiting the generality of the foregoing, the Company acknowledges and agrees that its obligations pursuant to this Section 6.03 shall not (except as provided in Section 6.02(e)) be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of an Acquisition Proposal.

        Section 6.04    Reasonable Best Efforts; Approvals.

        (a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts (unless, with respect to any action, another standard for performance is expressly provided in this Agreement) to take, or cause to be taken, all actions, and to do, or cause to be done and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Merger and the other Transactions, including preparing and filing as promptly as practicable all documentation to effect all necessary filings and to obtain all necessary or advisable consents, approvals, orders, waivers and authorization of any Governmental Entity or any third party, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Merger and the other Transactions. In furtherance and not in limitation of the foregoing, each party hereto agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions as promptly as practicable but in no event more than ten Business Days after the date hereof, (ii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and (iii) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.04 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorization as applicable, with respect to the approval of the Merger and the other Transactions under the applicable Antitrust Laws as soon as practicable. In furtherance of the foregoing, each of the parties agrees that its reasonable best efforts to obtain any approvals necessary under any Antitrust Laws shall include offering to hold separate or to divest, or to cause any of its Subsidiaries to hold separate or to divest, any assets or to discontinue offering any service or otherwise to make a commitment to a Governmental Entity regarding its future operations if such action is necessary to obtain approval for consummation of the Transactions and would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (b)   Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with (i) all necessary information as the other may reasonably request in connection with the preparation of any filing or submission pursuant to Section 6.04(a) and (ii) copies of notices or other communications received by Parent or Sub or any of their respective Representatives, or the Company or any of its Representatives, as the case may be, from any Governmental Entity with respect to the Merger and the other Transactions. To the extent practicable, each of Parent and the Company will consult with the other prior to any meetings, by telephone or in person, relating to the completion of the Transactions with any Governmental Entity, and each of Parent and the Company will have the right to have a representative attend and participate at any such meeting to the extent permitted by such Governmental Entity.

        (c)   Each party shall keep the other parties reasonably informed regarding any Litigation instituted (or threatened to be instituted) against the Company, Parent, Sub or any of their respective Affiliates by any Governmental Entity or private party challenging the Merger or the other Transactions, or any agreement contemplated hereby, or that would otherwise reasonably be expected to prevent or materially interfere with or delay the consummation of the Merger and the other Transactions ("Transaction Litigation"). The Company shall promptly advise Parent orally and in writing and the Company shall cooperate fully with Parent in connection with, and shall consult with and permit Parent and its Representatives to participate in, the defense, negotiations or settlement of any Transaction Litigation and the Company shall give consideration to Parent's advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any of its Subsidiaries nor any of its or their Representatives to, compromise, settle, come to a settlement arrangement regarding any Transaction Litigation hereby or consent thereto unless Parent shall otherwise consent in writing, which shall not be unreasonably withheld or delayed.

        (d)   Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Sub to obtain the Financing or any other financing for the Transactions shall be governed exclusively by Section 6.09 and not this Section 6.04.

        Section 6.05    Takeover Law.    If any Takeover Law shall become or is deemed to be applicable to the Merger or the other Transactions after the date of this Agreement, the Company and Parent and the members of their respective boards of directors shall grant such approvals and take such actions necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such Takeover Law on the Merger and the other Transactions and this Agreement.

        Section 6.06    Public Announcements.    Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger or the other Transactions and shall not issue any such press release or public statement prior to such consultation, except as otherwise may be required by applicable Law, court process or NYSE rule, regulation or listing agreement. The parties agree that the initial press release to be issued with respect to the Merger and the other Transactions shall be in the form mutually agreed to by the parties.

        Section 6.07    Indemnification and Insurance.

        (a)   All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director, officer, employee or agent (including as a fiduciary with respect to an employee benefit plan) of the Company, any of its Subsidiaries or any of their respective predecessors (each, an "Indemnified Party") as provided in the Company's Organizational Documents, the Organizational Documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

        (b)   Without limiting Section 6.07(a) or any rights of any Indemnified Party pursuant to any indemnification agreement set forth in Section 6.07(b) of the Company Disclosure Schedule, from and after the Effective Time, in the event of any threatened or actual claim, suit, action, proceeding or investigation (a "Claim"), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director (including in a capacity as a member of any board committee), or officer of the Company, any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the

Transactions, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Corporation shall (x) indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking contemplated by applicable Law with respect to repayment of advancement), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim, and (y) comply with the terms of each such indemnification agreement with respect to such Claim. Any determination of entitlement to indemnification under the preceding sentences shall be made by an independent counsel selected jointly by the Surviving Corporation and such indemnified party. None of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party has validly sought indemnification under such indemnification agreement. Parent's and the Surviving Corporation's obligations under this Section 6.07(b) shall continue in full force and effect after from the Effective Time.

        (c)   The Company or Parent and the Surviving Corporation on behalf of the Company may obtain, at or prior to the Effective Time, prepaid (or "tail") directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time, covering each person who is covered by such policies on the date of this Agreement on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided that the maximum aggregate annual premium for such insurance policies for any such year shall not be in excess of the maximum aggregate annual premium contemplated by the immediately following sentence; provided, further, that such tail policy may not be amended, modified or cancelled or revoked by the Company, Parent or the Surviving Corporation. In the event the Company or Parent and the Surviving Corporation does not obtain such "tail" insurance policies, then, for a period of six years from the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of 200% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance (which amount the Company represents and warrants is set forth in Section 6.07(c) of the Company Disclosure Schedule); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (d)   From and after the Effective Time, in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its stock, properties or assets to any Person, then, and in each such case, the Surviving Corporation or Parent, respectively, shall cause proper provision to be made so that the successors or assigns or transferees, as the case may be, shall succeed to the obligations set forth in this Section 6.07.

        (e)   From and after the Effective Time (but not prior thereto), the provisions of this Section 6.07 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

        Section 6.08    Access; Confidentiality.

        (a)   The Company shall afford to Parent, and to Parent's Representatives, reasonable access during the period prior to the earlier of the Effective Time and the termination of this Agreement to all of its and its Subsidiaries' properties, books and records (including all personnel records) and to those employees of the Company to whom Parent reasonably requests access, and, during such period, the Company shall furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries' business, properties, Contracts, assets, liabilities, personnel and financial information and other aspects of the Company and its Subsidiaries as Parent may reasonably request.

        (b)   All information received from the Company or its Representatives under Section 6.08(a) shall be subject to the Confidentiality Agreement.

        Section 6.09    Financing.

        (a)   Each of Parent and Sub shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or replace, the Financing Commitments; except that that Parent and Sub may (x) modify the terms and conditions of the Debt Financing Commitment so long as such modifications would not reasonably be expected to adversely impact the ability of Parent or Sub to timely consummate the transactions contemplated by this Agreement or the likelihood of consummation of the transactions contemplated by this Agreement and (y) replace or amend the Debt Financing Commitment to add lenders, arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitment as of the date hereof, or otherwise so long as such replacement or amendment would not reasonably be expected to adversely impact or delay in any material respect the ability of Parent or Sub to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby. Subject to the terms and conditions of this Agreement (including Section 6.09(b) and Section 6.10), each of Parent and Sub shall use its reasonable best efforts (taking into account the anticipated timing of the Marketing Period) to take all actions, and to do all things reasonably necessary, proper or advisable to arrange and obtain the proceeds of the Financing (including the Bridge Loans (as defined in the Debt Financing Commitment), if the funding of the Notes (as defined in the Debt Financing Commitment) as contemplated by the Debt Financing Commitment has not occurred substantially concurrently with or prior to the Merger Closing) on the terms and conditions (including the related flex provisions) described in the Financing Commitments and the Fee Letter, including using its reasonable best efforts to (i) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions thereof, subject to the foregoing replacement and amendment rights with respect to the Debt Financing Commitment, (ii) satisfy on a timely basis (taking into account the anticipated timing of the Marketing Period) all conditions applicable to Parent and Sub obtaining the Financing at the Merger Closing set forth therein that are within their control, (iii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions (including the flex provisions) contemplated by the Debt Financing Commitment and the Fee Letter (and provide copies thereof to the Company promptly upon their execution and otherwise keep the Company reasonably informed on a reasonably current basis of the status of their efforts to arrange the Debt Financing) and (iv) upon satisfaction of the conditions set forth in such definitive agreements, consummate the Financing substantially concurrent with the Merger Closing. Subject to the terms and conditions of this Agreement (including Section 6.09(b) and Section 6.10), in the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contained in the Debt Financing Commitment and the Fee Letter (other than due to the failure of a condition to the consummation of the Debt Financing resulting from a breach of any representation, warranty, or covenant of the Company set forth in this Agreement), Parent shall promptly notify the Company and shall use its reasonable best efforts to arrange to obtain alternative debt financing (including from alternative sources) no later than August 19, 2011 in an amount such that the aggregate funds that would be available to Parent and Sub at the Merger Closing under such alternative debt financing (when combined with the Equity Financing and cash on hand of the Company) will be sufficient to pay all amounts contemplated by this Agreement to be paid by them and to perform their respective obligations under this Agreement, provided that neither Parent nor Sub shall be required to arrange for or obtain any such alternative debt financing (unless Parent and Sub otherwise determine in their sole discretion) on terms and conditions (including flex provisions) that are less favorable to the interests of Parent and Sub than the terms contained in the Debt Financing Commitment and the Fee Letter. Parent shall give the Company prompt notice of any breach by any party to any of the Financing Commitments of which Parent or Sub becomes aware, or any termination of any of any of the Financing Commitments. Parent shall promptly deliver to the Company true and complete copies of all agreements pursuant to which any such financing source shall have committed to provide Parent and Sub with any portion of the Financing. For purposes of this Section 6.09, Section 6.10 and Section 5.03, references to "Financing" and "Debt Financing" shall include the financing contemplated by the Financing Commitments as permitted by this Section 6.09 to be amended, modified or replaced and references to "Financing Commitments", "Debt Financing Commitment" and "Fee Letter" shall include such documents as permitted by this Section 6.09(a) to be amended, modified or replaced, in each case from and after such amendment, modification or replacement.

        (b)   Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.09 shall require, and in no event shall the reasonable best efforts of Parent or Sub be deemed or construed to require, either Parent or Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its respective rights under the Equity Financing Commitment, except that Parent shall use its reasonable best efforts to enforce, including by bringing suit for specific performance, the Equity Financing Commitment solely if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger Closing after all conditions to the granting thereof set forth in Section 9.06(b) have been satisfied, (ii) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Financing Commitment or (iii) pay any fees in excess of those contemplated by the Financing Commitments (whether to secure waiver of any conditions contained therein or otherwise).

        Section 6.10    Financing Cooperation.

        (a)   Prior to the Merger Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their representatives to, provide to Parent such cooperation reasonably requested by Parent that is reasonably customary to assist Parent and is reasonably customary in causing the conditions in the Debt Financing Commitment to be satisfied and such cooperation as is otherwise reasonably requested by Parent in connection with the Debt Payoff and obtaining the Debt Financing in accordance with the terms and conditions of the Debt Financing Commitments, including cooperation that consists of:

          (i)    participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions, sessions with rating agencies and prospective lenders;

          (ii)   providing customary authorization and representation letters to Financing Sources authorizing the distribution of information to prospective lenders or investors on a confidential basis;

          (iii)  assisting Parent in the preparation of customary rating agency presentations, lender presentations and high yield road show presentations or memoranda, customary bank offering memoranda, syndication memoranda, private offering memoranda, and other marketing materials or memoranda, including business and financial projections, reasonably requested by Parent or Financing Sources, in each case, in connection with the Debt Financing;

          (iv)  assisting Parent and Sub in procuring the execution and delivery, effective as of the Effective Time, by the officers of the Company and its Subsidiaries of any customary securities purchase agreement, credit agreement, indentures, notes, guarantees, pledge and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, a certificate of the chief financial officer of the Company reasonably satisfactory to the Financing Sources with respect to solvency of the Company and its Subsidiaries on a consolidated basis, a customary "borrowing base" certificate, and other certificates or documents and back-up therefor and for legal opinions as may be reasonably requested by Parent or Financing Sources (including consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral, and the granting of security interests;

          (v)   (A) furnishing Parent and its Financing Sources as promptly as practicable with audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries prepared in accordance with GAAP for the three most recently completed fiscal years ended at least 90 days before the Merger Closing Date and unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries prepared in accordance with GAAP for each subsequent fiscal quarter that ended at least 45 days before the Merger Closing Date and for the comparable quarter of the prior fiscal year, (B) furnishing Parent and its Financing Sources as promptly as practicable with information regarding the Company and its Subsidiaries of the type and form customarily included in private placements under Rule 144A of the Securities Act, including financial statements and pro forma financial statements (including as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Merger Closing Date, prepared after giving effect to the Transactions and the Financing as if the Transactions and the Financing had occurred as of such date (in the case of balance sheets) or at the beginning of such period (in the case of other financial statements) (provided, that such pro forma financial statements shall not be considered a part of the Required Information unless Parent has provided to the Company by at least five days after the end of the ABL Access Period (x) the information relating to the proposed debt and equity capitalization of the Company and its Subsidiaries after the Effective Time that is reasonably necessary for the Company to prepare the pro forma financial statements and (y) any other information that may be reasonably and timely requested by the Company concerning the assumptions underlying the pro forma adjustments to be made in such pro forma financial statements, which assumptions shall be the responsibility of Parent), in each case, prepared in accordance with GAAP, audit reports, business and other financial data of the type required in a registered offering of debt securities by Regulation S-X and Regulation S-K promulgated under the Securities Act, or as otherwise necessary to receive from the Company's independent accountants (and any other accountant to the extent financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary "comfort" (including "negative assurance" comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the "pricing" of any high-yield bonds being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum and which, with respect to any interim financial statements, shall have been reviewed by the Company's independent accountants as provided in AU 722 and (C) providing Parent and its Financing Sources for a period of 50 calendar days from and after the date of this Agreement with all access and information reasonably and customarily required for the completion of field audits and appraisals of the Company's and its Subsidiaries' accounts receivable and inventory in connection with obtaining an asset-based loan facility pursuant to the Debt Financing Commitments (such 50 calendar day period, the "ABL Access Period") (all such information and documents in this clause (v) to be furnished by the Company, together with any replacements or restatements thereof, and supplements thereto, if any such information would go stale or otherwise be unusable under customary practices for such purposes, the "Required Information");

          (vi)  using reasonable best efforts to cooperate with Parent and Parent's efforts to obtain customary and reasonable corporate and facilities ratings, landlord waivers and estoppels, non disturbance agreements, Phase I environmental site assessments, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property) as reasonably requested by Parent with respect to the Debt Financing;

          (vii) using reasonable best efforts to cooperate with Parent and Parent's efforts to (x) permit Financing Sources to evaluate the Company's and its Subsidiaries' current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable and (y) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, provided that such agreements and arrangements will only be effective upon the Merger Closing;

          (viii)  granting Financing Sources, upon reasonable request, access to the Company's and its Subsidiaries' respective properties, assets and cash management and accounting systems (including cooperating in and facilitating the completion of field examinations, collateral audits, asset appraisals, surveys, Phase I environmental site assessments and engineering/property condition reports);

          (ix)  delivery of notices of prepayment within the time periods required by the relevant agreements governing Indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Merger Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the Merger Closing, of all Indebtedness other than as set forth in Section 6.10(a)(ix) of the Parent Disclosure Schedule (the "Debt Payoff");

          (x)   furnishing Parent and its Financing Sources promptly with all documentation and other information which any lender providing or arranging Debt Financing has reasonably requested and that such lender has determined is required by regulatory authorities in connection with such Debt Financing under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

          (xi)  otherwise cooperating with the marketing efforts of the Parent and its Financing Sources for any of the Financing as necessary or reasonably requested by the Parent or its Financing Sources;

provided that (u) nothing in this Section 6.10 shall require such cooperation to the extent it would require the Company to waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Merger Closing or after termination of this Agreement for which it has not received prior reimbursement by or on behalf of Parent, (v) the pre-Closing board of directors and officers of the Company and the pre-Closing directors and officers of Subsidiaries of the Company shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which any portion of the Financing is obtained, (w) except as set forth in clauses (ii) and (ix) of this Section 6.10(a), none of the Company nor any of its Subsidiaries shall be required to execute, prior to the Merger Closing, any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with any portion of the Financing, unless such documents, agreements, certificates or opinions will only be effective as of the Effective Time, (x) except as expressly provided above, none of the Company nor any of its Subsidiaries shall be required to take any corporate actions prior to the

Closing to permit the consummation of the Financing, (y) nothing herein shall require such cooperation from the Company or its Affiliates to the extent it would unreasonably interfere with the ongoing operations of the Company or its Affiliates, and (z) none of the Company or any of its Affiliates or any of their respective Representatives shall have any liability under any certificate, agreement, arrangement, document or instrument relating to any portion of the Financing except, in the case of the Company and its Subsidiaries, upon the Merger Closing.

        (b)   Parent shall promptly, upon request by the Company, reimburse the Company for all of its and its Affiliates' documented reasonable out-of-pocket costs and expenses (including accountants' fees and reasonable attorneys' fees) incurred by the Company and its Affiliates in connection with the cooperation of the Company and its Affiliates contemplated by this Section 6.10.

        (c)   Parent shall indemnify and hold harmless the Company, its Subsidiaries, its Principal Stockholders, its controlled Affiliates and its and their respective directors, officers, advisors and Representatives (including the pre-Closing directors and officers of the Company or any of its Subsidiaries) (collectively, the "Indemnitees") for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and/or the provision of information utilized in connection therewith (other than information provided in writing specifically for such use by or on behalf of the Company or any of its Subsidiaries) to the fullest extent permitted by applicable Law, other than to the extent any of the foregoing arises from (i) the willful misconduct, gross negligence, or material breach of its obligations of any of the Company, its Subsidiaries, its Principal Stockholders, its controlled Affiliates or its or their respective directors, officers, employees, attorneys, accountants or other advisors or Representatives (unless such willful misconduct, gross negligence or material breach results from an action taken (or not taken) by an Indemnitee at the request of Parent or Sub or in order to comply (or cause the Company or any of its Affiliates to comply) with obligations of the Company or any of its Affiliates under this Agreement or any of the Financing Commitments, in which case the exclusion contained in this clause (i) shall not apply) or (ii) any information provided by or on behalf of the Company or any of its Affiliates in connection with the Debt Financing to the extent such information is the subject of any of the representations or warranties set forth in Article III and where such information would constitute a breach of any such representation or warranty. Parent's obligations under Section 6.10(b) and this Section 6.10(c) are referred to collectively as the "Reimbursement Obligations".

        (d)   The Company shall or shall cause its Subsidiaries to supplement the Required Information and the other information contemplated by clause (iii) of paragraph (a) on a reasonably current basis to the extent that any such information, to the Knowledge of the Company, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

        Section 6.11    Notification of Certain Matters.    Each party hereto shall give prompt notice to the other of (a) any Transaction Litigation or (b) the occurrence, or non-occurrence, of any change, effect, event, change in circumstance, occurrence or discovery of any fact that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger set forth in Article VII not to be satisfied; provided that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder.

        Section 6.12    Rule 16b-3 Matters.    Prior to the Effective Time, the Company shall take all such steps as may be required or advisable to cause dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company (including a director by deputization) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.13    Stock Exchange Delisting.    The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of NYSE to enable the delisting by the Company of the Class A Common Stock from NYSE and the deregistration of the Class A Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        Section 6.14    FIRPTA Certificates.    The Company shall, and shall cause EMS LP to, use reasonable best efforts to deliver to Parent (and to the Company in the case of EMS LP), at the Effective Time, properly completed and executed certificates to the effect that the Company Common Stock and all of EMS LP's partnership interests, respectively, are not U.S. real property interests (such certificates in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

        Section 6.15    Employees.

        (a)   It is Parent's current intention to: (i) with respect to employees who are not covered by Collective Bargaining Agreements, cause the Surviving Corporation to provide compensation and employee benefits at substantially the same levels and on substantially the same terms and conditions as currently in effect (other than equity-based programs); and (ii) with respect to employees who are covered by Collective Bargaining Agreements, cause the Surviving Corporation to continue to provide terms and conditions of employment consistent with the terms and conditions of the applicable Collective Bargaining Agreements, subject to customary negotiations with respect to such terms and conditions; provided that nothing herein is intended to (x) amend any Company Benefit Plan, (y) prevent the amendment or termination of any Company Benefit Plan in accordance with its terms, or (z) prohibit the Surviving Corporation from changing the current levels of compensation and employee benefits or related terms and conditions following the Effective Time in its discretion. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any employee at any time.

        (b)   Effective as of immediately prior to the Effective Time, the Surviving Corporation hereby assumes the duties and obligations of the Company under the employment agreements listed on Section 6.15(b) of the Company Disclosure Schedule.

        (c)   This Section 6.15 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.15, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.15.

        Section 6.16    Treatment of Stock Purchase Plans.    Not later than the date of this Agreement, the Company shall have taken all action necessary such that (i) as of the date of this Agreement, (x) no individual shall be permitted to commence participation in the Company's Employee Stock Purchase Plan and Stock Purchase Plan, and (y) no current participants in such plans shall be permitted to increase their deferral elections thereunder and (ii) such plans shall terminate as of the end of the offering period currently in effect as of the date of this Agreement or, if earlier, the Effective Time. Promptly after the end of the offering period currently in effect, the Company or the Surviving Corporation (as applicable) shall return to participants (without interest) any cash not applied to the purchase of shares of the Company Common Stock.

        Section 6.17    Preservation of Partnership.    The Company shall take such steps as Parent may reasonably request so that, upon the conversion of all of the LP Exchangeable Units prior to the Effective Time, EMS LP continues to exist as a Delaware limited partnership in good standing, including, if requested by Parent, transferring prior to or upon the conversion of all of the LP

Exchangeable Units one or more units of limited partnership interest in EMS LP to a newly formed Delaware limited liability company of which the Company is the sole member.

        Section 6.18    Termination of Agreements with Principal Stockholders and Affiliates.    Immediately prior to the Effective Time, the Company shall execute an agreement in a form reasonably acceptable to the parties terminating all Contracts between the Company or any of its Subsidiaries, on the one hand, and the Principal Stockholders and any of their Affiliates, except as otherwise agreed by Parent.

ARTICLE VII.

CONDITIONS TO THE MERGER

        Section 7.01    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger and the other Transactions shall be subject to the satisfaction or (to the extent permitted by Law) written waiver at or prior to the Effective Time of the following conditions:

        (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained.

        (b)    Regulatory Approvals.    (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and (ii) the regulatory consent set forth in Section 7.01(b)(ii) of the Parent Disclosure Schedule shall have been obtained.

        (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction, Law or other Order issued by any court of competent jurisdiction (collectively, "Restraints") shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

        Section 7.02    Conditions to Obligations of Parent and Sub to Effect the Merger.    The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 4.02 (other than the last sentence of 4.02(a) and Section 4.02(e)) and Section 4.19 (solely as it relates to the Principal Stockholders and their Affiliates) and Section 4.22 shall be true and correct in all material respects as of the date of this Agreement and the Effective Time as though made at the Effective Time, (ii) set forth in Section 4.04, Section 4.08(c), Section 4.21 and Section 4.23 shall be true and correct as of the date of this Agreement and as at the Effective Time as though made at the Effective Time and (iii) set forth in this Agreement, other than those described in clauses (i) and (ii) above, shall be true and correct as of the date of this Agreement and at the Effective Time as though made at the Effective Time (without giving effect to any "materiality", "Company Material Adverse Effect" or similar qualifier therein), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; provided in each case that representations and warranties made as of a specific date (whether referred to in clause (i), (ii) or (iii)) shall be required to be so true and correct (subject to such qualifications) as of such date only. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect. Solely for purposes of this Section 7.02(a), if one or more inaccuracies in the representations and warranties set forth in Section 4.02 (other than the last sentence of Section 4.02(a) and Section 4.02(e)) would cause the aggregate Merger Consideration required to be paid by Parent and Sub to increase by an amount in excess of $2.0 million or more in the aggregate, such inaccuracy or inaccuracies will be deemed to be material for purposes of Section 7.02(a)(i).

        (b)    Performance of Obligations of the Company.    The Company shall have performed or complied in all material respects with obligations required to be performed or complied with by it under this

Agreement at or prior to the Merger Closing, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

        (c)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any change, event, state of facts, development or occurrence that constitutes a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

        (d)    Unitholders Agreement.    The Unitholders Agreement shall have been executed and delivered by all of the parties thereto, the Principal Stockholders shall have complied with all of their obligations therein and all of the transactions contemplated thereby shall have been consummated.

        Section 7.03    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the Effective Time as though made at the Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) (in each case without giving effect to any "materiality", "Parent Material Adverse Effect" or similar qualifier therein) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

        (b)    Performance of Obligations of Parent and Sub.    Parent and Sub shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement at or prior to the Merger Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

        Section 7.04    Frustration of Closing Conditions.    Neither Parent nor Sub may rely on the failure of any condition set forth in Sections 7.01 or 7.02 to be satisfied if a principal cause of such failure was the failure of Parent or Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.01 or 7.03 to be satisfied if a principal cause of such failure was its failure to perform any of its obligations under this Agreement.

ARTICLE VIII.

TERMINATION; AMENDMENT; WAIVER

        Section 8.01    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

        (a)   by mutual written consent of the Company and Parent;

        (b)   by either Company or Parent:

          (i)    if the Merger shall not have been consummated on or before August 19, 2011 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement has been a principal cause of the failure of the Merger to be consummated on or before such date (it being understood that Parent and Sub shall be deemed a single party for purposes of the foregoing proviso);

          (ii)   if any Restraint enjoining or otherwise prohibiting or making illegal the consummation of the Merger shall be in effect and shall have become final and nonappealable, provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party unless such party shall have complied with its obligations under Section 6.04 to prevent, oppose or remove such Restraint; or

          (iii)  the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereto;

        (c)   by Parent, if there shall be any breach or inaccuracy in any of the Company's representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (i) would give rise to, if occurring or continuing at the Effective Time, the failure of any condition set forth in Section 7.02(a) or Section 7.02(b) and (ii) has not been or is not capable of being cured by the Company prior to the earlier of (x) the Outside Date and (y) the 60th calendar day after its receipt of written notice thereof from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if Parent or Sub is then in breach of any of its representations, warranties, covenants or other agreements hereunder which breach or failure to perform would give rise to the failure of any condition set forth in Section 7.03(a) or Section 7.03(b);

        (d)   by the Company, if there shall be any breach or inaccuracy in any of Parent's or Sub's representations or warranties set forth in this Agreement or Parent or Sub has failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (i) would give rise if occurring or continuing at the Effective Time, to the failure of any condition set forth in Section 7.03(a) or Section 7.03(b) and (ii) has not been or is not capable of being cured by Parent or Sub prior to the earlier of (x) the Outside Date and (y) the 60th calendar day after its receipt of written notice thereof from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in breach of any of its representations, warranties, covenants or other agreements hereunder which breach or failure to perform would give rise to the failure of any condition set forth in Section 7.02(a) or Section 7.02(b);

        (e)   by Parent, in the event that any of the following shall have occurred: (i) a Change of Recommendation; (ii) the Company failed to include in the Proxy Statement, when mailed, the Recommendation and a statement of the findings and conclusions of the Board of Directors referred to in Section 4.04(b), (iii) if, following the disclosure or announcement of an Acquisition Proposal (other than a tender or exchange offer described in clause (iv) below), the Board of Directors shall have failed to reaffirm publicly the Recommendation within five Business Days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly, or (iv) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have announced, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer (any such event contemplated by this Section 8.01(e), a "Triggering Event"); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if the Stockholder Approval shall have been obtained;

        (f)    by the Company, after compliance with the procedures set forth in Section 6.02(e), in order to accept a Superior Proposal and enter into the Alternative Acquisition Agreement providing for such Superior Proposal, provided, that the Company shall pay the Break-Up Fee in accordance with Section 8.03(e) prior to or concurrently with any termination of this Agreement by the Company pursuant to this Section 8.01(f); or

        (g)   by the Company, if, after the Marketing Period, (i) all of the conditions set forth in Section 7.01 and Section 7.02 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing, each of which is capable of being satisfied at the Merger Closing), (ii) Parent shall have failed to consummate the Merger Closing by the time set forth in Section 2.02, (iii) the Company has notified Parent in writing that it stands and will stand ready, willing and able to consummate the Merger at such time, and (iv) the Company shall have given Parent written notice at least one Business Day prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 8.01(g) and the basis for such termination.

Any proper termination of this Agreement pursuant to this Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other parties.

        Section 8.02    Effect of Termination.    If this Agreement is terminated pursuant to Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of any party or its directors, officers, or stockholders (or holders of other equity interests) except for the applicable provisions of this Article VIII and Article IX.

        Section 8.03    Fees and Expenses.

        (a)   The filing, printing and mailing fees and expenses associated with the Proxy Statement shall be paid by the Company. Whether or not the Merger or the other Transactions are consummated, all other fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses.

  (b)
  Notwithstanding anything to the contrary in this Agreement, if Parent and Sub fail to effect the Merger Closing when required by Section 2.02 for any or no reason or otherwise breach this Agreement or fail to perform hereunder (in any case, whether willfully, intentionally, unintentionally or otherwise), then, (i) except for the right of the Company to seek an injunction, specific performance or other equitable relief in accordance with Section 9.06, the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against any of (w) Parent, Sub or the Sponsor, (x) any Financing Source, (y) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of any Person named in clause (w) or (x) of this Section 8.03(b)(i), and (z) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (the persons described in clauses (w), (x), (y) and (z), collectively, the "Parent Related Parties") for any breach, loss or damage shall be to terminate this Agreement as provided, and only to the extent provided, in Section 8.01(d) or Section 8.01(g), and receive payment of a Termination Fee under and only to the extent provided by Section 8.03(c), and (ii) following termination of this Agreement in accordance with Section 8.01(d) or Section 8.01(g) and payment of the Termination Fee as provided in the immediately foregoing clause (i), none of the Parent Related Parties will have any Liability to the Company, its Subsidiaries or any of its and their Affiliates or any other Person relating to or arising out of this Agreement, the Limited Guarantee, the Financing Commitments or otherwise, whether at law or equity, in contract in tort or otherwise, and no Person will have any rights or claims against any of the Parent Related Parties hereunder or thereunder. In the event that the Company terminates this Agreement in accordance with Section 8.01(d) or Section 8.01(g) and Parent thereafter pays the Termination Fee to the Company, then the Company agrees to cause any Litigation pending in connection with this Agreement or any of the Transactions (including any Litigation related to the Financing, the Equity Financing Commitment, the Debt Financing Commitments or the Limited Guarantee) by the Company or its Subsidiaries, and seek to cause any such Litigation by its and their Affiliates and any of their respective former, current or future directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the "Company Related Parties") against Parent, Sub or any Parent

    Related Party to be dismissed with prejudice promptly, and in any event within five Business Days, after payment of the Termination Fee. In no event shall any of the Company Related Parties seek on behalf of any Company Related Party any damages from, or otherwise bring any Litigation against, any Parent Related Party in connection with this Agreement or any of the Transactions (including any Litigation related to the Financing, the Equity Financing Commitments, the Debt Financing Commitments or any of the Limited Guarantee), other than Litigation to recover payment of the Termination Fee to the extent the Termination Fee is not paid when due pursuant to Section 8.03(c) or for specific performance, injunction or other equitable remedy in accordance with Section 9.06. In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than in accordance with Section 9.06. Nothing in this Section 8.03 shall in any way expand or be deemed or construed to expand the circumstances in which Parent, Sub or any other Parent Related Party may be liable under this Agreement or any of the Transactions contemplated hereby (including the Financing).

        (c)   If this Agreement is terminated by the Company pursuant to Section 8.01(d) or Section 8.01(g), then Parent will pay the Company an amount equal to $203,884,000 (the "Termination Fee"). In the event the Termination Fee is payable, such fee will be paid to the Company by Parent by wire transfer of immediately available funds (to an account or accounts designated by the Company) within two Business Days after the date of termination of this Agreement. Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Termination Fee or expanding the circumstances in which the Termination Fee is to be paid, it is agreed that the Termination Fee is liquidated damages, and not a penalty, and the payment of the Termination Fee in the circumstances specified herein is supported by due and sufficient consideration (including the fact that the holders of the Company Common Stock and LP Exchangeable Units immediately prior to the Effective Time would not be entitled to receive the Merger Consideration at the Effective Time). While the Company may pursue both a grant of specific performance, injunction or other equitable remedies under Section 9.06(b) and the payment of Termination Fee under this Section 8.03(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the obligation to consummate the Merger Closing and monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Termination Fee.

        (d)   Except for the payment by Parent or Sub of the Termination Fee when required and to the extent set forth in 8.03(c), payment by Parent or Sub of the Reimbursement Obligations as provided in Sections 6.10(b) if the Termination Fee has not already been paid and payment by the Sponsor pursuant to, and in accordance with, the Limited Guarantee when required and to the extent set forth therein, none of Parent, Sub nor any other Parent Related Party shall have any Liability for any Damages to the Company or any other Company Related Party in connection with this Agreement (including in respect of any breach of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions contemplated hereby and in no event shall any party hereto nor any Parent Related Party be liable for or obligated to pay consequential, special, multiple, punitive or exemplary damages including, but not limited to, damages arising from loss of profits, business opportunities or goodwill in respect of any breach or failure to comply with this Agreement or in respect of any of the Transactions (including the Financing and the Financing Commitments). The parties acknowledge and agree that in no event will Parent be required to pay the Termination Fee on more than one occasion.

        (e)   If the Break-Up Fee has not already been paid pursuant to the terms of this Agreement, then if this Agreement is terminated by Parent pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(f), then, in any such case, the Company shall pay to Clayton, Dubilier & Rice, LLC ("CD&R"), or an Affiliate thereof designated by CD&R, a non-refundable cash payment by wire transfer of immediately available funds to an account or accounts designated by CD&R, or an Affiliate thereof designated by CD&R, in an amount equal to $116,505,000 (the "Break-Up Fee"). For avoidance of doubt, if the Break-up Fee is paid, no payment other than the Break-Up Fee shall be made with respect to the expenses of Parent or Sub.

        (f)    Any fee payable by the Company pursuant to Section 8.03(e) as the result of a termination of this Agreement by the Parent pursuant to Section 8.01(e) shall be paid within two Business Days following the date notice of termination is given. Any fee payable by the Company pursuant to Section 8.03(e) as the result of the termination of this Agreement by Parent pursuant to Section 8.01(f) shall be paid prior to or concurrently with such termination.

        (g)   Each of the Company, Parent and Sub acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions and that, without these agreements, neither the Company nor Parent would have entered into this Agreement. Accordingly, if the Company or Parent fails promptly to pay any amount due pursuant to this Section 8.03, and, in order to obtain such payment, Parent or the Company commences a suit that results in a judgment against the other party for such fee, the Company or Parent, as the case may be, shall pay to the other party its costs and expenses (including reasonable attorneys fees and expenses) in connection with such suit, together with interest on the amount of the applicable fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment was required to be made.

ARTICLE IX.

MISCELLANEOUS

        Section 9.01    No Survival of Representations and Warranties; Effect of Knowledge.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.02    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Stockholder Approval; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 9.03    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

        Section 9.04    Governing Law.    This Agreement and any Litigation (whether at Law, in contract or in tort) that may be directly or indirectly based upon, arise out of or relate to this Agreement or any of the Transactions, or the negotiation, execution or performance hereof or thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might apply under applicable principles of conflicts of laws thereof.

        Section 9.05    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.06    Specific Performance; Jurisdiction; Enforcement.

        (a)   The parties agree that irreparable damage would occur in the event that the Company does not perform or otherwise breaches provisions of this Agreement in accordance with their specific terms and that any such breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. The parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Section 8.01, Parent and Sub shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

        (b)   It is acknowledged and agreed that, subject to Section 6.09(b) and the following provisions of this Section 9.06(b), the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. Notwithstanding the foregoing, the Company shall be entitled to seek specific performance to cause the Equity Financing to be funded to fund the Merger Consideration and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (excluding the conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of those conditions), (ii) the Debt Financing has been funded or will be funded at the Merger Closing if the Equity Financing is funded at the Merger Closing, (iii) Parent and Sub fail to complete the Merger Closing in accordance with Section 2.02 and (iv) the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, and Parent and Sub otherwise comply with their obligations hereunder, then the Merger Closing will occur.

        (c)   Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance (other than on the basis that such remedy is not available pursuant to the terms of this Agreement) to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement, in each case when available pursuant to the terms of this Agreement, to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.06. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case when available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.06.

        (d)   Each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court sitting in New Castle County in the State of Delaware) for the purpose of any Litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, or any other appropriate form of specific performance or equitable relief, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the Transactions (including the Financing Commitments) in any court other than the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court of Delaware). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.06, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, against the Debt Financing sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating to the Debt Financing Commitments or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof).

        (e)   Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 9.08 and agrees that service of any process, summons, notice or document by personal delivery or by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.08 shall be effective service of process for any Litigation in connection with this Agreement or the Transactions. Nothing in this Section 9.06 shall affect the right of any party to serve legal process in any other manner permitted by Law.

        Section 9.07    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) BETWEEN THE PARTIES HERETO DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS (INCLUDING ANY SUCH LITIGATION INVOLVING THE EQUITY FINANCING COMMITMENT OR THE DEBT COMMITMENT) OR THE NEGOTIATION, EXECUTION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 9.08    Notices.    Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, telecopy number, e-mail address or Person as a party may designate by notice to the other parties); provided, that any communication delivered or sent on a day that is not a Business Day or after 5:00 p.m., New York City time, on a Business Day shall be deemed to have been delivered or sent on the next following Business Day:

To Parent:
CDRT Acquisition Corporation c/o Clayton, Dubilier & Rice, LLC 375 Park Avenue, 18th Floor
	Telecopy:	212-407-5252
	Email:	rschnall@cdr-inc.com kgiuriceo@cdr-inc.com
	Attention:	Richard J. Schnall Kenneth A. Giuriceo
with a copy to:
Debevoise & Plimpton, LLP 919 Third Avenue New York, NY 10022
	Telecopy:	212-909-6836
	Email:	psbird@debevoise.com jelevits@debevoise.com
	Attention:	Paul S. Bird Jonathan E. Levitsky
To the Company:
Emergency Medical Services Corporation 6200 South Syracuse Way, Suite 200 Greenwood, CO 80111
	Telecopy:	303-495-1800
	Email:	Craig.Wilson@emsc.net
	Attention:	Craig A. Wilson
with a copy to:
Kaye Scholer LLP 425 Park Avenue, 16th Floor New York, NY 10022
	Telecopy:	212-836-8689
	Email:	jgreenberg@kayescholer.com and lfisher@kayescholer.com
	Attention:	Joel I. Greenberg Lynn Toby Fisher

        Section 9.09    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided that, prior to the Merger Closing, Parent and Sub may assign this Agreement (in whole but not in part) (i) to one or more Subsidiaries of Parent and (ii) as security to any lender or financial institution providing financing for the Transactions. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

        Section 9.10    Further Assurances.    The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        Section 9.11    Entire Agreement; Benefit.

        (a)   This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Unitholders Agreement, the Limited Guarantee and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

        (b)   Neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person other than the parties hereto or thereto any legal or equitable rights or remedies or benefits of any nature whatsoever except, following the Effective Time, for the provisions of Section 6.07. Notwithstanding the immediately preceding sentence, (i) following the Effective Time, the provisions of Article III relating to the payment of the Merger Consideration shall be enforceable by holders of Company Equity Awards, (ii) the Financing Sources are hereby made third party beneficiaries of Section 6.09(b), Section 8.03(b), Section 8.03(c), Section 8.03(d), Section 9.06(d), Section 9.07, and this Section 9.11(b) and (iii) CD&R, or an Affiliate thereof designated by CD&R, is hereby made a third party beneficiary of Section 8.03(e), Section 8.03(f) and Section 8.03(g).

        (c)   The representations and warranties set forth in this Agreement have been made solely for the benefit of the parties to this Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and (ii) have been qualified by reference to the Company Disclosure Schedule which contains certain disclosures that are not reflected in the text of this Agreement.

        Section 9.12    Extension; Waiver.

        (a)   At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the proviso to the first sentence of Section 9.02 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        (b)   The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right.

        Section 9.13    Disclosure Schedules.    All capitalized terms not defined in the Company Disclosure Schedule and the Parent Disclosure Schedule shall have the meanings ascribed to them in this Agreement. Any disclosure set forth in one section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such disclosure is relevant to such other Section or subsection. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

        Section 9.14    Interpretation.

        (a)   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

        (b)   The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c)   Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The word "will" shall be construed to have the same meaning and effect of the word "shall". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "or" shall be deemed to mean "and/or".

        (d)   All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person or Person are also to its permitted successors and assigns.

        (e)   The phrase "made available," when used in reference to anything made available to Parent, Sub or their Representatives shall be deemed to mean uploaded to and made available to Parent, Sub and their Representatives in the on-line data room hosted on behalf of the Company in the on-line workspace captioned "Folder" or otherwise being in the possession of Parent, Sub or their Representatives (and in such case accessible without limitation to Parent and Sub) prior to the date hereof.

        (f)    Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

        (g)   Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        (h)   Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CDRT ACQUISITION CORPORATION
By:	/s/ THERESA GORE Name: Theresa Gore Title: Vice President and Secretary
CDRT MERGER SUB, INC.
By:	/s/ THERESA GORE Name: Theresa Gore Title: Vice President and Secretary
EMERGENCY MEDICAL SERVICES CORPORATION
By:	/s/ WILLIAM A. SANGER Name: William A. Sanger Title: Chief Executive Officer

[Signature Page To Agreement And Plan Of Merger]

Annex B

200 West Street -- New York, New York 10282
Tel: 212-902-1000 -- Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

February 13, 2011

Board of Directors
Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200
Greenwood Village, CO 80111

Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Class A common stock, par value $0.01 per share (the "Class A Common Shares"), and Class B common stock, par value $0.01 per share (the "Class B Common Shares", and together with the Class A Common Shares, the "Shares"), of Emergency Medical Services Corporation (the "Company") of the $64.00 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 13, 2011 (the "Agreement"), by and among CDRT Acquisition Corporation ("CDRT"), CDRT Merger Sub, Inc., a wholly owned subsidiary of CDRT, and the Company. The above reference to Class B Common Shares includes such shares for which outstanding LP Exchangeable Units are to be exchanged prior to the Effective Time pursuant to the Unitholders Agreement (as such capitalized terms are defined in the Agreement).

        Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, CDRT and any of their respective affiliates or third parties, including Onex Corporation, an affiliate of the Company ("Onex"), Clayton Dubilier & Rice, LLC, an affiliate of CDRT ("CD&R"), and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of 9,200,000 Class A Common Shares in August 2009 and as joint bookrunner with respect to a public offering of 9,200,000 Class A Common Shares in November 2009. We have also provided certain investment banking services to Onex and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as dealer-manager with respect to a tender offer for outstanding debt securities of Hawker Beechcraft Acquisition Company, LLC, a portfolio company of Onex (aggregate principal

Board of Directors
Emergency Medical Services Corporation
February 13, 2011
Page Two

amount $275,000,000), in May 2009; as joint lead arranger with respect to a term loan financing of Hawker Beechcraft Acquisition Company, LLC (aggregate principal amount $200,000,000) in November 2009; as joint bookrunner with respect to the issuance of senior notes of SITEL, LLC, a portfolio company of Onex (aggregate principal amount $300,000,000), in March 2010; and as financial advisor to the Special Committee of the Board of Directors of Res-Care, Inc., an affiliate of Onex, with respect to Onex's acquisition of the shares of Res-Care, Inc.'s common stock that Onex did not already own, in December 2010. We also have provided certain investment banking services to CD&R and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to an offering by Hertz Global Holdings, Inc., a portfolio company of CD&R, of its 5.250% Convertible Senior Notes due 2014 (aggregate principal amount $450,000,000) and with respect to a public offering of 46,000,000 shares of common stock of Hertz Global Holdings, Inc. in May 2009; as joint bookrunner with respect to an offering by Graphic Packaging Holding Company, a portfolio company of CD&R, of its 9.50% Senior Notes due 2017 (aggregate principal amount $245,000,000) in June 2009; as joint bookrunner with respect to an offering by Diversey, Inc. (formerly named JohnsonDiversey, Inc.), a portfolio company of CD&R, of its 10.50% Senior Unsecured Notes due 2020 (aggregate principal amount $250,000,000) and its 8.250% Senior Notes due 2019 (aggregate principal amount $400,000,000) in November 2009; and as joint bookrunner with respect to an offering by Graphic Packaging Holding Company of its 7.875% Notes due 2018 (aggregate principal amount $250,000,000) in September 2010. We may also in the future provide investment banking services to the Company, Onex, CD&R, CDRT, their respective affiliates, and portfolio companies of Onex and CD&R, for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Onex, CD&R and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Onex and CD&R from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2009; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Class A Common Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the outsourced emergency medical services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us; and we do not assume any responsibility for any such information. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an

Board of Directors
Emergency Medical Services Corporation
February 13, 2011
Page Three

independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. For the purpose of rendering this opinion, we have treated the LP Exchangeable Units and the Class B Common Shares as equivalent to the Class A Common Shares from a financial point of view. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $64.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons, in connection with the Transaction, whether relative to the $64.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or CDRT or the ability of the Company or CDRT to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares or other securities should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $64.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,
/s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)

Annex C

Section 262 of the Delaware General Corporation Law

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

56 Laws 1967, ch. 50; 56 Laws 1967, ch. 186, § 24; 57 Laws 1969, ch. 148, §§ 27-29; 59 Laws 1973, ch. 106, § 12; 60 Laws 1976, ch. 371, §§ 3-12; 63 Laws 1981, ch. 25, § 14; 63 Laws 1981, ch. 152, §§ 1, 2; 64 Laws 1983, ch. 112, §§ 46-54; 66 Laws 1987, ch. 136, §§ 30-32; 66 Laws 1988, ch. 352, § 9; 67 Laws 1990, ch. 376, §§ 19, 20; 68 Laws 1992, ch. 337, §§ 3, 4; 69 Laws 1993, ch. 61, § 10; 69 Laws 1994, ch. 262, §§ 1-9; 70 Laws 1995, ch. 79, § 16, eff. July 1, 1995; 70 Laws 1995, ch. 186, § 1; 70 Laws 1995, ch. 299, §§ 2, 3, eff. Feb. 1, 1996; 70 Laws 1995, ch. 349, § 22, eff. July 1, 1996; 71 Laws 1997, ch. 120, § 15, eff. July 1, 1997; 71 Laws 1998, ch. 339, §§ 49 to 52, eff. July 1, 1998; 73 Laws 2001, ch. 82, § 21, eff. July 1, 2001; 76 Laws 2007, ch. 145, §§ 11-16, eff. July 17, 2007; 77 Laws 2009, ch. 14, §§ 12, 13, eff. Aug. 1, 2009; 77 Laws 2010, ch. 253, §§ 47-50, eff. Aug. 1, 2010; 77 Laws 2010, ch. 290, §§ 16, 17, eff. Aug. 1, 2010.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION
SPECIAL MEETING OF STOCKHOLDERS OF

EMERGENCY MEDICAL SERVICES CORPORATION

[                                    ], 2011

[                        ] a.m. (Mountain Daylight Time)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at
 www.emsc.net/proxy.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.
	To adopt the Agreement and Plan of Merger, dated as of February 13, 2011, as it may be amended from time to time, by and among CDRT Acquisition Corporation, a Delaware corporation, CDRT Merger Sub, Inc., a Delaware corporation, and Emergency Medical Services Corporation, a Delaware corporation	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.
	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

(Joint Owner)

Note:

Please sign exactly as your name or names appear on this proxy statement. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

EMERGENCY MEDICAL SERVICES CORPORATION

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of Notice of the Special Meeting of Stockholders and Proxy Statement, each dated [                        ], 2011, and hereby appoints each of Randel G. Owen and Todd G. Zimmerman, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EMERGENCY MEDICAL SERVICES CORPORATION to be held on [                        ] , 2011 at [                        ] a.m. local time, at [                                    ], and at any adjournment or postponement thereof, and to vote all shares of Class A common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this proxy card. These proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof. If no direction is given in your signed proxy card, this proxy will be voted "FOR" Proposals 1 and 2.

2